UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MSCI Inc.

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Dear fellow shareholders,

First and foremost, thank you for your continued support of MSCI Inc. (“MSCI” or the “Company”). The unprecedented events of 2020 underscored for us the heightened importance of engaging with our stakeholders. We leveraged our remote networking capabilities to host ‘listening tours’ to hear from our employees and our investors, as well as to increase our touchpoints with our clients. The Board of Directors (the “Board”) partnered with management to respond to the feedback and implement practices and policies that we believe will generate long-term shareholder value. We would like to share with you, on behalf of the Board, in this Letter and Proxy Statement some of our key priorities, accomplishments and initiatives for 2020 and the beginning of 2021.

Diversity, Equality and Inclusion: From Awareness to Action

MSCI operates an international business with a highly diverse global footprint. We have always promoted a corporate culture that values diversity, equality and inclusion. We sponsor employee-driven resource groups (“ERGs”) that serve to educate and increase awareness around issues and challenges that are important to our people. Our hiring policies and talent development and retention programs drive the hiring and promotion of qualified candidates who have been historically underrepresented. In 2020, we built upon this foundation to expand our ERGs, make additional commitments and hold ourselves accountable through increased transparency around our diversity, equality and inclusion initiatives.

The events of 2020 ignited a movement and awareness around systemic racism that caused us to re-examine whether we were doing enough to confront racial injustices and inequitable opportunities. We determined that action needed to be taken to more proactively address the impacts of systemic racism. We implemented unconscious bias training across the Company and formed the Black Leadership Network (the “BLN”), an ERG that seeks to attract, develop and retain Black employees through increased and focused recruiting, mentorship, professional development and networking opportunities. In partnership with our Executive Diversity Council, the BLN has already hosted a broad range of activities and events to encourage candid conversations with senior leaders and employees. One of our fellow directors had the privilege of participating in one such panel discussion.

The quality, engagement and performance of our people drive our future success. To that end, in 2020 we launched the Employer Brand Council. The Council works with our Diversity Engagement and Sourcing team to attract and develop diverse talent and build early career and intern pipeline programs that focus on gender, race, ethnicity, LGBTQ+, socio-economic and native/indigenous diversity. MSCI has also partnered with a number of organizations that facilitate internship and mentorship opportunities to people from underrepresented backgrounds in the corporate world. For additional information on our recruiting and talent management programs generally, please see page 36 of this Proxy Statement.

We published our first Sustainability Accounting Standards Board (“SASB”)-aligned disclosures that provide full transparency around MSCI gender representation globally and ethnicity in the U.S. We expect these disclosures to serve as a benchmark against which the Board and our stakeholders can measure our progress and hold us accountable. Additionally, our shareholders asked to see stronger linkages between our compensation program and environmental, social and governance (“ESG”) initiatives. While the structure of the executive compensation program remained relatively unchanged for 2020, the Compensation and Talent Management Committee (the “Compensation Committee”) worked with management to design a structure for 2021 that links a portion of our senior leaders’ cash incentive compensation to ESG-related goals with a focus on diversity, equality and inclusion.

The Compensation Committee receives ongoing reports with respect to these various initiatives and the full Board is invited to participate in deep dives on talent management, succession planning, culture and diversity, equality and inclusion programs at least once a year. The Board recognizes that diversity is an asset and different perspectives, experiences and ideas not only enable the Company to deliver better business outcomes but are also important to the Board’s role in advising management. In 2020, the Board amended its Corporate Governance Policies to provide that its membership should reflect diversity with respect to demographics such as gender, nationality, race, ethnicity, geography and age. To further this objective, the Nominating and Corporate Governance Committee (the “Governance Committee”) amended its Charter to provide that the search process for each new director shall include women and minorities in the pool of candidates and any firm engaged to assist with the search process will be instructed to identify a diverse slate of candidates. We have also shared more detailed information on the diversity of the Board in this Proxy Statement.

Climate: Solutions and Self-Assessment

As the global economic and investment impact of climate change grows, we believe that data transparency and quality are essential foundations for change. To this end, MSCI’s Climate Risk Center developed a climate value-at-risk model used by asset owners and managers to measure potential future costs and/or profits relating to their portfolios’ exposure to future climate change impacts. To prepare our Task Force on Climate-Related Financial Disclosures (“TCFD”) Report, we leveraged the model to perform a scenario analysis and better understand the potential future risks we may face based on our business and operations. In addition, we developed science-based carbon reduction targets and enhanced our direct and indirect emissions disclosures. We believe that quantifying emissions through innovative solutions such as ours is the first step to developing strategies that will achieve a net zero carbon emissions world.

While MSCI operates in a relatively low-carbon industry, the Board is committed to ensuring that MSCI does its part as a corporate entity. The Governance Committee receives a quarterly update from the Company’s Chief Responsibility Officer on the Company’s ESG practices and in 2020 amended its Charter to explicitly incorporate oversight of climate-related issues. The Chair of the Governance Committee participates in our annual Corporate Governance Roadshow, which provides him with an opportunity to hear directly from our shareholders. In 2020, those discussions increasingly focused on climate-related risks and opportunities. In response to stakeholder feedback, we not only published our TCFD Report, but also became a formal supporter of TCFD. We further strengthened our commitment to the environment by adopting an Environmental Policy and engaging a third-party to assess the ESG profiles of our suppliers. We also continued to provide robust disclosures around our carbon footprint in our CDP survey.

Asset allocators and managers have a very important role to play in influencing climate change-related behaviors and we believe that transparency will help define the path forward. Our climate solutions help investors integrate climate considerations into their investment processes. The Strategy and Finance Committee (the “Strategy Committee”) partners with management to ensure our capital allocation strategies support investments to expand our climate solutions. Finally, on page 31 of this Proxy Statement, we have outlined how we assess climate risk considerations across the Company and the Board, including with respect to the roles of the enterprise risk management program and the Audit Committee.

Robust Governance: Essential Foundation

Last year brought many social and environmental issues into focus, such as a global pandemic, racial injustices, global warming and beyond, which have impacted societies across the globe. More than ever, our leading position in ESG and Climate has taken center stage, not only in the solutions we offer to the investment community, but also in our actions and the decisions we make as a firm.

The world’s social and environmental advances and economic recovery depend, in part, on the investment industry’s ability to effectively and efficiently channel savings to the most productive and sustainable investments. While we aim to be a leader in the markets that we serve, this is not enough. Our purpose extends beyond that – we remain committed to developing the models, analytics, technology and data that will not only help investors identify and execute on opportunities that will generate societal and economic growth and prosperity, but also enable them to pivot and react quickly to crises such as the global pandemic and the threat of climate change.

To meet our ambitious goals, we must have a robust governance framework designed to ensure integrity around everything we do, support our strategy, manage risk and create the foundation for long-term sustainable value creation. In response to the challenges of 2020, the Board advised management on the implementation of policies and practices around employee well-being, talent management and diversity, equality and inclusion initiatives, as well as sustainability. The Board expects the focus on these areas to continue in 2021 and beyond. We also expect progress to accelerate in many of the areas discussed in this Proxy Statement and therefore encourage you to visit our Corporate Responsibility webpage to stay informed of our developments.

This year we bid farewell to Benjamin F. duPont, as he has decided to retire from the Board and not to stand for re-election at the 2021 annual meeting of shareholders (the “2021 Annual Meeting”). Since joining the Board shortly after MSCI’s IPO at the end of 2007, Mr. duPont has played an integral role in developing MSCI’s governance framework, guiding MSCI’s strategic direction and technology initiatives, and supporting the management team in creating programs to develop talent, maximize employee engagement and promote diversity, equality and inclusion across the Company. We join our fellow directors in thanking Ben for his commitment to MSCI and its shareholders.

We Ask for Your Support

Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and 2020 Annual Report on Form 10-K in their entirety and ask that you support our recommendations. We value hearing from, and engaging with, our shareholders. We sincerely appreciate your continued support of MSCI, and we look forward to the 2021 Annual Meeting.

Thank you for your continued support of MSCI and your participation in the 2021 Annual Meeting.

Henry A. Fernandez Chairman, Chief Executive Officer and Shareholder March 17, 2021	Robert G. Ashe Independent Lead Director and Shareholder March 17, 2021

DATE: Tuesday, April 27, 2021	TIME: 2:30 P.M. Eastern Time	PLACE: via the internet www.virtualshareholdermeeting.com/MSCI2021

Dear fellow shareholders:

I cordially invite you to attend the MSCI 2021 Annual Meeting to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/MSCI2021 on April 27, 2021 at 2:30 P.M. Eastern Time, and any adjournments or postponements thereof. You will be able to attend the 2021 Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.

We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our shareholders, the Company and the environment. In the past, in-person shareholders’ meetings were only attended by a few shareholders. We believe virtual meetings enable increased shareholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. Additionally, given the continued heightened concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.

The meeting is being convened for the following purposes:

1.	To elect 9 members to our Board;
2.	To approve, by non-binding vote, our executive compensation, as described in these proxy materials;
3.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm (“independent auditor”); and
4.	To transact such other business as may properly come before our 2021 Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” the election of the directors, the approval, on an advisory basis, of our executive compensation and the ratification of the appointment of our independent auditor.

We are once again pleased to furnish our proxy materials over the internet pursuant to Securities and Exchange Commission (“SEC”) rules. As a result, we are mailing to many of our shareholders the Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials, including this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report on Form 10-K”). The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement (including the proxy card) and our 2020 Annual Report on Form 10-K over the internet, how to request a free paper copy of these materials and how to vote via the internet. We believe that posting the proxy materials on the internet expedites shareholders’ receipt of the information that they need, while lowering our costs of printing and delivery and reducing the environmental impact of the 2021 Annual Meeting.

Our Board has fixed the close of business on March 2, 2021 as the record date for determining the shareholders entitled to notice of, and to vote at, our 2021 Annual Meeting. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record beginning on or about March 17, 2021. These proxy materials are being made available beginning on or about March 17, 2021.

As a shareholder of MSCI, your vote is important. Whether or not you plan to attend our 2021 Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented. For information on how to vote by mail, telephone, or via the internet, please refer to the question “How do I vote my shares?” in Annex A, or instructions in the Proxy Statement Summary, the proxy card, or the Notice of Internet Availability of Proxy Materials distributed to you on or about March 17, 2021.

Thank you for your support of MSCI.

Sincerely,

Henry A. Fernandez

Chairman, Chief Executive Officer and Shareholder

March 17, 2021

Note on Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the 2020 Annual Report on Form 10-K filed with the SEC on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this Proxy Statement reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Information and reports on our website that we refer to in this Proxy Statement will not be deemed a part of, or otherwise incorporated by reference, in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting to be held on
April 27, 2021. Our Proxy Statement and our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available without charge at www.proxyvote.com. Information contained on the website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

MSCI INC. PROXY STATEMENT      •      i

MSCI INC. NOTICE OF 2021 ANNUAL SHAREHOLDERS’ MEETING

DATE	TIME	RECORD DATE
APRIL 27, 2021	2:30 P.M., EASTERN TIME	MARCH 2, 2021

Meeting Logistics	Vote

Attend the virtual meeting, including to vote and/or submit questions via the internet through a virtual web conference at: www.virtualshareholdermeeting.com/MSCI2021

The virtual annual meeting will commence at 2:30 P.M., Eastern Time. Online check-in will be available beginning at 1:30 P.M., Eastern Time. Please allow ample time for the online check-in process.

To participate in the virtual annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions that accompanied your proxy materials.

A webcast replay of the 2021 Annual Meeting will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 27, 2022.

INTERNET Go to www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

PHONE 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Additional Voting Logistics

Shareholders as of the record date of March 2, 2021 are entitled to vote.

If you are a beneficial shareholder, your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

For additional information on how to vote by mail, telephone, or via the internet, please refer to the question “How do I vote my shares?” in Annex A.

Annual Meeting Proposals and Voting Recommendations

PROPOSAL	VOTING RECOMMENDATION OF THE BOARD

1 Election of Directors	FOR EACH NOMINEE

2 Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR

3 Ratification of the Appointment of MSCI’s Independent Auditor	FOR

PROXY STATEMENT SUMMARY

About MSCI Inc.

MSCI Inc. is an S&P 500 company that trades under the symbol “MSCI” on the New York Stock Exchange (“NYSE”) and as of March 2, 2021 had a market capitalization of $34.66 billion. As of December 31, 2020, we employed 3,633 people in more than 30 cities across more than 20 countries and had clients in more than 95 countries.

Our Mission

MSCI’s mission is to enable investors to build better portfolios for a better world.

Our Purpose

The diagram below depicts our overall role in the investment ecosystem and how we serve our clients.

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

OUR STRATEGY

Our growth strategy is focused on a number of key initiatives that optimize the value of our integrated company and capitalize on our competitive advantages to address the changing needs of our clients and the increasingly complex investment industry. These strategic initiatives include:

(1)	expanding leadership in research-enhanced content across asset classes,

(2)	strengthening existing and developing new client relationships by providing innovative solutions,

(3)	enhancing distribution and content-enabling technology,

(4)	expanding solutions that empower client customization and

(5)	executing strategic relationships and acquisitions with complementary content and technology companies.

In executing our strategy, we are committed to maintaining overall cost discipline and continuing to deliver positive operating leverage. Through disciplined expense management and our rigorous investment framework, we can invest in initiatives that we believe deliver high levels of return.

OUR CAPITAL ALLOCATION PROGRAM

MSCI INC. PROXY STATEMENT      •      3

PROXY STATEMENT SUMMARY

TOTAL SHAREHOLDER RETURN

The following graph compares the cumulative total shareholders’ return (“TSR”) of our common stock, the Standard & Poor’s 500 Stock Index and the NYSE Composite Index since December 31, 2010 assuming an investment of $100 at the closing price of each respective investment on December 31, 2010. In calculating annual TSR, we have assumed the reinvestment of dividends, if any. The indexes are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indexes are an appropriate measure of the relative performance of our common stock.

COMPARISON OF CUMULATIVE TEN YEAR TOTAL RETURN
MSCI Inc.
S&P 500 Index
NYSE Composite Index
$1400.00
$1200.00
$1000.00
$800.00
$600.00
$400.00
$200.00
$0.00
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

The above graph is not “soliciting material,” is not to be deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Company Name / Index	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20

MSCI Inc.	$100.00	$84.52	$79.54	$112.22	$122.26	$188.29	$208.30	$338.74	$399.54	$707.97	$1,234.59

S&P 500 Index	$100.00	$102.11	$118.45	$156.82	$178.28	$180.75	$202.37	$246.55	$235.74	$309.97	$367.00

NYSE Composite Index	$100.00	$96.53	$112.00	$141.44	$150.98	$144.81	$162.09	$192.45	$175.23	$219.92	$235.29

Source: S&P Global

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PROXY STATEMENT SUMMARY

STRONG FINANCIAL PERFORMANCE

Despite volatile markets in 2020, we continued to execute a focused strategy to accelerate growth, improve efficiency and attract the best talent. Our strong results reflect our commitment to building long-term shareholder value. Financial highlights for the year ended December 31, 2020 include the following:

(1) MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex B. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

MSCI INC. PROXY STATEMENT      •      5

PROXY STATEMENT SUMMARY

Aligning Executive Compensation with Company Strategy, Culture and Performance

Despite the pandemic and macroeconomic challenges of 2020, our executive compensation program was effective and remained largely unchanged during 2020. It is not only designed to align the compensation and interests of our named executive officers with the long-term interests of our shareholders, but to also reflect the economic realities of our operating environment. MSCI’s executive compensation program emphasizes performance-based compensation in the form of cash incentive awards under our Annual Incentive Plan (“AIP”) and equity incentive awards under our Long-Term Incentive Plan (“LTIP”).

Over the last couple of years, we have enhanced our executive compensation program to more closely align with shareholder interests and to focus on the achievement of both short- and long-term financial and strategic targets, including aligning our LTIP to incentivize our executives to focus on the long-term execution of our strategic priorities to create shareholder value.

In 2020, our CEO received 90% of his compensation in the form of “at-risk” variable compensation under the LTIP and AIP (85% in the case of our other current NEOs).

AIP

The AIP closely aligns the interests of our NEOs with those of shareholders by using a formulaic approach to determine annual cash incentive awards, which are based on the achievement of specific annual financial criteria aligned with our Board approved Operating Plan and individual key performance indicators (“KPIs”). The Compensation Committee regularly assesses the metrics and weighting of those metrics, in addition to taking into account shareholder feedback, to ensure that the AIP reflects the appropriate metrics and proper balance of those metrics necessary to deliver the annual growth that will serve as the foundation for longer-term value creation.

To increase the focus of our senior management team on improving diversity within the Company, for 2021, the Compensation Committee linked 10% of the target annual cash incentives to diversity, equality and inclusion goals.

For additional information about the 2020 AIP program, please see page 61 of this Proxy Statement.

2021

•  CEO and President/COO received all of their LTIP awards in the form of PSUs

•  Added a 1-year post-vest holding period to 3-Year PSU awards

•  No increase to CEO and President/COO base salaries, total target cash incentive awards to be paid in 2022 or target LTIP awards to be granted in 2021

•  President/COO increased proportion of 5-Year PSUs from 50% to 60% (commensurate with CEO)

•  Introduced ESG-linked KPIs with a focus on diversity, equality and inclusion

2020

•  No changes made to 2020 Operating Plan or annual cash incentive targets under AIP in response to challenging operating environment

•  97.8% of the votes cast on the Say-on-Pay Advisory Vote at the 2020 annual meeting of shareholders were in support of the compensation of our NEOs

•  No increase to CEO base salary for 2020 and total target cash incentive award paid in 2021

•  CEO received all of his LTIP awards in the form of PSUs, and increased proportion of his 5-Year PSUs from 50% to 60% of total CEO equity compensation for 2020

•  President/COO began receiving all of his LTIP awards in the form of PSUs

2019

•  Introduced 5-Year PSUs, which have a cumulative 5-year performance period focused on long-term shareholder value creation

•  CEO received all of his LTIP awards in the form of PSUs (consistent with practice since 2016)

•  98.2% of the votes cast on the Say-on-Pay Advisory Vote were in support of compensation program

•  Linked 3- and 5-Year PSUs to absolute TSR CAGR performance metric; eliminated relative metric

•  Eliminated extended performance assessment period when determining actual achievement of 3- and 5-Year PSUs

•  Enhanced the Company’s Clawback Policy to be more rigorous and to cover a broader range of conduct

•  Increased the rigor of stock ownership requirements for Executive Committee members (other than our CEO whose requirements remained at 6x base salary)

6      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

LTIP

The Company’s LTIP is designed to (i) prioritize shareholder value creation and (ii) facilitate an “owner-operator” mindset among our senior executives. The LTIP is comprised of a mix of the following:

ANNUAL RSUs	ANNUAL 3-YEAR PSUs	ANNUAL 5-YEAR PSUs

Annual grant of RSUs to our NEOs (other than our CEO and President/COO) that service-vest in three equal installments.

Our CEO and President/COO were not granted any RSUs in 2020 and 2021 and received all of their LTIP awards in the form of PSUs.

Annual grant of PSUs which cover a cumulative three-year performance period (the “3-Year PSUs”).

The 3-Year PSUs are subject to vest between 0% and 300% based on the achievement of an absolute total shareholder return compound annual growth rate (“TSR CAGR”) performance metric.

Annual grant of PSUs which cover a cumulative five-year performance period (the “5-Year PSUs”).

The 5-Year PSUs are subject to vest between 0% and 200% based on the achievement of an absolute TSR CAGR performance metric.

For additional information about the LTIP, please see page 70 of this Proxy Statement.

MSCI INC. PROXY STATEMENT      •      7

PROXY STATEMENT SUMMARY

For additional information about our Corporate Responsibility Program, please see page 28 of this Proxy Statement

8      •      MSCI INC. PROXY STATEMENT

PROXY STATEMENT SUMMARY

Governance Highlights

ROBUST CORPORATE GOVERNANCE PRACTICES

○ 8 of 9 director nominees are independent.

○ Annual Board, committee and director evaluations; third-party evaluation firm engaged periodically, including in 2019.

○ Limits on multiple board service: directors cannot serve on the boards of more than four public companies, including MSCI (directors who serve as an executive officer of a public company cannot serve on the boards of more than a total of two public companies, including MSCI).

○ Robust director share ownership guidelines.

○ Annual review of Code of Ethics and Business Conduct (“Code of Ethics”), committee charters and Corporate Governance Policies.

○ Annual election of directors.

○ Proxy access rights to a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years.

○ Majority vote standard for uncontested elections and plurality standard for contested elections.

○ No shareholder rights plan (i.e., a poison pill).

○ Executive session of independent directors held after each Board meeting.

○ Full Board participation in succession planning.

○ Board oversight of sustainability and enterprise risk management.

○ Strong lead independent director.

DIVERSE BOARD

DIVERSITY IS AN IMPORTANT FACTOR IN OUR CONSIDERATION OF POTENTIAL AND INCUMBENT DIRECTORS.

Our Governance Committee considers a number of demographics and other factors, including race, gender identity, ethnicity and work experiences, in seeking to develop a board that reflects diverse viewpoints, backgrounds, skills, experiences and expertise. The Governance Committee also instructs any search firm the Governance Committee engages to identify a diverse slate of candidates. Among the factors our Governance Committee considers in identifying and evaluating a potential director candidate is the extent to which the candidate would add to the diversity of our Board. Diversity is also considered as part of the annual Board, committee and director evaluations.

MSCI INC. PROXY STATEMENT      •      9

PROXY STATEMENT SUMMARY

ACTIVE BOARD REFRESHMENT

○ Two new directors (Sandy C. Rattray and Paula Volent) were appointed in 2020 with the retirement of two incumbent directors, George W. Siguler and Alice W. Handy, effective as of the 2020 annual meeting of shareholders.

○ Benjamin F. duPont, a long-tenured director, notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting.

○ The Governance Committee, which has primary responsibility for director succession planning, engages a third-party search firm to assist in the search for directors to ensure that the Board has directors with a wide range of qualifications, experiences, backgrounds, skills and attributes, supporting its oversight role on behalf of shareholders.

○ Periodic rotation of committee assignments and committee chair positions; committee chairs typically serve approximately 4 to 6 years on average in order to facilitate rotation of committee chairs while preserving experienced leadership. See page 23 of this Proxy Statement for additional detail.

○ Mandatory director retirement age of 72.

OUR BOARD OF DIRECTORS NOMINEES

Each of our current directors is standing for election to hold office until the next annual meeting of shareholders or until the director’s earlier resignation, death or removal, except for Benjamin F. duPont who will not stand for re-election at the 2021 Annual Meeting. The table below provides information on each of our director nominees.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	COMMITTEES
Henry A. Fernandez	62	2007	Chairman and CEO, MSCI Inc.
Robert G. Ashe Lead Director	61	2013	Former General Manager, Business Analytics, IBM Corp. (Formerly CEO of Cognos Inc.)	Audit Committee Strategy Committee
Wayne Edmunds	65	2015	Former Interim Group CEO, BBA Aviation, and Former CEO, Invensys plc	Audit Committee Compensation Committee
Catherine R. Kinney	69	2009	Former President, New York Stock Exchange	Governance Committee
Jacques P. Perold	62	2017	Former President, Fidelity Management and Research Company	Governance Committee Strategy Committee
Sandy C. Rattray	51	2020	Chief Investment Officer of Man Group plc	Audit Committee Strategy Committee
Linda H. Riefler	60	2007	Former Chairman of Global Research and Chief Talent Officer, Morgan Stanley	Audit Committee Compensation Committee
Marcus L. Smith	54	2017	Former Director of Equity (Canada) and Portfolio Manager, MFS Investment Management	Compensation Committee Strategy Committee
Paula Volent	64	2020	Senior Vice President for Investments and Chief Investment Officer at Bowdoin College	Governance Committee Strategy Committee

10      •      MSCI INC. PROXY STATEMENT

Corporate

Governance

Proposal No. 1 - Election of Directors

Our Board currently has 10 directors. Each director stands for election at each annual meeting of shareholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Benjamin F. duPont has notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting. Concurrent with his retirement immediately following the 2021 Annual Meeting, the size of the Board will be decreased to 9 directors. All of the nominees presented beginning on page 13 of this Proxy Statement are directors of MSCI as of March 17, 2021. All directors were elected at the 2020 annual meeting of shareholders. The Board believes that each of the nominees brings strong skills and experience to the Board, giving the Board, as a group, the appropriate skills needed to exercise its oversight responsibilities and advise management with respect to the Company’s strategic initiatives.

Each nominee has indicated that he or she is willing and able to serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board or the Board may elect to further reduce its size.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast with respect to each director’s election at our 2021 Annual Meeting is required to approve Proposal No. 1. Abstentions shall not be treated as votes cast. For additional information on the consequences for directors who do not receive a majority of the votes cast, please refer to “What happens if a director does not receive a majority of the votes required for his or her re-election” in Annex A.

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CORPORATE GOVERNANCE

DIRECTOR CORE COMPETENCIES

Our Board includes an appropriate mix of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to the Company. Our directors have had senior leadership experience at various domestic and multinational companies. In these positions, they obtained diverse management skills, including strategic and financial planning, regulatory compliance, risk management and leadership development. Additional detail on each director nominee’s experiences and qualifications follows their biographies beginning on page 13 of this Proxy Statement. The Governance Committee believes the director skills and experiences set forth in the table below are those most relevant to the Board’s oversight responsibilities and the Company’s strategic direction and strives to ensure that the Board includes a balanced mix of qualifications.

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2021 DIRECTOR NOMINEES

Henry A. Fernandez Director since: 2007 62 years old Chairman and CEO

BIOGRAPHY: Mr. Fernandez has served as a director and Chairman of our Board since 2007 and as our CEO since 1998. He served as our President from 1998 to 2017. Before leading MSCI’s transition to becoming a fully independent public company in 2007, he was a Managing Director at Morgan Stanley, where he worked in emerging markets product strategy, equity derivative sales and trading, mergers and acquisitions, worldwide corporate finance and mortgage finance for U.S. financial institutions. Mr. Fernandez worked for Morgan Stanley from 1983 to 1991 and from 1994 to 2007. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: Royalty Pharma plc (August 2020 to present)

QUALIFICATIONS: Because Mr. Fernandez has been the CEO of the Company since 1998 and has been instrumental in the internal and external growth of the Company, the design and execution of the Company’s acquisitions both before and after its IPO in 2007, including the acquisitions of Barra, LLC (formerly Barra, Inc.) in 2004, RiskMetrics Group, LLC (formerly RiskMetrics Group, Inc.) and Measurisk, LLC in 2010, IPD Group Limited, Inc. in 2012, GMI Holdings Co. in 2014, the business of Insignis, Inc. in 2015 and Carbon Delta AG in 2019, he brings to the Board an unparalleled historical knowledge and depth of understanding of the Company and its businesses. The skills and experience that Mr. Fernandez acquired in founding two private equity investment firms and while working in various areas at Morgan Stanley have proven invaluable to the Company’s continued success following its IPO. These skills will remain vital to the continued success of the Company’s day-to-day operations, as well as the successful development and execution of its growth plans and competitive strategies.

Robert G. Ashe Director since: 2013 Independent Lead Director 61 years old Audit Committee (Member) Strategy Committee (Chair)

BIOGRAPHY: Mr. Ashe retired from IBM Corporation (“IBM”) in January 2012, where he had most recently served as General Manager of Business Analytics from 2010 to 2012 and before that as General Manager of Business Intelligence and Performance Management since 2008, following IBM’s acquisition of Cognos Inc. (“Cognos”), a Canadian provider of business intelligence and performance management products. Mr. Ashe worked for Cognos from 1984 to 2008 holding various executive positions, including most recently President and Chief Executive Officer from 2004 to 2008, President and Chief Operating Officer from 2002 to 2004 and Chief Corporate Officer from 2001 to 2002, during a portion of which time he also served as Chief Financial Officer. He also held various Senior Vice President positions in Worldwide Field Operations, Products and Application Development Tools from 1996 to 2001. Prior to that, he held various Vice President roles within Product Development and Corporate

Finance. Mr. Ashe holds a Bachelor of Commerce from the University of Ottawa. Mr. Ashe is also a Chartered Accountant in Canada.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: Shopify Inc. (May 2015 to present).

PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS: ServiceSource International, Inc. (March 2013 to May 2020) and Halogen Software Inc. (February 2013 to April 2017).

QUALIFICATIONS: With nearly 30 years of experience in the technology sector, Mr. Ashe has led successful initiatives in product marketing, software development and revenue growth. While at Cognos, he also executed strategic acquisitions and led the successful integration of Cognos following its acquisition by IBM. The Board believes that the experience Mr. Ashe has acquired during his career in the technology industry will provide the Board and management with valuable perspectives on the Company’s investment, organic growth and acquisition strategies. Mr. Ashe has also been serving as our Lead Director since April 2018. As a member of other public company boards and the former CEO of a public company, Mr. Ashe also brings to the Board additional insight with respect to the Board’s roles and responsibilities.

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Wayne Edmunds Director since: 2015 Independent Director 65 years old Audit Committee (Chair) Compensation Committee (Member)

BIOGRAPHY: Mr. Edmunds previously served as the Interim Group Chief Executive of BBA Aviation plc from July 2017 to March 2018. He previously served as Chief Executive Officer of Invensys plc at Invensys Systems, Inc. from 2011 until his retirement in 2014. Previously, Mr. Edmunds was Chief Financial Officer of Invensys. Prior to joining Invensys in 2008, Mr. Edmunds was Senior Vice President of Finance at Reuters America, Inc. from 2005 to 2008. Mr. Edmunds served as the Chief Financial Officer of Innovance Networks Inc. (“Innovance”) from 2000 to 2004, where he was responsible for financial planning and operations. Prior to joining Innovance, Mr. Edmunds held other senior management roles in the technology sector, including working 17 years at Lucent Technologies, Inc., where he served as Vice President of Finance for the Optical Networking Division and as Vice

President of Marketing and Business Development and was responsible for Europe, Middle East and Africa operations. Mr. Edmunds began his career at Amerada Hess Oil as an analyst in Corporate Treasury. Mr. Edmunds holds a Bachelor of Arts in accounting from Rutgers University and an M.B.A. in finance from Pace University.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: Signature Aviation plc (August 2013 to present).

PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS: Dialight plc (February 2016 to August 2019) and Ashtead Group plc (February 2014 to September 2018).

QUALIFICATIONS: Mr. Edmunds brings to the Board, among other skills and qualifications, financial expertise and insight into the dynamics of the evolving technology industry, which will assist the Board in its review and analysis of the Company’s product development and investment strategies. As a member of a U.K. public company board, Mr. Edmunds also brings to the Board a wealth of cross-border financial, managerial and governance expertise and knowledge.

Catherine R. Kinney Director since: 2009 Independent Director 69 years old Governance Committee (Member)

BIOGRAPHY: Ms. Kinney retired from NYSE Euronext in March 2009, having served as a Co-President and Co-Chief Operating Officer from 2002 to 2008. From 2007 to 2009, she served in Paris overseeing global listings, marketing and branding, and served as part of the integration team following the merger of the New York Stock Exchange (the “NYSE”) and Euronext in April 2007. Ms. Kinney joined the NYSE in 1974 and rose through the ranks holding management positions with responsibility for several divisions including: all client relationships from 1996 to 2007, trading floor operations and technology from 1987 to 1996 and regulation from 2002 to 2004. Ms. Kinney holds a Bachelor of Arts from Iona College and has completed the Advanced Management Program at Harvard Graduate School of Business. She has received honorary degrees from Georgetown University, Fordham University and Rosemont College.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: MetLife Inc. (April 2009 to present), QTS Realty Trust, Inc. (August 2013 to present) and SolarWinds Corporation (October 2018 to present).

PRIOR PUBLIC COMPANY DIRECTORSHIPS: NetSuite Inc. (March 2009 to November 2016).

QUALIFICATIONS: The Board believes that the leadership and management skills that Ms. Kinney acquired during her 35-year career at the NYSE, where she held high level positions such as Group Executive Vice President of NYSE Euronext and Co-President and Co-Chief Operating Officer of the NYSE, contribute to the effectiveness of the Board. Additionally, the corporate governance knowledge that Ms. Kinney acquired during her successful career at the NYSE has helped the Company further strengthen its corporate governance initiatives. Ms. Kinney’s service on other public company boards also contributes additional insight to the Board with respect to public company processes.

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Jacques P. Perold Director since: 2017 Independent Director 62 years old Governance Committee (Chair) Strategy Committee (Member)

BIOGRAPHY: Mr. Perold was president of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement in 2014. From 2001 to 2009, Mr. Perold was president of Geode Capital Management, LLC, a sub-advisor to Fidelity. He is currently a trustee of New York Life Insurance Company’s MainStay mutual funds, a trustee of Partners in Health, and a co-founder, CEO and Chairman of CapShift, a company focused on enabling impact investments from donor advised funds and foundations. Mr. Perold holds a Bachelor of Arts degree in economic history from the University of Cape Town and a post-graduate Bachelor of Arts Honours degree in sociology from the University of Cape Town.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: Allstate Corporation (December 2015 to present).

QUALIFICATIONS: The Board believes that Mr. Perold brings valuable leadership experience from a prominent global investment firm, as well as insight into a quickly evolving and complex financial system. Mr. Perold has over 30 years of experience and leadership in strategy and operations and investment expertise in the financial services industry. The Board believes the experience that Mr. Perold has acquired during his long and successful career at Fidelity provides the Board with valuable knowledge and insight into the Company’s asset management client segment. Mr. Perold’s service on another public company’s board also allows him to provide additional insight into public company processes, and his work with CapShift allows him to provide greater insight into the Company’s ESG business and practices.

Sandy C. Rattray Director since: 2020 Independent Director 51 years old Audit Committee (Member) Strategy Committee (Member)

BIOGRAPHY: Mr. Rattray is currently the Chief Investment Officer of Man Group plc, a position he has held since 2017. He previously served as Chief Executive Officer of Man AHL from 2013 to 2017, and Chief Investment Officer of Man Systematic Strategies from 2010 to 2013. Prior to holding such positions, he held several other senior leadership positions at Man Group. Before joining GLG Partners, which was later acquired by Man Group, in 2007, he spent 15 years at Goldman Sachs where he held various positions, including Managing Director and head of the Fundamental Strategy Group.

Mr. Rattray also sits on the MSCI Advisory Council. He holds a Master’s Degree in Natural Sciences and Economics from the University of Cambridge and a Licence Spéciale from the Université Libre de Bruxelles. He is also a governor of the Southbank Centre in London.

QUALIFICATIONS: Mr. Rattray has over 25 years of experience in the investment industry and is a leader in the asset management sector. As the Chief Investment Officer of one of the largest hedge funds in Europe known for its quantitative investment strategies which employ advanced technology to develop complex trading algorithms, Mr. Rattray brings a global client perspective to MSCI’s growth opportunities, including with respect to technological innovation impacting the industry. He also leverages his experience in the industry to advise MSCI on emerging industry trends and product development strategy.

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Linda H. Riefler Director since: 2007 Independent Director 60 years old Audit Committee (Member) Compensation Committee (Chair)

BIOGRAPHY: Ms. Riefler retired from Morgan Stanley in February 2013. Ms. Riefler served as the Chair of Global Research at Morgan Stanley from June 2011 to February 2013 and prior to that served as the Global Head of Research from 2008. She was the Chief Talent Officer of Morgan Stanley from 2006 to 2008. In these roles she served on both the Management Committee and Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was appointed a Managing Director in 1998 while in the Research division. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: CSX Corporation (March 2017 to present).

QUALIFICATIONS: Because Ms. Riefler has been associated with the Company since 2005 and has played an important role in influencing the Company’s strategic direction, the Board believes that her in-depth knowledge of the Company and its businesses gives her unique insight into the Company’s long-term growth opportunities and strategies. The knowledge that Ms. Riefler acquired as the Chief Talent Officer of Morgan Stanley enables her to help the Company realize the full potential of its employees and implement its internal growth strategies. In addition, the experience Ms. Riefler acquired in valuing companies and evaluating financial statements as Global Head of Research at Morgan Stanley continues to serve an important role assisting the Board and the Company in the assessment of risk and organic and external growth strategies. Ms. Riefler’s experience with debt and equity capital markets and investor needs also enables her to provide perspective with respect to debt and equity financings, as well as capital allocation strategies.

Marcus L. Smith Director since: 2017 Independent Director 54 years old Compensation Committee (Member) Strategy Committee (Member)

BIOGRAPHY: Mr. Smith has served as an independent director and mutual fund trustee for the past 3 years. Prior to this, Mr. Smith was the Director of Equity (Canada) and a portfolio manager at MFS Investment Management (“MFS”) until his retirement in April 2017. As a portfolio manager, he was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. He joined MFS in 1994 and held a variety of positions, including Director of Equity (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London.

Mr. Smith currently also serves as a trustee for certain Eaton Vance funds. Mr. Smith holds a Bachelor of Science from the University of Mount Union and an M.B.A. from the Wharton School, University of Pennsylvania.

CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS: First Industrial Realty Trust, Inc. (February 2021 to present).

PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS: DCT Industrial Trust (October 2017 to August 2018).

QUALIFICATIONS: Mr. Smith contributes his strong record of industry experience and leadership to the Board. He has over 20 years of experience and leadership in fundamental equity investing and international portfolio management that is an invaluable asset to the Company. His time in Asia and Europe also brings to the Board insights into the international financial markets that further strengthens the Company’s global leadership position.

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Paula Volent Director since: 2020 Independent Director 64 years old Governance Committee (Member) Strategy Committee (Member)

BIOGRAPHY: Ms. Volent is currently the Senior Vice President for Investments and Chief Investment Officer at Bowdoin College, a role she has held since 2006. She previously served as Vice President for Investments at Bowdoin College from 2002 to 2006, and Associate Treasurer at Bowdoin College from 2000 to 2002. Prior to joining Bowdoin College in 2000, Ms. Volent served as a Senior Associate at the Yale Investments Office and before focusing on endowment management, she worked as a paper conservator. She holds an M.B.A. from Yale School of Management, a Master of Arts from the

Institute of Fine Arts, New York University and a Bachelor of Arts from the University of New Hampshire.

QUALIFICATIONS: Ms. Volent has over 20 years of experience in the investment management industry. She joined Bowdoin College in 2000 and during her time at Bowdoin College, the endowment has more than quadrupled in value. As the Chief Investment Officer at Bowdoin College, Ms. Volent has developed expertise in the investment process through managing a top performing endowment that includes diverse asset classes, with significant investments in alternatives venture capital, private equity, as well as hedge funds. In addition to her distinguished record of success in the investment management industry, she is engaged with the global investment community and brings to the Board insights into international financial markets and emerging market countries.

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Structure of our Board and Governance Practices

BOARD LEADERSHIP STRUCTURE

Henry A. Fernandez has served as the Chairman of our Board since our IPO in November 2007 and CEO since 1998. Robert G. Ashe has been our Lead Director since April 2018. The key attributes and responsibilities of the Chairman and the Lead Director roles (which are set forth below) have evolved over time to make MSCI’s leadership both decisive and effective, and enable the Company to execute on its growth strategies.

CHAIRMAN AND CEO	LEAD DIRECTOR

•  Unparalleled historical knowledge and depth of understanding of the Company and its businesses

•  Oversees the Executive Committee (which includes all of our executive officers) in its day-to-day management of the Company

•  Chairs Board meetings and annual shareholder meeting

•  Works with the Lead Director to set agendas for Board meetings (which the Lead Director approves)

•  Collaborates with the Board on the Company’s strategy and leads management in implementing that strategy

•  Meets frequently with clients and shareholders and communicates feedback to the Board and senior management

•  Manages the development of senior management and our businesses to succeed in a dynamic and competitive landscape

•  Strong and independent leadership style

•  Appointed annually by the Board’s independent directors

•  Presides at all meetings of the Board at which the Chairman is not present and has the authority to call independent director sessions

•  Approves other Board related materials (directors, acting through the Lead Director, may propose matters to be included on the agenda for a meeting)

•  Approves Board meeting agendas and schedules to assure sufficient time for discussion of all items

•  Facilitates a strong, independent oversight function by leading executive sessions of independent directors at least after every quarterly Board meeting

•  Facilitates communication between the Chairman and independent directors

•  Leads Board and individual director evaluations

•  Leads the annual CEO evaluation

•  Meets directly with management and non-management employees of the Company

•  Consults and directly communicates with shareholders and other key constituents, as appropriate

•  Collaborates with the Compensation Committee to oversee management succession planning efforts

We believe that it is in the best interests of MSCI and its shareholders to combine the roles of Chairman and CEO at this time because it provides the Company with continued unified leadership and direction. We believe Mr. Fernandez is best situated to serve as Chairman because he is the director most knowledgeable about the Company’s products, services and industry, and is in a position to effectively identify strategic priorities, recommend appropriate agendas and lead the execution of our strategy. Mr. Fernandez’s historical knowledge and in-depth understanding of the Company and its products and services enable him to identify areas of focus for the Board while effectively executing the Company’s strategy. At the same time, the Company’s independent directors bring experience, oversight and expertise from various

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perspectives and disciplines. We also believe that combining the role of Chairman and CEO facilitates the flow of information between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.

Additionally, our Board leadership structure is enhanced by the independent leadership provided by our Lead Director who provides effective independent oversight through his expansive responsibilities.

While we believe that continuing to combine the roles of Chairman and CEO is the most effective leadership structure for our Board and the Company at this time, our Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Policies also permit a structure where the CEO would not serve contemporaneously as the Chairman of the Board should the separation of such roles be deemed appropriate and in the best interests of MSCI and its shareholders in the future.

DIRECTOR INDEPENDENCE

Our Corporate Governance Policies provide that the Board should have a significant majority of independent directors meeting the independence requirements of the NYSE. Our Board has determined that each of Messrs. Ashe, duPont, Edmunds, Perold, Rattray, and Smith, and Mmes. Kinney, Riefler and Volent is independent in accordance with the requirements of our Corporate Governance Policies, which follow the NYSE rules and guidelines. In making such determinations, there were no material transactions, relationships or arrangements not disclosed herein under “Other Matters—Certain Transactions” to be considered by the Board in determining whether each director was independent. Therefore, 9 of our 10 current directors are independent. Following the retirement of Mr. duPont, 8 of our 9 directors will be independent. Only Mr. Fernandez is not independent because of his position as CEO of MSCI.

All members of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee satisfy the independence requirements of the NYSE. In addition, each member of the Audit Committee and Compensation Committee meets the heightened independence standards of the NYSE required for audit committee and compensation committee members, respectively.

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BOARD AND INDIVIDUAL DIRECTOR EVALUATIONS

In addition to the ongoing assessment of the functioning of the Board, each year our directors formally evaluate the effectiveness of the Board and its committees through a self-assessment administered by our directors and management. Directors respond to questions designed to elicit information that will be useful in improving Board and committee effectiveness. Such feedback is discussed during executive session and, where appropriate, addressed with management. The process for this annual feedback is set forth below.

The Board may also periodically engage a third-party evaluation firm. In 2019, a third-party evaluation firm met with certain members of senior management and members of the Board. The feedback from the third-party evaluation firm was considered by the Board and, where appropriate, the Board recommended enhancements to its practices based on such feedback.

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DIRECTOR EDUCATION AND ORIENTATION PROGRAM

Directors are encouraged and provided with opportunities to attend educational sessions on subjects that could assist them in performing their duties. Pursuant to its Director Education Policy, the Company will reimburse directors for reasonable costs incurred from attending these sessions. In addition to external educational opportunities, directors participate in educational sessions, including an annual review of leading corporate governance practices by corporate governance experts, briefing sessions on topics that present special risks and opportunities, updates on accounting topics, and product line reviews presented by the heads of each of our product segments. In 2020, the Company enhanced its director education program by joining a peer-engaged program designed to enhance director performance and leveraged virtual platforms to provide deep dive sessions on certain aspects of MSCI’s business outside of quarterly meetings. In 2021 and following the return to in-person meetings, these informal virtual meetings are expected to continue and will be used to further educate the Board on, among other things, climate-related risks and opportunities.

All new directors participate in a director orientation program that includes in-person briefings by senior management representing the heads of the product lines and key functional areas on topics that include, among others: the Company’s strategic plans, capital structure, product overviews, historical financial performance, and key policies and practices, including compliance and trading policies. New directors are also encouraged to attend all committee meetings during their first year. In 2020, Ms. Volent and Mr. Rattray joined the Board near the time of our transition to a remote working environment. Their director orientation program was conducted virtually, which allowed for more streamlined sessions with increased global participation by senior management.

SHAREHOLDER ENGAGEMENT

We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. Dialogue with these constituencies helps us understand their perspectives on the Company’s goals and expectations for performance, as well as identify issues that might affect our long-term

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CORPORATE GOVERNANCE

strategy, corporate governance and compensation practices. As such, we offer several opportunities to provide feedback to our Board and senior management, including inviting certain shareholders to address the Board and present their views on the Company.

Our Investor Relations team leads year-round outreach efforts with our investors and the investment community. During these engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our go-to-market strategy, our financial performance and our overall outlook for the Company.

We also engage with shareholders before, during and after the proxy season, including by hosting a Corporate Responsibility Roadshow each fall, to review and receive feedback on the Company’s governance practices and design of our executive compensation program. The feedback we receive from these discussions, as well as from third-party rating agencies, is carefully considered by the Board, the Governance Committee and the Compensation Committee.

During the Corporate Responsibility Roadshow that we hosted in the fall of 2020, our shareholders focused the discussions on, among other things, the following: (i) our sustainability practices and disclosures in light of being a leader in ESG ratings and data, (ii) human capital management in response to the events of 2020, including the transition to a remote working environment, (iii) talent management and executive and director succession planning and (iv) our executive compensation program, including linking our compensation to ESG-related goals and the impacts, if any, of the pandemic on our compensation program. These meetings often included the Chair of our Governance Committee, Head of Investor Relations, Chief Responsibility Officer, Corporate Secretary, the Head of Employer Brand and Talent Pipelines, and Global Head of Compensation and Benefits.

In response to the investment community’s interest in our ESG practices and disclosures, we adopted a number of policies and practices and enhanced our transparency around our climate, as well as diversity, equality and inclusion initiatives. Additional information on our recent actions can be found under Corporate Responsibility on page 8 of the Proxy Statement Summary and under Corporate Responsibility beginning on page 28 of this Proxy Statement. Please see page 57 of this Proxy Statement for additional information on our engagement efforts specific to compensation matters.

Our directors and senior executives recognize the benefits that come from providing our shareholders, prospective shareholders and sell-side analysts with visibility and transparency into our business and knowing their positions on issues that are important to them. To that end, in February 2021, we hosted an Investor Day to reiterate our growth opportunities and share management’s strategy for taking advantage of those opportunities. We also announced that beginning with the three-month period ending March 31, 2021, we will present our ESG operating segment as a separate reportable segment named ESG and Climate. In 2020, it was combined with our Real Estate and Burgiss operating segments under the All Other reportable segment. Our Real Estate and Burgiss operating segments will now constitute our All Other—Private Assets reportable segment. We believe this presentation will provide additional transparency around the drivers of growth and investments being made with respect to two areas identified as key growth opportunities: (i) ESG and Climate and (ii) private assets.

ATTENDANCE AT BOARD MEETINGS AND ANNUAL MEETING OF SHAREHOLDERS

Our Board met eight times, held independent director executive sessions following all eight of those meetings and took action by unanimous written consent on six occasions during 2020. Each director attended at least 75% of the total meetings of the Board and committees on which the director served that were held while the director was a member.

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Discussions between the Board and management on strategic direction, new business opportunities and the scope and mix of the Company’s products were held at each quarterly Board meeting. In addition to formal meetings, members of our Board informally interact with senior management on a periodic basis and participate in informal director education sessions.

Our Corporate Governance Policies state that directors are expected to attend the annual meetings of shareholders. In 2020, all of our directors who were on the Board at the time attended our annual meeting of shareholders.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee setting forth the roles and responsibilities of each committee. The Board and each committee may, from time-to-time, form and delegate authority to subcommittees when appropriate. Each committee annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval. To access these charters, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (http://ir.msci.com).

The table below provides detail on the composition of each of our designated standing committees as of March 17, 2021.

NAME OF DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE COMMITTEE	STRATEGY COMMITTEE

Henry A. Fernandez(1)

Robert G. Ashe	🌑			Chair

Benjamin F. DuPont(2)		🌑	🌑

Wayne Edmunds	Chair	🌑

Catherine R. Kinney			🌑

Jacques P. Perold			Chair	🌑

Sandy C. Rattray(3)	🌑			🌑

Linda H. Riefler	🌑	Chair

Marcus L. Smith		🌑		🌑

Paula Volent(3)			🌑	🌑

(1) Mr. Fernandez is not a formal member of any committee, but attends most meetings for each committee.

(2) On March 8, 2021, Mr. duPont notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting. Until the 2021 Annual Meeting, Mr. duPont will continue as a member of the Board and will continue to fulfill his duties for the committees on which he serves, as noted above.

(3) Ms. Volent and Mr. Rattray were appointed to the Board on February 26, 2020 and appointed to their respective Committees on April 27, 2020.

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AUDIT COMMITTEE

Members:

Wayne Edmunds (Chair)

Robert G. Ashe

Sandy C. Rattray

Linda H. Riefler

Meetings Held in 2020: 10

•  All members are independent within the meaning of the NYSE standards of independence for directors and audit committee members.

•  All members satisfy NYSE financial literacy requirements, have accounting or other relevant management expertise, and Messrs. Ashe and Edmunds have been designated as “audit committee financial experts” as defined by SEC rules.

Primary Responsibilities:

•  Oversees the integrity of the Company’s financial statements, internal controls over financial reporting and risk assessment and risk management (including major financial risk exposures and cybersecurity risks).

•  Appoints and determines the compensation of the independent auditor.

•  Evaluates the qualifications, independence and performance of the independent auditor, including obtaining a report of the independent auditor describing the items set forth in the Audit Committee’s charter, including those required by the Public Company Accounting Oversight Board.

•  Pre-approves audit and permitted non-audit services.

•  Reviews and evaluates the audit plan, performance, responsibilities, budget and staffing of the Company’s internal audit function.

•  Reviews and discusses with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.

•  Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and the review of any submissions received pursuant to such procedures.

•  Reviews reports from management relating to the status of compliance with legal and regulatory requirements.

Key Areas of Focus in 2020:

•  Climate risk considerations in light of increasing interest by stakeholders.

•  Risks associated with IT and cyber security, including review of an executive breach and crisis management tabletop exercise centered around several ‘worst case’ cyber threat scenarios.

•  Implementation of automated processes for certain accounting-related functions.

Further details on the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Audit Matters—Audit Committee Report” on page 95 of this Proxy Statement.

Effective April 27, 2020, Linda H. Riefler and Sandy C. Rattray replaced Alice W. Handy and Marcus L. Smith on the Audit Committee. Each of Ms. Riefler and Mr. Rattray is independent within the meaning of the NYSE standards of independence for audit committee members, satisfies the NYSE financial literacy requirements and has accounting or other relevant management expertise. Ms. Handy retired from the Board, effective April 28, 2020.

24      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION & TALENT MANAGEMENT COMMITTEE

Members:

Linda H. Riefler (Chair)

Benjamin F. duPont

Wayne Edmunds

Marcus L. Smith

Meetings Held in 2020: 7

•  All members are independent within the meaning of the NYSE standards of independence for directors and compensation committee members.

•  All members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Primary Responsibilities:

•  Reviews the Company’s compensation strategy and reviews and approves the Company’s compensation and benefits policies generally, including reviewing and approving any incentive compensation and equity-based plans of the Company that are subject to Board approval and the Company’s stock ownership guidelines for Executive Committee members.

•  Identifies, reviews and approves corporate goals and objectives to be used in our compensation programs, sets compensation for the Company’s executive officers, and such other members of senior management as the Committee determines (the “Executives”), and evaluates each Executive’s performance, each in light of such goals and objectives.

•  Reviews and approves the compensation of our CEO and each of the Company’s other Executives, including: base salary; annual and long-term incentive compensation; employment, severance and change in control agreements; and any other compensation, ongoing perquisites or special benefit items.

•  Reviews non-employee director compensation every two years and recommends changes to the Board, when appropriate.

•  Periodically reviews, in consultation with the CEO, the Company’s management succession planning and oversees the Company’s talent management process, including the Company’s learning and development and diversity, equality and inclusion programs.

•  At least annually reviews the Company’s diversity, equality and inclusion programs including their key performance metrics.

•  Periodically reviews the Company’s corporate culture and learning and development programs and the results of the Company’s employee engagement survey.

•  Reviews and discusses with management the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement, prepares the Compensation & Talent Management Committee Report required by SEC rules and recommends to the Board the inclusion of each in the Company’s annual proxy statement (included on pages 46 and 79 of this Proxy Statement, respectively).

•  Reviews and makes recommendations to the Board with respect to the frequency with which the Company will conduct “Say on Pay” votes, taking into account the results of the most recent shareholder advisory vote on frequency of “Say on Pay” votes, if any, and reviews and approves the proposals regarding the “Say on Pay” vote and the frequency of the “Say on Pay” vote to be included in the Company’s proxy statement or Form 10-K.

•  Considers the independence requirements of the NYSE prior to selecting a compensation consultant, legal counsel or other advisor and evaluates the performance of such advisors and approves all related fees.

Key Areas of Focus in 2020:

•  In light of the COVID-19 pandemic, received ongoing reports from management around employee well-being, remote work resources and virtual training programs to quickly build remote capabilities.

•  Focused on enhancing diversity, equality and inclusion initiatives.

•  Advised management on linking target annual cash incentives to ESG-related goals with a focus on diversity, equality and inclusion.

Compensation Committee Interlocks and Insider Participation: None.

Benjamin F. duPont has notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting. Effective April 27, 2020, Marcus L. Smith began serving on the Compensation Committee. Mr. Smith qualifies as a “non-employee” director for purposes of Rule 16b-3 under the Exchange Act. Mr. Smith has also confirmed in connection with his appointment that there exists no Compensation Committee interlocks or insider participation.

MSCI INC. PROXY STATEMENT      •      25

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Jacques P. Perold (Chair)

Benjamin F. duPont

Catherine R. Kinney

Paula Volent

Meetings Held in 2020: 5

•  All members are independent within the meaning of the NYSE standards of independence for directors.

Primary Responsibilities:

•  Annually reviews the size and composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee and considers the skills, background and experience of each director in doing so.

•  Oversees searches for candidates for election to the Board and recommends criteria and individuals for appointment to the Board and its committees. As part of the search process for each new director, includes women and diverse talent in the pool of candidates.

•  Retains any search firm to assist the Governance Committee in identifying director candidates, and maintains sole authority to approve all such search firms’ fees and other retention terms.

•  Makes recommendations to the Board as to determinations of director independence.

•  Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Lead Director, the Board and its committees, and individual directors.

•  Oversees the Company’s ESG and climate-related matters and receives a report on the Company’s related practices, disclosures and risks from the Company’s Chief Responsibility Officer.

•  At least annually, reviews and assesses the adequacy of the Company’s Corporate Governance Policies and Code of Ethics and oversees compliance therewith.

•  At least annually, reviews and assesses the adequacy of the Company’s Related Person Transactions Policy and reviews related person transactions pursuant to the Related Person Transactions Policy.

•  At least annually, reviews and assesses the adequacy of the Company’s Corporate Political Activities Policy, including any related disclosures, and recommends any proposed changes to the Board, if required.

Key Areas of Focus in 2020:

•  On an ongoing basis, reviewed Board composition and Board skills needed, with a focus on enhancing diversity in ongoing director searches and led the process resulting in the appointment of two new directors in 2020.

•  Reviewed recent corporate governance developments and made a recommendation to the Board with respect to the adoption of proxy access bylaw provisions.

•  Drove enhancements to the Board education program by introducing informal remote-learning sessions for deep-dives on certain areas of the Company’s business.

Benjamin F. duPont has notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting. Effective April 27, 2020, Catherine R. Kinney and Paula Volent began serving on the Governance Committee and George W. Siguler ceased serving on the Governance Committee in connection with his retirement from the Board, effective April 28, 2020.

26      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

STRATEGY AND FINANCE COMMITTEE

Members:

Robert G. Ashe (Chair)

Jacques P. Perold

Sandy C. Rattray

Marcus L. Smith

Paula Volent

Meetings Held in 2020: 7

•  All members are independent within the meaning of the NYSE standards of independence for directors.

Primary Responsibilities:

•  Reviews management’s recommendations with respect to the strategic direction of the Company and regularly consults with the Board on the objectives of the Company’s strategic plans and management’s implementation of such plans.

•  Reviews and makes recommendations with respect to the agenda for any Board strategy meetings, taking into account issues important to the full Board.

•  Reviews and makes recommendations to the Board with respect to any mergers, combinations, acquisitions, divestitures, joint ventures, minority investments and other strategic investments, and any financings for mergers, acquisitions and other significant financial transactions, in each case requiring the Board’s approval.

•  Reviews and oversees management’s plans and objectives for the capitalization of the Company, including target leverage levels and the structure and amount of debt and equity required to meet the Company’s financing needs.

•  Oversees the Company’s share repurchase programs, subject to Board-approved policies.

•  Reviews and recommends for approval by the Board changes to the Company’s dividend policy.

Key Areas of Focus in 2020:

•  Advised management on its capital allocation program, including with respect to its approach to share repurchases, refinancing the Company’s debt and increasing MSCI’s quarterly dividend.

•  Focused on the competitive landscape and advised management on merger, partnership and acquisition opportunities.

•  Collaborated with management on the agenda for the Board’s two-day strategy session to ensure alignment with internal investments and growth opportunities ahead of our 2021 Investor Day.

Effective April 27, 2020, Sandy C. Rattray and Paula Volent replaced Henry A. Fernandez and Catherine R. Kinney on the Strategy Committee.

MSCI INC. PROXY STATEMENT      •      27

CORPORATE GOVERNANCE

CORPORATE RESPONSIBILITY

MSCI’s Chief Responsibility Officer, a member of MSCI’s Executive Committee, leads our Corporate Responsibility Committee in its efforts to further enhance our corporate responsibility strategy and also deliver outcomes that are most meaningful to MSCI’s stakeholders— its employees, clients, investors and the community. We aim to champion ESG best practices and develop a world class corporate responsibility platform. To underscore our commitment to this objective, in 2021, we appointed a Head of Corporate Responsibility. The Head of Corporate Responsibility reports to the Chief Responsibility Officer and will work closely with the cross-functional members of the Corporate Responsibility Committee to further initiatives such as the ones outlined below.

Diversity, Equality and Inclusion		Cultivate a diverse and inclusive environment that promotes empowerment and engagement, which is key to our ability to attract, retain, and develop talent
	85%	of respondents to annual employee engagement survey say MSCI is a highly inclusive place to work
3rd

Annual Diversity, Equality & Inclusion Summit held over 11 days, with participation by:

●   Black Leadership Network (the “BLN”)

●   MSCI PRIDE

●   Women’s Leadership Forum (the “WLF”)

●   Executive Diversity Council (the “EDC”)

2

New employee resource groups (“ERGs”) launched in 2020 – the BLN and Women in Tech – joining our existing ERGs, including MSCI ECO groups, MSCI Pride and the WLF

We encourage and empower our employees to create new ERGs and establish communities within the firm to facilitate an environment where employees feel comfortable to bring their authentic selves to work

	24	WLF chapters across 17 countries, headed by 50 leaders to promote the development of leadership skills and encourage and inspire women leaders
48%

Female representation on the EDC, which works to champion a diverse and inclusive culture by providing ongoing counsel on corporate initiatives and facilitating collaboration across the Company. The EDC includes:

29 people representing 18 offices across 12 countries

	2,700+	Employees have completed Unconscious Bias training as of March 3, 2021
	1st	Time participating in the 2020 McKinsey Women in the Workplace study, which tracks the progress of women in corporate America and provides tools to monitor our own progress

28      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

Partner and build relationships with multiple external resources that support us in our outreach and engagement with diverse talent
40+

Job boards that focus on underrepresented populations - including women, people of color and members of the LGBT+ community - and other recruitment solutions provided by the Professional Diversity Network, which helps connect diverse professionals with employers

	1st	Time reporting Sustainability Accounting Standards Board (“SASB”) aligned diversity metrics
	6	Interns hired into the OneMSCI Diversity Internship Program as part of external affiliations with organizations seeking to address underrepresentation of diverse talent
Cultivating Talent and Employee Engagement

Offer tools and workshops to help employees better understand how their work aligns with MSCI’s overall strategy, seek and receive real-time and transparent feedback and coaching, successfully deliver on their goals, and more effectively plan and develop their careers

	180%+	Increase in our investment in learning and development since 2015
	10x	Growth in the number of participants in our learning and development programs from 2017 to 2020

In 2020, formed a Top Talent task force to drive higher levels of engagement through increased two-way dialogue, identification of high-risk talent, and targeted growth and development. Efforts included:

•  peer coaching circles;

•  listening posts for junior talent;

•  identifying factors correlated with loss of high-risk top talent; and

•  conducting virtual round tables with Executive Committee members.

2

Employee engagement surveys conducted in 2020. In addition to our annual employee engagement survey, we also conducted an additional employee engagement check-in survey in June 2020. The check-in survey was designed to help us understand employees’ overall work experience throughout the unprecedented changes they faced personally and professionally during the COVID-19 pandemic. Survey results also indicated that employees felt our collaboration became stronger and more colleagues felt their voices were being heard. The results also gave us ideas to help enhance employee well-being, including juggling work and personal commitments.

MSCI INC. PROXY STATEMENT      •      29

CORPORATE GOVERNANCE

ESG and Climate		In our Day-to-Day Operations

Adopted an Environmental Policy that outlines the environmental principles that guide MSCI’s strategic and operational decisions and underscores our commitment to limit our environmental impact over time

Wide ranging disclosures, including Task Force on Climate-related Financial Disclosures (“TCFD”), SASB and CDP reports
	4	UN Sustainable Development Goals (“SDGs”) align with our governance and business practices: Gender Equality, Decent Work & Economic Growth, Reduced Inequalities and Climate Action
	50%	Reduction of Scope 1 and Scope 2 carbon emissions target by 2035, using 2019 as the baseline
	20%	Reduction of Scope 3 carbon emissions target by 2035, using 2019 as the baseline
	100%	of MSCI’s principal data centers are powered by 100% renewable energy
	100%	of MSCI offices participating in recycling programs
	0	single use disposables in MSCI offices
	96%	of staff in offices with automated lighting
	91%	of staff in LEED/Green-Certified offices

In 2020, conducted a detailed climate-related scenario analysis to quantitatively analyze the climate-related risks and opportunities that we can expect to face between now and 2030 using MSCI ESG Research’s Climate Value-at-Risk Model (“Climate VaR”)

In our Business Activities

We strongly believe that a systemic and large-scale integration of ESG and climate considerations throughout the entire investment process will (1) enable a more efficient allocation of capital towards the most productive assets in the long term and (2) contribute to a more effective & balanced transition towards a sustainable and inclusive economy. We are helping our clients integrate ESG and climate considerations into their investment process through ESG ratings, data, indexes, research, analytics and thought leadership. In 2020, we launched:

• Climate Paris Aligned Indexes • Climate VaR • ESG ratings on Bloomberg terminals • Public ESG metrics for all EU-regulated MSCI equity and blended indexes
	36	ESG Research blog posts published
	54,000	mutual funds and ETFs and more than 2,800 issuers with publicly available MSCI ESG ratings to drive ESG transparency
	25+	ESG metrics for our equity and fixed income indexes on new Index Profile Tool on website
	17	SDGs covered in MSCI SDG Alignment Tool designed to provide investors with a complete view of a company’s net contribution - both positive and negative - towards addressing each of the 17 UN SDGs

30      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

RISK ASSESSMENT RESPONSIBILITIES AND PROCESSES: THE CLIMATE EXAMPLE

The Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing the Company’s risk exposure and the Board having the ultimate responsibility for overseeing risk management governance with a focus on the Company’s most significant risks. The Board is assisted in meeting this responsibility by its committees as described below. The below uses climate-related risks as an example to illustrate our risk oversight responsibilities and processes.

BOARD OF DIRECTORS

Oversees Major Risks

- On an ongoing basis, receives quarterly written reports on enterprise-level risks, including climate-related risks.
- Receives regular reports from each of the Board's committees on their areas of risk oversight including, from time-to-time, climate-related risks.

COMMITTEES

AUDIT COMMITTEE

- Receives quarterly reports from the Company's Enterprise Risk Management Officer, which, in 2020, focused on the emerging interest by investors, clients and employees in how global institutions are responding to climate change; how MSCI is addressing global climate change (including its own environmental impact); and MSCI's existing resourcing and approach to monitoring and responding to such exposures.
- Receives periodic updates from our Chief Information Security Officer on our business continuity plans and IT disaster recovery efforts to mitigate the impact of potential disruptions, including those that could be caused by climate and extreme weather events.

COMPENSATION COMMITTEE

- Oversees the Company's talent management process, including ensuring that management's incentive awards align with the Company's strategic goals and reviewing, approving, and assessing the attainment of those goals.
- Assesses executive performance against goals.
- Receives ongoing reports on (i) employee engagement scores that reflect, among other things, employee feedback on the Company's ESG and climate-related initiatives and (ii) management's support of ERGs such as the Eco Groups that serve to educate and take action with respect to environmental issues.

GOVERNANCE COMMITTEE

- On an ongoing basis, oversees risks related to the Company's ESG and climate practices.
- Receives quarterly updates from the Chief Responsibility Officer and in 2020, the Chief Responsibility Officer presented MSCI's climate-related initiatives and our efforts to enhance MSCI's transparency around climate reporting.
- The Chair of the Governance Committee participates in the annual corporate governance roadshow to directly hear and report back to the full Board on investors' concerns, including climate-related risks and disclosures.
- From time to time, management reviews with the Governance Committee requests from shareholders or the investment community for climate-related disclosures.

STRATEGY COMMITTEE

- Ensures that management factors material climate-related risks and opportunities into the Company's strategy.
- Monitors and provides guidance on strategic objectives, including on sustainability-related mergers, partnerships and acquisition opportunities such as climate-related products and services.

MANAGEMENT

Our management team has day-to-day responsibility for identifying, assessing and managing ESG and climate-related risks and opportunities. The Company's Enterprise Risk Oversight Committee ("EROC") is comprised of the President and Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Chief Human Resources Officer, the Chief Technology Officer, the Head of Internal Audit, the Head of Investor Relations and the Enterprise Risk Management Officer. The EROC oversees the Company's key risk management activities to ensure that the Company is identifying, evaluating and managing risks that may have an adverse impact on the Company's ability to achieve its operational and strategic objectives.

- In 2020, Management reported to the EROC on the scenario analysis included in the Company's TCFD report, which included a climate-related scenario analysis to assess our most probable climate-related, facility level, physical and enterprise-level transition risks in accordance with the TCFD recommendations.
- In 2020, the Enterprise Risk Management Officer reported to the EROC on ongoing assessments of climate risk as part of our enterprise risk management system.
- The Business Resiliency team assesses the severity, probability and scale of climate-related events, such as extreme coastal flooding, and implements and tests technology systems to support our business continuity plans.
- Our Crisis Management Team and Technology Service Operations Management Team oversee all aspects of our disaster and recovery response efforts, including protecting the general welfare and safety of our employees, data centers, networks, applications supporting business operations, communications systems and general technology recovery following an extreme weather incident or natural disaster.

MSCI INC. PROXY STATEMENT      •      31

CORPORATE GOVERNANCE

Cybersecurity and Information Security Awareness

On a quarterly basis, the Audit Committee is updated on the Company’s IT risk program and its related priorities and controls. As part of this update, the Audit Committee is provided with a written report on such topics that is also made available to the full Board. The Chair of the Audit Committee informs the Board of any key updates during his quarterly reports to the Board.

Human Capital Management

We are committed to creating a performance culture with high employee engagement. Our talent and leadership development programs are designed to ensure we have the people and skills in place to deliver on the Company’s strategy, including a workplace that values and promotes diversity, equality and inclusion.

The Compensation Committee regularly engages with our CEO, Chief Human Resources Officer and senior leadership on a broad range of human capital management topics, including culture, talent management and succession planning, compensation and benefits, diversity, equality and inclusion and employee feedback gathered from the Company’s annual employee engagement survey. The Board regularly receives reports from the Compensation Committee on human capital management topics throughout the year. The Compensation Committee annually reviews the Company’s talent management strategies and programs with respect to senior levels in the organization, including the Company’s diversity, equality and inclusion programs and key performance metrics, and periodically reviews open senior management roles, future talent needs, the Company’s corporate culture and learning and development programs, as well as the results of the Company’s employee engagement survey.

In 2020, the COVID-19 pandemic underscored for us the importance of keeping our employees safe and healthy. In response to the pandemic, we immediately implemented an employee communication strategy that was direct, transparent and inclusive. Through townhalls, firmwide e-mail communications and broad cross-functional meetings, management delivered key messages around employee safety and well-being, leadership, remaining productive, engaging with clients, promoting community and having empathy for others. We also increased communications around employee assistance programs that provide mental health and emotional well-being support, and resources to help manage stress and care for individuals and their families. Finally, we paid for or reimbursed employees for the cost of COVID-19 testing and enhanced our sick leave policies.

At the outset of the COVID-19 pandemic our technology infrastructure allowed us to seamlessly transition to a remote work environment. We increased technology effectiveness to allow our employees to remain fully engaged, productive and well. We also provided individualized support and equipment to our employees as needed to facilitate productivity. A substantial majority of our global workforce continues to work from home on a regular basis, as we continue to closely monitor and manage the situation regarding the COVID-19 pandemic and follow the recommended practices and guidelines from the World Health Organization and the local governments where our offices are located globally. Our Innovation Center of Excellence has partnered with cross-functional groups throughout the Company to help our employees address challenges, opportunities and long-term shifts in the remote working paradigm introduced by the COVID-19 pandemic, such as re-imagining the future of work and supporting client needs.

DIRECTOR QUALIFICATIONS

The Governance Committee’s charter requires it to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate based on criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable law or NYSE rules for audit committee membership purposes,

32      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

and heightened independence standards that may be required under law or NYSE rules for compensation committee membership purposes). If the Governance Committee determines that adding a new director is advisable, it will recommend such individual to the Board for appointment as a member of the Board and any committees (as applicable).

Consistent with our Corporate Governance Policies, when appointing directors, the Board seeks members who combine sound business judgment, professionalism and a broad spectrum of experience and expertise with a reputation for the highest standards of ethics and integrity. Directors should have experience in positions with a high degree of responsibility, be leaders or senior managers in the companies or institutions with which they are or were affiliated and be selected based upon contributions they can make to the Board and management and their ability to represent and advance the interests of the Company and its shareholders. The Board will also take into account diversity of a candidate’s perspectives, background, and other demographics. Our diversity objectives are also implemented and monitored through periodic reviews by the Governance Committee of the composition of the Board and its committees in light of the then-current challenges and needs of the Board, the Company and each committee, which result in determinations as to whether it may be appropriate to make changes after considering issues of judgment, diversity, age, skills, background and experience. The composition of our current Board demonstrates the Board’s commitment to diversity in a number of areas. Women represent approximately 33.33% of our current director nominees. Our directors also have differing backgrounds, educations, professional experiences, skills, ages, national origins and viewpoints. See “Proposal No. 1—Election of Directors.”

NEW DIRECTOR SEARCH PROCESS

Our two newest directors, Sandy C. Rattray and Paula Volent, were both appointed to the Board early in 2020. Ms. Volent is well versed in multi-asset class investments and asset allocation, as demonstrated by her excellent track record managing a sophisticated endowment. Mr. Rattray has extensive asset management expertise, including in derivatives trading and volatility indexes. Their global experience and expertise across diverse asset classes and emerging industry trends, including technological innovation, had an immediate impact on the Board. Their deep knowledge around the investment industry and our clients aligned with the objectives of the committees to which they were appointed, particularly the Strategy Committee. The appointments of both directors were the result of the rigorous search process outlined below. The Governance Committee, as part of the search process for any new director, will include women and diverse talent in the pool of candidates. In 2020, the Governance Committee updated its charter to reflect that any search firm it engages will be instructed to identify a diverse slate of candidates and the Board updated its Corporate Governance Policies to emphasize the importance of Board diversity.

MSCI INC. PROXY STATEMENT      •      33

CORPORATE GOVERNANCE

34      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

PROXY ACCESS

In addition, in response to shareholder engagement, we amended our Bylaws in 2020 to permit a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting the greater of two (2) directors or twenty percent (20%) of the total number of directors on the board of directors, provided that such shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

DIRECTOR RE-NOMINATION

The Governance Committee also assesses the performance of current directors in its evaluation of current directors for re-nomination to the Board or re-appointment to any Board committees.

TENURE AND BOARD REFRESHMENT

Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent perspectives in the boardroom. Five of the Company’s director nominees have been added to the Board since the beginning of 2015. The average tenure of the director nominees is currently 5.4 years. Also, under our Corporate Governance Policies, directors should not stand for re-election following their 72nd birthday. Since 2018, three directors have retired following their 72nd birthday and three directors, including Benjamin F. duPont, decided not stand for re-election. These retirements have provided us with opportunities for Board refreshment.

SUCCESSION PLANNING

One of the Board’s principal responsibilities is to ensure appropriate succession plans are in place for our senior management. The Compensation Committee oversees the process for succession planning for senior management positions. During 2020, the Board and the Compensation Committee met on several occasions in furtherance of its succession planning and executive development initiatives. In addition to an annual review of the CEO led by the Lead Director and ongoing reviews of our leadership bench, the Compensation Committee holds a formal succession planning and talent review session annually, which includes identifying successors and reviewing progression plans for all senior management positions, including the CEO and President positions. All of our directors are invited to attend this meeting and provide their input. The Board’s talent review and succession planning discussions take into account desired leadership skills and experience in light of our current business and long-term strategy. Additionally, high-potential leaders are given exposure to our directors through formal presentations at Board or committee meetings, one-on-one meetings with individual directors and participation in other Board activities.

The Company made the following senior management appointments from its succession pools:

•	Former Head of Client Coverage promoted to role of Global Head of Client Coverage upon predecessor’s retirement in February 2020.

•	Former Deputy General Counsel promoted in January 2020 to role of General Counsel resulting from predecessor’s retirement.

•	Former Chief Strategy Officer promoted to role of Chief Financial Officer following predecessor stepping down in September 2020.

•	Former Head of EMEA Real Estate and Analytics Coverage promoted to Head of Real Estate Product Line following predecessor’s departure in October 2020.

MSCI INC. PROXY STATEMENT      •      35

CORPORATE GOVERNANCE

INDEPENDENT DIRECTOR MEETINGS

Our Corporate Governance Policies provide that our Lead Director will preside over non-employee director sessions. The Lead Director presided over eight independent director sessions during 2020. The Board’s standing committees also have a practice of holding executive sessions after their quarterly meetings. Our Corporate Governance Policies further provide that if any non-employee directors are not independent, then the independent directors will meet at least once a year in an independent director session and the Lead Director will preside over each such independent director session. During 2020, all non-employee directors were independent.

COMPENSATION AND TALENT MANAGEMENT GOVERNANCE

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Compensation Committee is responsible for reviewing and approving annually all compensation awarded to the Executives, including the CEO and the other NEOs presented in the Summary Compensation Table on page 80 of this Proxy Statement. Information on the Compensation Committee’s processes, procedures and analysis of executive officer compensation for 2020 is provided in the “Compensation Discussion and Analysis” section included herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure good compensation governance. See page 25 of this Proxy Statement for additional information on the Compensation Committee’s responsibilities.

The principal compensation plans and arrangements applicable to our executive officers are described in the “Compensation Discussion and Analysis” section and the executive compensation tables included herein. The Compensation Committee may delegate the administration of these plans, as appropriate, including to one or more officers of the Company, subcommittees or to the Chair of the Compensation Committee, in each case, when it deems doing so to be appropriate, in the best interests of the Company and consistent with applicable law and NYSE requirements.

The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve such compensation consultant’s fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section included herein, during 2020, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own external compensation consultant to review CEO and other executive officer compensation. All of the services provided by Semler Brossy to the Compensation Committee during 2020 were to provide advice or recommendations on the amount or form of executive officer and director compensation, and Semler Brossy did not provide any additional services to the Company during 2020. The Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act (“Rule 10C-1”), including the NYSE listing rules implementing Rule 10C-1 and Semler Brossy’s conflict of interest policies, and determined that the engagement of Semler Brossy does not raise any conflict of interest or other factors that compromise the independence of its relationship with the Compensation Committee. In developing its views on compensation matters and determining the compensation awarded to our CEO and other executive officers, the human resources department provides data and analyses to aid the Compensation Committee in its decisions. The CEO also makes recommendations on compensation for executive officers other than himself and the Compensation Committee takes these recommendations into account in reaching its compensation decisions. From time to time, the Compensation Committee may obtain input from external legal counsel, including Davis Polk & Wardwell LLP (“Davis Polk”), on compensation award documentation and other compensation-related practices, which in 2020 was communicated to the Compensation Committee via management,

36      •      MSCI INC. PROXY STATEMENT

CORPORATE GOVERNANCE

the legal department or the human resources department. In light of this relationship, the Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1, including the NYSE listing rules implementing Rule 10C-1 and Davis Polk’s conflict of interest policies.

The Compensation Committee also oversees the Company’s talent management process. As part of this oversight, the Compensation Committee annually reviews the Company’s talent management strategies and programs with respect to senior levels in the organization, including the Company’s diversity, equality and inclusion programs and key performance metrics, and periodically reviews open senior management roles, future talent needs, the Company’s corporate culture and learning and development programs, as well as the results of the Company’s employee engagement survey.

CORPORATE GOVERNANCE DOCUMENTS

MSCI has a corporate governance webpage that can be found under the “Corporate Governance” link under the “Investor Resources” tab on our website’s Investor Relations homepage (http://ir.msci.com).

Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and committee charters are available electronically, without charge, on or through our website. To access these documents, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (http://ir.msci.com). These documents are also available, without charge, to any shareholder who requests them by writing to us at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com.

Our Code of Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver to, a provision of the Code of Ethics for our CEO, CFO, Principal Accounting Officer and Global Controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website’s Investor Relations homepage (http://ir.msci.com).

MSCI INC. PROXY STATEMENT      •      37

Director Compensation and Stock Ownership Guidelines

Director Compensation

The Compensation Committee reviews non-employee director compensation every two years and recommends changes, when appropriate, to the Board. The Compensation Committee is aided in its review by its external independent compensation consultant, Semler Brossy. The Compensation Committee takes into account peer benchmarking and broader general industry practices to establish non-employee director compensation. In 2020, based on the Compensation Committee’s review of the competitive market analysis and advice of Semler Brossy, the Compensation Committee recommended modest increases to the annual cash and equity retainers for non-employee directors as described below.

Prior to May 1, 2020, each non-employee director was entitled to receive an annual cash retainer of $75,000. Effective May 1, 2020, the annual cash retainer increased to $80,000. Prior to this increase, the annual cash retainer had not been increased since it was set in connection with our initial public offering in 2007. In addition to the annual retainer, non-employee directors were also entitled to the following cash retainers for serving as chairs and/or non-chair members of the Board’s standing committees. Directors do not receive meeting fees and employee directors do not receive any separate compensation for their Board activities.

RETAINER

Committee Chair

Audit Committee	$30,000

Compensation & Talent Management Committee	$25,000

Strategy and Finance Committee	$25,000

Nominating and Corporate Governance Committee	$20,000

Committee Non-Chair Member

Audit Committee	$10,000

Compensation & Talent Management Committee	$10,000

Strategy and Finance Committee	$10,000

Nominating and Corporate Governance Committee	$10,000

38      •      MSCI INC. PROXY STATEMENT

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Each non-employee director was also entitled to receive an annual equity award payable in RSUs having an aggregate fair market value of $160,000 for non-employee directors and $210,000 for the Lead Director based on the closing price of our common stock as reported by the NYSE on the date prior to grant. Effective May 1, 2020, the annual equity award payable in RSUs to each non-employee director increased to $165,000 and the annual equity award payable in RSUs to the Lead Director increased to $215,000.

Directors may elect under the terms of the MSCI Inc. 2016 Non-Employee Directors Compensation Plan (the “Directors Plan”) to receive their cash retainer in the form of shares of our common stock. Under the Directors Plan, non-employee directors are subject to annual limits on their cash and equity compensation, which were approved by our shareholders at our 2016 annual meeting of shareholders, as follows: non-employee directors may not receive in any calendar year (i) options, restricted stock, RSUs and other stock-based awards with a grant date fair value of more than $1,000,000 (as determined in accordance with applicable accounting standards) and (ii) retainers and other cash-based awards in excess of $1,000,000. These caps cannot be increased without the approval of our shareholders.

RSUs granted to non-employee directors are granted on May 1st of each year and vest on the first anniversary of the grant date. Cash retainers and RSU awards are prorated when a director joins the Board and/or a committee at any time other than May 1st. RSUs granted on or after May 1st vest on the next May 1st of the year following the grant date. For example, if a director joins the Board on February 1, 2021, his or her prorated RSUs will vest on May 1, 2021. If a director joins the Board on May 31, 2021, his or her prorated RSUs will vest on May 1, 2022.

RSUs are recognized as an expense in the Company’s financial statements for financial reporting purposes with respect to 2020 in accordance with FASB ASC Subtopic 718-10.

Holders of these RSUs are entitled to participate in dividend equivalent payments and such payments may be settled in cash, shares of our common stock, or a combination thereof, to be decided by the Company in its sole discretion. Prior to the conversion to shares, RSU holders do not have any rights as an MSCI shareholder with respect to such RSUs, including the right to vote the underlying shares. The RSUs are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and nonforfeitable or under which the award will be forfeited. The RSUs vest and convert to shares immediately upon termination of service for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested RSUs will be cancelled and forfeited unless determined otherwise by the Board or the Compensation Committee.

Non-employee directors are reimbursed for expenses incurred in connection with attending Board meetings and educational sessions.

Director Deferral Plan

On August 2, 2011, the Board adopted the MSCI Inc. Independent Directors Deferral Plan and subsequently amended and restated the plan in 2016 as the MSCI Inc. Non-Employee Directors Deferral Plan (the “Deferral Plan”). The Deferral Plan permits directors to defer receipt of shares of our common stock payable in lieu of cash retainers and/or upon conversion of RSUs granted to the director following the year for which an election has been submitted; provided that an election made by a director within 30 days after the director becomes eligible to receive a cash retainer or RSUs shall apply to any common stock payable in lieu of such a cash retainer and/or upon conversion of such RSUs granted to the director following the date on which the director makes the election. Receipt of shares of our common stock may be deferred until a future date specified by the director, a separation from service (as defined by Treasury regulations), or the earlier of the two. While the Deferral Plan allows for it, the Board has not yet implemented a process for the deferral of cash payments.

MSCI INC. PROXY STATEMENT      •      39

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

2020 Non-Employee Director Compensation

NAME	FEES EARNED OR PAID IN CASH(1)(2) ($)	STOCK AWARDS(3)(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)

Robert G. Ashe	114,858	214,839	2,105	331,802

Benjamin F. duPont(6)	99,799	164,808	16,697	281,304

Wayne Edmunds	120,000	164,808	1,611	286,419

Alice W. Handy(7)	—	—	38,930	38,930

Catherine R. Kinney	89,903	164,808	60,596	315,307

Jacques P. Perold	110,000	164,808	1,611	276,419

Sandy C. Rattray(8)	113,320	193,037	1,129	307,486

Linda H. Riefler	115,000	164,808	1,611	281,419

George W. Siguler(9)	—	—	482	482

Marcus L. Smith	100,000	164,808	1,611	266,419

Paula Volent(10)	112,988	193,037	1,129	307,154

(1) Pursuant to MSCI’s Third Amended and Restated Articles of Incorporation, directors hold office for a term expiring at the next annual meeting of shareholders. The Board term beginning on April 28, 2020 and ending on April 27, 2021 (the “2020 Board Term”) and the Board term beginning on April 25, 2019 and ending on April 28, 2020 (the “2019 Board Term”) do not coincide with MSCI’s January through December fiscal year. Amounts included in the table above represent cash earned or paid, or stock awards granted, as applicable, during the year ended December 31, 2020. Because directors are paid for service from May 1 to April 30, prorated amounts are calculated from the applicable date to May 1st of the relevant Board term.

(2) Cash amounts in this column include the annual retainers and committee fees paid during the year ended December 31, 2020. Four of our directors elected to receive all or a portion of their annual cash retainers in stock as set forth below. The number of shares issued was determined by dividing the aggregate value of the elected portion of the cash retainer by the closing price of the Company’s common stock on the grant date ($319.94) and rounding down to the next whole share. Mr. duPont elected to defer receipt of such shares until the 60th day after his “separation from service” as a director under the Deferral Plan.

NAME	CASH	STOCK

Mr. Ashe	—	$114,858.46 (359 shares)

Mr. duPont	$95,000	$4,799.10 (15 shares)

Ms. Kinney	—	$89,903.14 (281 shares)

Ms. Volent	$56,660	$56,328.45 (177 shares)

(3) Represents the aggregate grant date fair value of RSUs granted in 2020 in accordance with FASB ASC Subtopic 718-10. The fair value is calculated by multiplying the closing price of our common stock on the date prior to the grant date by the number of units awarded. For assumptions regarding these calculations, please see notes 1 and 10 to the consolidated financial statements included in our 2021 Annual Report on Form 10-K filed with the SEC on February 12, 2021. However, the values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time the RSUs vest. The number of RSUs awarded is determined by dividing the aggregate value of the RSU award by the closing price of the Company’s common stock on the trading day prior to the grant date ($327.00) and rounding down to the next whole RSU. For the 2020 Board term, each of Messrs. duPont, Edmunds, Perold, Rattray and Smith and Mmes. Kinney, Riefler and Volent received 504 RSUs, and Mr. Ashe received 657 RSUs. These RSUs will vest on May 1, 2021. Mr. duPont elected to defer receipt of such shares issuable upon vesting until the 60th day after his “separation from service” as a director under the Deferral Plan.

40      •      MSCI INC. PROXY STATEMENT

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

(4) As of December 31, 2020, each of our non-employee directors had the following outstanding stock awards in the form of RSUs: Messrs. duPont, Edmunds, Perold, Rattray and Smith and Mmes. Kinney, Riefler and Volent each had 504 RSUs outstanding, and Mr. Ashe had 657 RSUs outstanding.

(5) Cash amounts in this column include dividend equivalents paid during the year ended December 31, 2020 in connection with the Company’s payment of its quarterly cash dividend. Each of Mr. duPont and Mmes. Handy and Kinney received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for outstanding RSUs and in lieu of receiving a cash dividend payment for shares, in each case subject to his or her deferral election. The table below sets forth the amounts received by each.

NAME	SHARES	CASH RECEIVED FOR FRACTIONAL SHARES

Mr. duPont	$15,688.61 (45 shares)	$1,008.51

Ms. Handy	$38,617.76 (124 shares)	$312.24

Ms. Kinney	$58,474.92 (168 shares)	$509.60

(6) Mr. duPont has notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting.

(7) Ms. Handy did not stand for re-election at the 2020 annual meeting of shareholders and served on the Board through April 28, 2020, and thus did not receive compensation for the 2020 Board Term.

(8) Mr. Rattray was appointed to the Board, effective February 26, 2020.

(9) Mr. Siguler did not stand for re-election at the 2020 annual meeting of shareholders and served on the Board through April 28, 2020, and thus did not receive compensation for the 2020 Board Term.

(10) Ms. Volent was appointed to the Board, effective February 26, 2020.

Non-Employee Director Stock Ownership Guidelines

Under the Company’s stock ownership guidelines for non-employee directors, commencing on April 28, 2016, each non-employee director has been required to own a target number of shares of stock of the Company equal to the sum of the “net shares” resulting from the vesting of the RSUs granted to such director for each of the last five years, with such aggregate share ownership to be achieved within five years of initially being elected or appointed to the Board and maintained thereafter. “Net shares” means the number of shares that would remain if the shares resulting from the vesting of the RSUs are sold to satisfy any tax obligations (assuming a tax rate of 40%) upon either (i) the conversion of such RSUs into shares or (ii) the cessation of any tax deferral period with respect to such RSUs.

Shares that count towards satisfaction of the target level of stock ownership under these stock ownership guidelines consist of the following:

(1)	Shares beneficially owned individually, either directly or indirectly (including any shares beneficially owned as a result of an election to receive a retainer (or any portion thereof) in shares);

(2)	Shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly;

(3)	Shares underlying vested and unvested RSUs granted under the Directors Plan; and

(4)	Shares for which receipt has been deferred (including any shares held through the Deferral Plan or any other deferred compensation plan maintained by the Company).

As of the date of this Proxy Statement, all of our non-employee directors are in compliance with the Company’s stock ownership guidelines.

MSCI INC. PROXY STATEMENT      •      41

Beneficial Ownership of Common Stock

Stock Ownership of Executive Officers and Directors

We require members of our Executive Committee (which includes all of our executive officers) and our directors to comply with our stock ownership guidelines to further align their interests with the interests of our shareholders. As of the date of this Proxy Statement, all of the members of our Executive Committee and our directors are in compliance with the applicable stock ownership guidelines. See “Compensation Matters—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 76 of this Proxy Statement and “Director Compensation and Stock Ownership Guidelines—Non-Employee Director Stock Ownership Guidelines” on page 41 of this Proxy Statement for additional information regarding our ownership guidelines for the members of our Executive Committee and our directors, respectively.

The following table sets forth the beneficial ownership of our common stock by each of our NEOs and directors, and by all of our directors and executive officers as of March 2, 2021, as a group. The address for each of our executive officers and directors is 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Percentage of share ownership amounts are based on 82,751,461 shares of our common stock outstanding as of March 2, 2021.

	SHARES(1)	RIGHT TO ACQUIRE(2)	BENEFICIAL OWNERSHIP TOTAL(3)	PERCENT OF CLASS(4)

Named Executive Officers

Henry A. Fernandez(5)	2,014,674	—	2,014,674	2.43%

Andrew C. Wiechmann(6)	12,833	—	12,833	—%

C.D. Baer Pettit	263,857	—	263,857	—%

Scott A. Crum	25,296	—	25,296	—%

Robert J. Gutowski	14,088	—	14,088	—%

Linda S. Huber(7)	675	352	1,027	—%

Directors

Robert G. Ashe	14,932	657	15,589	—%

Benjamin F. duPont(8)	17,177	504	17,681	—%

Wayne Edmunds	7,591	504	8,095	—%

Catherine R. Kinney(9)	25,662	504	26,166	—%

Jacques P. Perold	3,384	504	3,888	—%

Sandy C. Rattray(10)	65	504	569	—%

Linda H. Riefler	18,041	504	18,545	—%

Marcus L. Smith	2,363	504	2,867	—%

Paula Volent(11)	271	504	775	—%

All Current Executive Officers and Directors as of March 2, 2021 as a Group (14 Persons)(12)	2,420,234	4,689	2,424,923	2.93%

42      •      MSCI INC. PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

(1) Excludes shares of our common stock that may be acquired through the vesting of RSUs and PSUs. Includes 5,372 and 20,338 shares of our common stock for Mr. duPont and Ms. Kinney, respectively, for which such directors have elected to defer receipt of their respective shares until the 60th day after such director’s “separation from service” as a director.

(2) Includes shares of our common stock that can be acquired through vesting of RSUs within 60 days of the date of this table (i.e., through May 1, 2021). See the “Outstanding Equity Awards at Fiscal Year-End” Table included herein for additional information regarding RSUs held by each NEO as of December 31, 2020. As of December 31, 2020, each of our non-employee directors had the following outstanding stock awards, all of which are in the form of RSUs: Messrs. duPont, Edmunds, Perold, Rattray and Smith and Mmes. Kinney, Riefler and Volent each had 504 RSUs outstanding, and Mr. Ashe had 657 RSUs outstanding. Such RSUs are scheduled to vest on May 1, 2021. Mr. duPont has notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting. The Board waived the forfeiture provisions on Mr. duPont’s unvested RSUs that would be triggered upon his retirement on April 27, 2021. His unvested RSUs will continue to vest on May 1, 2021.

(3) Except as indicated in the footnotes to this table, to our knowledge each executive officer and director, as of March 2, 2021, had sole voting and investment power with respect to his or her shares of our common stock. Beneficial Ownership Totals may differ from those set forth in Statements of Changes in Beneficial Ownership reported on Form 4 filed with the SEC due to the exclusion herein of RSUs granted by the Company, as described in footnote (1) to this table.

(4) All executive officers and directors (other than Mr. Fernandez) each beneficially owned less than 1.0% of the shares of our outstanding common stock. Percentages for each beneficial owner are calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act. Percentages for each named executive officer, executive officer and director as of March 2, 2021 and collectively as a group are based on the number of our shares outstanding as of March 2, 2021, which excludes shares of our common stock that can be acquired through vesting of RSUs within 60 days of the date of this table (i.e., through May 1, 2021).

(5) Includes 314,479 shares of our common stock held by the Fernandez 2007 Children’s Trust in which the spouse of Mr. Fernandez is the trustee and his children are the beneficiaries, 730 shares of our common stock held by one of his children under the Uniform Transfer to Minors Act and 11,525 shares of our common stock directly held by two of Mr. Fernandez’s children.

(6) The Board appointed Mr. Wiechmann, who has been serving as the Company’s Chief Strategy Officer, to serve as Chief Financial Officer, effective as of September 25, 2020.

(7) Ms. Huber stepped down from her position as Chief Financial Officer, effective as of September 25, 2020.

(8) Mr. duPont has notified the Board of his decision to retire from the Board and not stand for re-election at the 2021 Annual Meeting.

(9) Includes 5,324 of our common stock held by the Kinney 2020 Husband Trust in which the spouse of Ms. Kinney is the trustee and her children are the beneficiaries.

(10) Mr. Rattray was appointed to the Board, effective February 26, 2020.

(11) Ms. Volent was appointed to the Board, effective February 26, 2020.

(12) Shares of our common stock attributable to Ms. Huber have been excluded as Ms. Huber is no longer an executive officer of the Company.

Stock Ownership of Principal Shareholders

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock. Percentage of class amounts are based on 82,751,461 shares of our common stock outstanding as of March 2, 2021.

NAME AND ADDRESS	SHARES OF COMMON STOCK BENEFICIALLY OWNED

	NUMBER OF SHARES		PERCENTAGE OF CLASS(1)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,634,755	(2)	10.43%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,410,861	(3)	7.75%

MSCI INC. PROXY STATEMENT      •      43

BENEFICIAL OWNERSHIP OF COMMON STOCK

(1) Because percentage of class ownership is based on the total number of shares of our common stock outstanding as of a date that differs from the date used by the principal shareholders to calculate the percentages for purposes of filing the applicable Schedule 13G or 13G/A, percentages of class ownership presented herein may differ from amounts reported in the applicable Schedule 13G or 13G/A filed with the SEC by the relevant principal shareholder.

(2) Based on information in a Schedule 13G/A (Amendment No. 8) filed with the SEC on February 10, 2021. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 0 shares of our common stock, shared voting power as to 143,363 shares of our common stock, sole dispositive power as to 8,265,379 shares of our common stock and shared dispositive power as to 369,376 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Appendix A thereto.

(3) Based on information in a Schedule 13G/A (Amendment No. 9) filed with the SEC on January 29, 2021. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 5,751,859 shares of our common stock and sole dispositive power as to 6,410,861 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Exhibit A thereto.

44      •      MSCI INC. PROXY STATEMENT

Compensation Matters

MSCI INC. PROXY STATEMENT      •      45

COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy with regard to the compensation of our Chief Executive Officer (“CEO”), our current Chief Financial Officer (“CFO”), our three next most highly paid executive officers in 2020 and our former Chief Financial Officer (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee reviews the Company’s compensation strategy and reviews and approves executive officer compensation as well as the Company’s compensation and benefits policies generally. The Compensation Committee approved the compensation structure and amounts for each of our NEOs for 2020 and also approved changes to the long-term equity incentive component of our executive compensation program that became effective for equity grants in 2020 incorporating feedback we received from our shareholders.

Additional 2020 NEO:

•	Linda S. Huber, Former CFO. On September 25, 2020, Ms. Huber stepped down from her role as CFO. The Board appointed Mr. Wiechmann to serve as CFO, effective on September 25, 2020.

46      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

Highlights

EXECUTIVE SUMMARY

Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management, and create a balanced focus on short-term and long-term performance and shareholder value creation. In the dynamic and competitive environment in which we operate, it is imperative that we maintain a responsible executive compensation program that encourages and rewards our leaders for achieving short-term and long-term results.

The following table sets forth the key components of our target-based compensation program in effect in 2020.

EXECUTIVE COMPENSATION PROGRAM

ELEMENTS	• Fixed Component: Base salary • Variable Components: • Annual Incentive Plan (“AIP”) • Long Term Incentive Program (“LTIP”)

PHILOSOPHY

•  Each of the three components has a different purpose. The sum of the base salary, target annual cash incentive and target equity incentive creates a target total compensation. Actual cash incentive and equity incentive payouts are dependent upon the achievement of the relevant AIP and LTIP goals tied directly to the performance of the Company, the product/functional unit and the individual.

We believe that this target-based incentive structure fosters a culture of high performance and accountability and promotes long-term sustainable shareholder value creation by closely aligning executive compensation with objectively measured Company performance and strategic goal attainment as further described below.

MSCI INC. PROXY STATEMENT      •      47

COMPENSATION MATTERS

BUSINESS STRATEGY AND COMPENSATION

The diagram below illustrates how our executive compensation program aligns the strategic initiatives underlying our corporate mission to generate long-term shareholder value creation. The metrics included in our short-term compensation program are aligned with our strategic initiatives and are designed to measure the achievement of objectives that not only deliver short- and medium-term returns, but also help to build the foundation for long-term shareholder value creation.

48      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

2020 BUSINESS HIGHLIGHTS

EXECUTION ON STRATEGIC PRIORITIES

STRATEGIC PRIORITIES	2020 ACCOMPLISHMENTS

Extend leadership in research- enhanced content across asset classes (key content focus areas include: ESG and climate, thematics, factors, fixed income, liquidity and private assets)

•  Published “The MSCI Principles of Sustainable Investing,” a framework designed to illustrate specific, actionable steps that investors can and should undertake to improve practices for ESG integration across the investment value chain

•  Made public the MSCI ESG Fund Ratings provided by MSCI ESG Research LLC for 36,000 multi-asset class mutual funds and ETFs, and MSCI Limited made public ESG metrics for all of its indexes covered by the EU Benchmark Regulation

•  Launched the MSCI Climate Paris Aligned Index Suite, consisting of eight new indexes building on MSCI’s existing suite of climate indexes to help investors seeking to align their investment strategies with the 1.5-degree warming scenario as targeted by the Paris Agreement. These indexes incorporate the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations and are designed to exceed the minimum standards of the EU Paris Aligned Benchmark designation

•  Launched the MSCI Brazil Property Index, which is designed to bring transparency and consistent measurement to the Brazil property market

Enhance distribution and content-enabling technology; Expand solutions that empower client customization

•  Launched MSCI Climate Value-At-Risk (Climate VaR), which provides financial institutions – including investment managers, banks, asset owners and insurers – with the means to identify assets that may be at risk from the worst effects resulting from climate change, while helping to identify innovative low carbon investment opportunities, through security specific modelling

•  Launched the MSCI SDG Alignment Tool to help investors assess their exposure and alignment to the United Nations Sustainable Development Goals (“UN SDGs”) by providing investors with a complete view of a company’s net contribution – both positive and negative – towards addressing each of the 17 UN SDGs

•  Continued mission to increase transparency and educate companies, investors and industry stakeholders of the value of ESG data and ratings by launching the MSCI ESG Industry Materiality Map, a public tool which explores the key ESG Issues by GICS®(1) sub-industry or sector and their contribution to companies’ overall ESG Ratings

(1) GICS, the global industry classification standard jointly developed by MSCI and S&P Global.

MSCI INC. PROXY STATEMENT      •      49

COMPENSATION MATTERS

STRATEGIC PRIORITIES	2020 ACCOMPLISHMENTS

Growth through strengthening existing client relationships and by developing new ones

•  Entered into a strategic relationship with Bolsa de Valores de Colombia (bvc), the leading operator of the Colombian capital market infrastructure, and the Colombian Securities Exchange, to launch the MSCI COLCAP Index in the first half of 2021

•  Signed a licensing agreement with Hong Kong Futures Exchange Limited, a wholly-owned subsidiary of Hong Kong Exchanges and Clearing Limited (“HKEX”), which expanded MSCI’s existing relationship with HKEX, to introduce 37 futures and options contracts in Hong Kong based on a suite of indexes in Asia and Emerging Markets

•  Retention Rate(2) was 93.9% for full year 2020

Execute strategic relationships and acquisitions with complementary content and technology companies

•  Established a strategic relationship with The Burgiss Group, LLC (“Burgiss”), a global provider of investment decision support tools for private capital, through a significant minority investment in early 2020, intended to accelerate and expand the use of data, analytics and other investment decision support tools for investors in private assets around the world

•  Collaborated with ARK Investment Management LLC (“ARK Investment”), an expert in analyzing disruptive innovation in the public markets and a global investment manager, to expand our megatrend index suite with the launch of five indexes that track the performance of companies in dynamic fields, including autonomous technologies, genomics, fintech and next generation internet

•  Formed a strategic alliance with Microsoft Corporation (“Microsoft”) to accelerate innovation among the global investment industry by bringing together the power of Microsoft’s cloud and AI technologies with MSCI’s global reach through its portfolio of investment decision support tools

(2) See Annex B for the definition of Retention Rate.

50      •      MSCI INC. PROXY STATEMENT

COMPENSATION MATTERS

STRONG FINANCIAL PERFORMANCE

(1) “Adjusted EPS” and “free cash flow” are non-GAAP financial measures. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

(2) Net New Sales is defined as gross sales (new recurring subscription sales plus non-recurring sales) less subscription cancellations.

MSCI INC. PROXY STATEMENT      •      51

COMPENSATION MATTERS

CAPITAL OPTIMIZATION

•	Increased regular quarterly cash dividend by 14.7% to $0.78 per share, representing $3.12 per share on an annualized basis.

•

Issued $400.00 million aggregate principal amount of 3.625% senior unsecured notes due 2030 (“2030 Notes”); leveraged lower coupon rate for pre-maturity redemption of $300.00 million aggregate principal amount of 5.250% senior unsecured notes due 2024 (“2024 Notes”).

•

Issued $1.0 billion aggregate principal amount of 3.875% senior unsecured notes due 2031 (“2031 Notes”); leveraged lower coupon rate for pre-maturity redemption of $800.00 million aggregate principal amount of 5.750% senior unsecured notes due 2025 (“2025 Notes”).

•	Repurchased a total of 2.5 million shares at an average price of $291.76 per share for a total value of $727.3 million.

KEY 2020 COMPENSATION DECISIONS

During 2020, despite the complex and challenging operating environment resulting from the COVID-19 pandemic, our employees continued to display their resilience and dedication to our business, which was fundamental to the strong performance we achieved in 2020. While the impact of the COVID-19 pandemic was pronounced, it was less severe for the Company than for companies in many other industries and employee health and engagement was the primary focus of the Company during these unprecedented times. The Company remained committed to nurturing and fostering a performance culture among employees that is aligned with the shareholder experience. The Compensation Committee decided not to make any changes to the performance goals under the AIP or LTIP (including the target performance levels or actual achievement levels) for 2020 in response to the COVID-19 pandemic, including for any currently outstanding awards.

In 2020, we granted a significant portion of our NEOs’ compensation in the form of “at-risk” variable compensation under the LTIP and the AIP. The 2020 LTIP awards granted to our NEOs consist of a mix of grants of annual RSUs and PSUs (including 3-year PSUs and 5-Year PSUs) that varies based on the executive’s position, as further detailed on page 71 of this Proxy Statement. Consistent with our practice since 2016, Mr. Fernandez received 100% of his equity compensation in the form of PSUs. In addition, for 2020, the Compensation Committee (i) increased the proportion of Mr. Fernandez’s 5-Year PSUs from 50% to 60% of his overall equity incentive compensation for 2020 (with the remaining 40% granted in the form of 3-Year PSUs) and (ii) awarded 100% of Mr. Pettit’s 2020 equity incentive compensation in the form of PSUs (with 50% granted in the form of 3-Year PSUs and 50% granted in the form of 5-Year PSUs).

The Compensation Committee believes that the performance metrics and associated performance cycles utilized under the AIP and the 3-Year PSUs complement the longer-term performance outlook utilized by the 5-Year PSUs. Specifically, we believe the 5-Year PSUs granted to our NEOs in 2020 encourage a longer-term orientation to managing our business and encourage our senior executives to manage the business with an “owner-operator” mindset that spans beyond any particular performance time horizon and creates the strongest alignment between our executives and shareholders. At the same time, the AIP and the 3-Year PSUs serve as meaningful checks and balances to ensure that our compensation programs continue to measure and reward for performance against core operational milestones and medium-term shareholder returns that fuel long-term growth. By combining these complementing metrics into our executive compensation program, we believe that our 2020 LTIP awards further align our executives’ pay outcomes with the long-term health of our business and the interests of our shareholders.

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COMPENSATION MATTERS

The key features of the 2020 RSUs and PSUs are as follows:

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COMPENSATION MATTERS

Governance and Administration

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation practices incorporate the following corporate governance best practices that protect the interests of our shareholders and are consistent with high standards of risk management.

WHAT WE DO	WHAT WE DON’T DO

✓  Emphasize variable compensation (see page 61 of this Proxy Statement)

✓  Have formula-based annual cash incentives

✓  Subject equity awards to vesting requirements (three-year ratable for RSUs and three-year and five-year cliff for PSUs)

✓  Impose stock ownership guidelines and requirements on all of our NEOs (6x annual base salary for our CEO, 4x for the President and COO/CFO and 3x annual base salary for our other NEOs) and Executive Committee members

✓  Maintain a clawback policy for incentive based- compensation (cash and equity) with provisions that cover a broad range of detrimental conduct and financial restatements

✓  Provide for double-trigger vesting upon a change in control

✓  Only pay dividend equivalents on performance vesting awards if and when the underlying award vests

✓  Make CEO’s equity grant entirely in PSUs tied to multi-year TSR performance metrics focused on long-term shareholder value creation; 100% of the President/COO’s equity grant in 2020 was also in PSUs

✓  Retain an independent compensation consultant at the direction of the Compensation Committee

×  Do not provide gross-ups to cover excise taxes

×  Do not have any employment agreements with our executive officers

×  Do not allow any directors or employees, including all NEOs, to hedge or pledge the Company’s common stock, engage in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures or trade on a short-term basis in the Company’s common stock

×  Do not allow repricing of options or stock appreciation rights awards without shareholder approval

×  Do not provide for “liberal” share recycling when shares are tendered or withheld to satisfy tax withholding obligations or as payment of an option exercise price

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COMPENSATION MATTERS

EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS

We evaluate our executive compensation structure on an annual basis to ensure alignment with our compensation philosophy and business strategy. Our compensation philosophy centers around maintaining a compensation program for our NEOs that is designed to promote the achievement of our short-term and long-term financial and strategic goals. For additional information, see page 48 of this Proxy Statement.

In addition to the principles described in the “Executive Summary” on page 47 of this Proxy Statement, our executive compensation program is designed to:

•	promote achievement of the Company’s financial and strategic goals and provide alignment with the objectives of our multi-year strategic plan;

•	provide a framework to advance our strategic goals and encourage our NEOs to make a long-term commitment to the Company;

•	base compensation determinations on the performance of the Company, the product/functional unit and the individual;

•	attract, retain and engage top-level talent and provide each NEO with compensation opportunities that are competitive with market practices and within our cost structure;

•	appropriately manage compensation risk in light of our business strategy; and

•

align the long-term interests of our senior executives with those of our shareholders by promoting actions that will allow for sustainable top- and bottom-line growth opportunities and capital returns to shareholders and maintain an “owner-operator” culture and strong corporate governance practices.

Our executive compensation philosophy provides a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of variable compensation (i.e., annual cash incentive awards under our AIP and long-term equity incentive awards under our LTIP). This emphasis on variable compensation is illustrated in the following pay mix charts:

(1) Does not include compensation amounts for Ms. Huber, who only served as CFO for part of 2020.

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COMPENSATION MATTERS

EXECUTIVE COMPENSATION PROCESS

The executive compensation program described in this section is the result of a year-long process:

LATE JANUARY/EARLY FEBRUARY

•  Review and determine the AIP awards for prior year performance for NEOs based on an assessment of the Company’s achievement of the financial metrics established for the prior year, as well as the executive’s achievement of his or her individual KPIs for such prior year. The CEO makes recommendations to the Compensation Committee on compensation for NEOs (other than himself), and the Compensation Committee takes these recommendations into consideration in reaching its final compensation decisions.

•  Certify achievement of TSR metrics and any other performance metrics applicable to any equity awards granted in prior years.

•  Establish the AIP structure for the current year, including the applicable AIP financial metrics and target AIP awards for each NEO.

•  Establish the structure and performance metrics applicable to equity awards to be granted under the LTIP for the current year, and grant equity awards based on a number of factors, including the Company’s recent performance, peer analysis and the executive’s individual performance and potential future contributions.

MARCH • Consider risks arising from the Company’s incentive compensation plans. • Review and approve KPIs for current year.

APRIL • Review Say-on-Pay voting recommendations from proxy advisors and our shareholder vote at our annual meeting.

JULY TO OCTOBER

•  Review our status and progress on our performance culture transformation.

•  Review peer group.

•  Independent compensation consultant reports on compensation practices and trends in the relevant industry.

•  Review design of next year’s executive compensation programs.

•  Review senior management fit for role and potential successors.

NOVEMBER

•  NEOs summarize preliminary results against their current year KPIs and prepare preliminary KPIs for the upcoming year.

•  Meet with shareholders to discuss our executive compensation policies.

DECEMBER • Establish design of executive compensation program for upcoming year and review preliminary recommendations for actual and target levels of compensation.

ONGOING

•  Management provides feedback from shareholder outreach regarding our executive compensation program.

•  Review progress made on performance metrics and monitor compliance with stock ownership guidelines.

•  For 2020, ongoing evaluation of the impact of the COVID-19 pandemic on the Company’s business and determination that no changes would be made to the 2020 AIP and LTIP programs.

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COMPENSATION MATTERS

Independent Compensation Consultant. The Compensation Committee selected and engaged Semler Brossy as its independent compensation consultant to assist with a range of executive compensation matters, including the overall design of our executive compensation program, evaluation and selection of peer group companies, provision of competitive market data and other matters related to our NEO compensation program. During 2020, Semler Brossy was present at all Compensation Committee meetings and consulted on executive compensation matters. The Compensation Committee recognizes that it is important to receive objective advice from its outside advisor and regularly meets with Semler Brossy in Executive Session without management’s attendance. Semler Brossy reports directly to the Compensation Committee, which, pursuant to its charter, maintains sole responsibility for retaining or terminating the compensation consultant. Semler Brossy did not provide any other services to MSCI during 2020.

EXECUTIVE COMPENSATION CONSIDERATIONS

The Compensation Committee takes into account a range of factors in determining compensation components and setting compensation amounts. In addition to reviewing NEO performance against annual goals, various financial and operational metrics and KPIs, the Compensation Committee reviews peer group analyses provided by Semler Brossy (used as a reference without benchmarking to a specified target) and shareholder feedback. The weight attributed to each individual factor may change from time to time, depending on the circumstances of such decisions. We believe this continues to be the best approach for the Company, as it enables the Compensation Committee to balance competing interests, address evolving concerns and meet Company objectives.

2020 Say-on-Pay Vote Results

In 2020, 97.8% of the votes cast on the Say-on-Pay Advisory Vote were voted in support of the compensation of our NEOs.

Shareholder Engagement

MSCI has established a robust process for engaging shareholders on executive compensation. On at least an annual basis, we meet with shareholders to provide an overview of our executive compensation program and highlight changes, if any, that have been made since our last meeting with the shareholder. In 2020, the Company met with nine of its largest shareholders (representing approximately 30% of its outstanding shares as of September 30, 2020) in one-on-one meetings to discuss our corporate responsibility practices, including our executive compensation program. None of the shareholders expressed significant concerns with the Company’s compensation program and generally reacted positively to the Company’s compensation program and response to the pandemic.

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COMPENSATION MATTERS

Our 2020 and 2021 LTIP programs reflect feedback we received from our shareholders.

LTIP ENHANCEMENTS IN RESPONSE TO SHAREHOLDER FEEDBACK

WHAT WE HEARD	WHAT WE DID	WHY

Eliminate relative TSR CAGR test if Company absolute TSR CAGR performance below threshold	PSU awards will vest and be performance adjusted based solely on absolute TSR CAGR Imposed rigorous absolute TSR CAGR thresholds that if not achieved will result in no PSU payout

Absolute TSR CAGR is an all-encompassing measure of Company performance that does not divert focus from any individual strategic priority

This metric complements the performance measures under our AIP which directly tie to the Company’s strategy

Performance period should not be extended another six months for performance shares	Eliminated “retesting” feature in new PSUs for 2019 and going forward	Increases management’s accountability

A majority of our CEO’s long-term incentive awards should be performance-based	100% PSUs in 2020 and 2021; increased proportion of 5-Year PSUs from 50% to 60% for our CEO in 2020; increased proportion of 5-Year PSUs from 50% to 60% for our President/COO (commensurate with CEO) in 2021	We believe our most senior leaders should be primarily rewarded for increasing absolute shareholder value which reinforces our “owner-operator” philosophy and is aligned with executing our strategic plan

Support for cultivating an “owner-operator” mindset (new)	Added a 1-year post-vest holding period to our 3-Year PSUs granted in 2021	We believe that equity award features that promote an “owner-operator” culture focus our senior leaders on long-term shareholder value creation

Stronger linkages between ESG and our compensation program (new)	In 2021, introduced ESG-linked KPIs with a focus on diversity, equality and inclusion initiatives for our senior leaders	We believe that it is important to integrate ESG goals into our compensation programs to encourage behaviors that are aligned with our corporate culture

Request for disclosure around how the pandemic impacted our compensation program (new)	Added disclosures to reflect the Compensation Committee’s decision not to make any changes to the performance goals under the AIP or LTIP (including the target performance levels or actual achievement levels) for 2020 in response to the pandemic, including for any currently outstanding awards	While the impact of the pandemic was pronounced, it was less severe for the Company than for companies in many other industries. We believe that our compensation program is designed to reflect the economic realities of the operating environment and align with the impact of the operating environment on our stakeholders

The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s long-term incentive compensation. See page 21 of this Proxy Statement for additional information on our shareholder engagement efforts in 2020.

Peer Groups

To ensure competitiveness of compensation structures and pay levels for our NEOs, the Compensation Committee conducts an annual review of peer company compensation data. Each year, prior to beginning this review, the

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COMPENSATION MATTERS

Compensation Committee examines the composition of companies previously considered our peer companies to make certain that the selected companies continue to be relevant as evaluated according to the following screening criteria:

•	Scale, to reflect similar size and complexity;

•	Geographic footprint, to reflect business structure and international complexity;

•	Public ownership structure to ensure availability of data;

•	Competitors for talent; and

•	Similar business model.

The peer group used to inform fiscal 2020 pay decisions for our NEOs was comprised of 15 companies that, in aggregate, approximated MSCI’s size, scope of operations, and operating metrics. In particular, the group was selected such that it, in aggregate:

•	Approximated MSCI’s size on a revenue basis for fiscal 2020;

•	Reflected MSCI’s high-margin, high-valuation operating metrics and international reach; and/or

•	Represented the competitive talent market for financial technology, research and consulting, and data systems/ information technology companies.

COMPANY	GICS CLASSIFICATION

MSCI Inc.

Aspen Technology Inc.

Black Knight Inc.

Equifax Inc.

FactSet Research Systems Inc.

Fair Isaac Corporation

Gartner, Inc.

IHS Markit Ltd.

MarketAxess Holdings Inc.

Moody’s Corporation

Morningstar, Inc.

SEI Investments Company

S&P Global Inc.

SS&C Technologies Holdings, Inc.

TransUnion

Verisk Analytics, Inc.

Financials—Capital Markets—Financial Exchanges and Data

Information Technology—IT Services—Application Software

Information Technology—IT Services—Data Processing and Outsourced Services

Industrials—Professional Services— Research and Consulting Services

Financials—Capital Markets—Financial Exchanges and Data

Information Technology—Software—Application Software

Information Technology—IT Services—IT Consulting and Other Services

Industrials—Professional Services—Research and Consulting Services

Financials—Capital Markets—Financial Exchanges and Data

Financials—Capital Markets—Financial Exchanges and Data

Financials—Capital Markets—Financial Exchanges and Data

Financials—Capital Markets—Asset Management and Custody Banks

Financials—Capital Markets—Financial Exchanges and Data

Information Technology—Software—Application Software

Industrials—Professional Services—Research and Consulting Services

Industrials—Professional Services—Research and Consulting Services

Changes for 2021

In its annual review of the executive compensation peer group for 2021, the Compensation Committee selected companies that generally met the same criteria described above for 2020. However, the Compensation Committee gave preference to companies that provided data analytics services, research and consulting advice, and/or that optimize assets or investments. The Compensation Committee undertook a holistic review of the executive compensation peer group following a period of heightened M&A activity in the financial technology, research and consulting, and data systems/information technology space (which included Dun & Bradstreet, which was removed for 2020 after its privatization). Dun & Bradstreet was added back to the peer group for 2021 as it recently became a public company again and continues to represent a strong business fit since it was previously in the group.

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COMPENSATION MATTERS

Review of Our Programs

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program in 2020 generally consisted of the following elements:

COMPENSATION ELEMENT	PURPOSE	2020

Annual Base Salary (starts on page 60)	Provides certainty and predictability to meet ongoing living and other financial commitments	• The only fixed component of our executive compensation program

Annual Incentive (Cash Bonus) (starts on page 61)	Intended to drive one year performance results against financial targets and other Company, individual and leadership focused goals	• Metrics vary by executive, but include: • Revenue • Adjusted EPS • Net New Sales • Free Cash Flow • Key Performance Indicator/Leadership Effectiveness Goals

Long-Term Incentives (starts on page 70)	Fosters an “owner-operator” mindset, closely aligns management’s interests with the long-term interests of our shareholders and promotes the retention of key members of our management team

•  Grant of 3-Year PSUs and 5-Year PSUs (which vest based on absolute TSR) and do not have any “retesting” features

•  3-Year PSUs cover a cumulative three-year performance period

•  5-Year PSUs cover a cumulative five-year performance period

•  RSUs which ratably service vest over three years

•  Each of Mr. Fernandez and Mr. Pettit received 100% of their LTIP awards in the form of PSUs for 2020, and for Mr. Fernandez, 60% of his PSUs were granted in the form of 5-Year PSUs (increased from 50% in 2019), the highest percentage amongst all of our NEOs for 2020.

Fixed Compensation

Annual Base Salary

Base salary is the only fixed component of our executive compensation program. The annual base salary element offers our NEOs a measure of certainty and predictability to meet ongoing living and other financial commitments. In setting base salaries for our NEOs, the Compensation Committee has sought to establish base salary rates that (i) are competitive with those provided for similar positions at companies in our peer group and (ii) recognize the experience and

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COMPENSATION MATTERS

performance of the NEO. The Compensation Committee reviews the base salaries of our NEOs on an annual basis. None of our NEOs received an increase in their base salary for 2020, except for Mr. Wiechmann, whose base salary was increased to $500,000 in connection with his appointment to CFO in September 2020, which was intended to align his base salary with competitive market practice.

NAME	2020 BASE SALARY RATE ($)

Henry A. Fernandez	1,000,000

Andrew C. Wiechmann(1)	500,000

C. D. Baer Pettit(2)	802,253

Scott A. Crum	550,000

Robert J. Gutowski	450,000

Linda S. Huber	650,000

(1) In connection with his appointment to CFO, Mr. Wiechmann’s base salary increased to $500,000 effective with the appointment on September 25, 2020.

(2) Base salary for Mr. Pettit was paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.283605. Mr. Pettit’s 2020 base salary rate was £625,000.

Variable Compensation

The variable compensation actually paid to our NEOs is subject to performance metrics which are designed to (i) emphasize pay for performance, (ii) balance short-term and long-term incentives, and (iii) take into account input from our shareholders. The variable elements of our target-based incentive compensation program include:

(1)	an annual cash incentive component; and

(2)	a long-term equity incentive component.

In determining target cash and equity incentive compensation amounts for each NEO, the Compensation Committee takes into account a number of factors, including: the differences in relative responsibilities; experience and performance in role; the ability to impact overall Company performance; Company, product segment and individual performance; and historical compensation and peer group analyses (used as a reference without benchmarking to a specified target).

There is no minimum amount of variable compensation payable to the NEOs. The Compensation Committee makes determinations, in its discretion, as to the amounts of variable compensation awarded based on program metrics and individual performance, subject to the terms of any applicable plan or arrangement.

Annual Cash Incentives

The Company awards annual cash incentives pursuant to the Company’s AIP, which closely aligns management’s interests with those of shareholders by employing a formulaic approach that takes into account specific financial criteria and individual KPIs when determining cash incentives. The Compensation Committee believes that subjecting 70% of the target cash incentive to pre-established performance targets further promotes shareholder value creation by more directly aligning executive compensation with Company performance and strategic goal attainment. Under the AIP, each

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COMPENSATION MATTERS

NEO is eligible to earn an annual target cash incentive, and may receive between 0% and 150% of their target cash incentive opportunity based on attainment of the level of financial performance metrics (weighted at 70%) and individual KPIs (weighted at 30%). For 2020, the target cash incentive opportunity, metrics, and corresponding weightings for our NEOs are included in the table set forth below:

		FINANCIAL COMPONENT—OVERALL WEIGHTING OF 70%

		MSCI METRICS				KEY PERFORMANCE INDICATORS (KPIS)
NAME	2020 TARGET CASH INCENTIVE ($)	REVENUE	ADJUSTED EPS	TOTAL NET NEW SALES	FREE CASH FLOW

Henry A. Fernandez	1,400,000	20.0%	30.0%	40.0%	10.0%	30.0%

Andrew C. Wiechmann(1)	525,137	20.0%	30.0%	40.0%	10.0%	30.0%

C. D. Baer Pettit(2)	1,155,245	20.0%	30.0%	40.0%	10.0%	30.0%

Scott A. Crum	700,000	20.0%	30.0%	40.0%	10.0%	30.0%

Robert J. Gutowski	475,000	20.0%	30.0%	40.0%	10.0%	30.0%

Linda S. Huber(3)	950,000	20.0%	30.0%	40.0%	10.0%	30.0%

(1) Mr. Wiechmann’s target annual cash incentive opportunity for 2020 was increased to $600,000 in connection with his appointment to CFO on September 25, 2020. The increased target opportunity was prorated based on the date of his appointment to CFO.

(2) The 2020 target annual cash incentive opportunity reflected in the table above for Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.283605 for fiscal 2020. Mr. Pettit’s actual 2020 target cash incentive amount was £900,000.

(3) In connection with her departure in 2020, Ms. Huber’s incentive award under the AIP in respect of 2020 was paid at target.

Financial Component

The threshold, target and maximum for each financial component making up the AIP, as well as the actual results attained for 2020, are included in the table set forth below.

		THRESHOLD		TARGET		MAXIMUM		ACTUAL

METRICS	TARGET $MM(1)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)	% OF TARGET	PAYOUT (% OF OPPORTUNITY)

MSCI Revenue	1,722.8	95%	50%	100%	100%	105%	150%	98.4%	84.1%

MSCI Adjusted Earnings Per Share	7.37	90%	50%	100%	100%	110%	150%	106.2%	131.2%

MSCI Total Net New Sales	190.7	70%	50%	100%	100%	130%	150%	83.6%	72.6%

Free Cash Flow	619.4	85%	50%	100%	100%	115%	150%	122.7%	150.0%

(1) Except Adjusted EPS, which is not stated in millions.

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COMPENSATION MATTERS

KPI Component

The Compensation Committee believes that including a KPI component under the AIP provides an opportunity to evaluate the sustainability and quality of individual results on an annual basis. Our NEOs’ KPI goals are intended to ensure long-term stability at the Company and alignment with our long-term strategy. In particular, our CEO’s KPI goals are explicitly tied to long-term strategic transformation, succession planning, and new-hire onboarding, all of which build a solid foundation for future growth.

In assessing the achievement of the KPI component for 2020, the Compensation Committee took into account employee engagement results and leadership effectiveness, as well as the accomplishments of each NEO against his or her applicable KPI goals established at the beginning of 2020 as described below.

Henry A. Fernandez, Chairman of the Board and Chief Executive Officer
Proven leader at time of crisis

•  Stabilized clients and ensured employees were engaged and productive during the pandemic and social injustice events through multiple forums:

•  Supported the creation of the Black Leadership Network (the “BLN”) to promote the leadership, development and recognition of Black employees at MSCI.

•  Established MSCI as a ‘go to’ source for content related to the coronavirus impact on financial markets, including providing a coronavirus hub featuring consolidated research, webinars, and tools measuring the pandemic’s effect on markets.

•  Focused efforts to make key products available to clients on a free trial basis as they faced this period of extraordinary market volatility.

Strong support for corporate responsibility priorities

•  Oversaw expansion of diversity, equality and inclusion programs through the following:

•  Executive Diversity Council leaders and the BLN conducted candid conversations across the globe, inviting employees to discuss all forms of bias and injustice.

•  Established numerous new strategic partnerships with diversity recruiting firms to create greater racial diversity.

•  Sponsored the third annual and first virtual Diversity, Equality and Inclusion Summit, including sessions with the BLN, MSCI Pride, Women’s Leadership Forum and Executive Diversity Council.

•  Drove increase in full employee engagement by seven percentage points year-over-year, according to the annual employee engagement survey (full employee engagement is defined as the number of respondents who agree or strongly agree with all eight of the overall firm experience outcome questions).

•  92% of all employees and 94% of female employees attended training programs in 2020.

•  Sponsored MSCI’s commitment to reduce its carbon emissions aligned with the objectives of the Paris Agreement.

•  Promoted greater transparency by publishing several key reports focused on how the Company aligns its actions to the ESG and climate solutions we provide to investors.

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COMPENSATION MATTERS

Henry A. Fernandez, Chairman of the Board and Chief Executive Officer (continued)
Champion innovative client and employee experiences

•  Sponsored a breakthrough initiative to envision the Future of Work at MSCI that introduces increased flexibility of when and where employees work, reimagines MSCI’s use of its offices, and ramps up technology to enhance MSCI’s interactions with clients and employees.

•  Prioritized efforts to implement Future of Work changes, including a redesign of MSCI offices into client and innovation-centric hubs, development of Future of Work behaviors to support employees as they navigate the new environment and introduced frequent pulse surveys to stay connected to employees.

•  Oversaw improvement in employee perceptions of innovation, with 82% of employees reporting that senior leaders encourage innovative ideas, a four-point increase over last year as reflected in the Company’s 2020 annual employee engagement survey.

Facilitate long-term growth through partnerships, acting as a driving force of the firm’s strategy

•  Oversaw MSCI’s major licensing agreement with HKEX to introduce 37 futures and options contracts in Hong Kong based on a suite of indexes in Asia and Emerging Markets.

•  Expanded our highly strategic partnership with IHS Markit to enhance MSCI’s liquidity analytics tools offerings.

•  Advanced the Company’s long-term strategy, through new agreements for joint Fixed Income ESG Indexes with iBoxx index families, Eurex, and ARK Investment, resulting in a new set of thematic indexes in 2020.

•  Oversaw efforts to complete the strategic relationship with Burgiss in January 2020, allowing MSCI to strengthen its position in the private asset space.

•  Drove a strategic partnership alliance with Microsoft that leveraged Microsoft’s cloud and artificial intelligence (AI) technologies to enhance MSCl’s data and analytics services.

Andrew C. Wiechmann, Chief Financial Officer
Drive strong and efficient financial management through significant volatility

•  Navigated the firm through the highly volatile market environment of the pandemic, co-led the assessment of the overall business conditions, pacing of investments, and overall financial management with CEO and President/COO.

•  Achieved or exceeded many of our key financial and operating targets for the year.

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Andrew C. Wiechmann, Chief Financial Officer (continued)
Proactive capital management

•  Actively managed our cash balances and cash investment policies to reduce risk and maximize available cash balances in the US, successfully repatriating significantly more than planned.

•  Oversaw disciplined and proactive working capital management, which helped to drive strong Free Cash Flow growth and high free cash flow conversion, exceeding target for the year.

•  Proactively took advantage of market volatility to repurchase shares at high-returning prices and capitalized on opportunities to lower our overall cost of debt:

•  Completed $727 million of share repurchases (2.5 million shares) at an average price of $291.76.

•  Issued $1.4 billion of long-term debt and refinanced $1.1 billion of existing debt, achieving savings of $8.5 million in our annual interest expense, despite incurring $300 million of incremental debt.

Financial management and scalability transformations through technology	• Continued to enhance financial planning processes by upgrading financial systems and automating manual processes, paving the way for enhanced scalability and financial controls.
Execute strategic transactions for tax-related accomplishments

•  Completed a restructuring of foreign subsidiaries leading to significant savings on future repatriations.

•  Realized significant savings through the implementation of the issued interpretations of Tax Cuts and Job Acts.

Expand and create new partnerships and opportunities

•  Continued to drive an enhanced focus on, process around and culture of highly strategic inorganic growth across the company, leading to the expansion and creation of new partnerships, including partnerships with IHS Markit, Microsoft and HKEX.

•  Helped to complete the strategic investment in Burgiss in 2020, enabling key strategic partnership and value enhancement opportunities across commercial go-to-market and new product development initiatives.

•  Drove a successful strategic planning process focused on key growth opportunities amidst the pandemic, identifying new investment opportunities to accelerate growth, broaden market adoption of MSCI offerings and enhance the client experience.

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C. D. Baer Pettit, President and Chief Operating Officer
Reprioritize and refocus investment targets as a result of the pandemic and economic volatility

•  Applied robust investment framework to reallocate a significant portion of the investment portfolio to focus on the highest returning areas across Index and ESG.

•  Focused investments on Index innovation in areas of thematic indexes, fixed income indexes, as well as licensing and distribution capabilities.

•  Led continued progress in releasing innovative new capabilities for ESG and climate solutions; gained strong traction with Analytics partnerships and liquidity offerings; and launched Real Estate Climate Value-at-Risk.

•  Drove the 2021 Operating Plan process by guiding the product and function leaders to build a growth focused roadmap; operating plan focused on investment priorities, partnerships and on client coverage sales goals.

Drive technology transformation

•  Drove creation of a unified OneMSCI strategy for the Board and for select clients and received positive feedback. Moved over 200 people from product to OneMSCI engineering to focus on cross product use cases based on client requests.

•  Established a deep and holistic partnership with Microsoft to support the technology transformation across a myriad of strategic areas.

•  Oversaw successful first year of cloud migration resulting in significant operational improvements and major financial benefits including a significant year-over-year reduction in on-premise data center spend.

•  Drove development of Application Platform Interface (API) first strategy with select proof of concepts and internal use cases. Translated to full inventory and documentation for over 500 existing APIs.

•  Rolled out first phase of DevOps across all engineering teams resulting in significant deployment automation improving our speed to market.

•  Facilitated Chief Technology Officer onboarding of new technology leadership roles, introducing over 100 years of experience from leading technology firms like Microsoft and Google.

Increase shareholder value by strengthening client relationships

•  Created new opportunities and solidified relationships with industry-leading asset managers to partner across analytics, ESG and private assets.

•  Led formal OneMSCI outreach during the height of the pandemic to make key products available to clients on a free trial basis to help them navigate a period of extraordinary market volatility.

•  Increased frequency and intensity of communications with key clients to explore strategic engagement opportunities.

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COMPENSATION MATTERS

C. D. Baer Pettit, President and Chief Operating Officer (continued)
Intensify the pace of innovation at the firm by enabling the conditions for all MSCI colleagues to contribute to it

•  Expanded New Client Experience vehicles to share research analyses with clients and other stakeholders. These channels have now become a permanent part of the user experience. They include: Insights Gallery, MSCI Perspectives Podcast, LinkedIn stand-alone posts, and Asset TV.

•  Championed innovation “Breakthroughs” program that allowed us to re-examine existing capabilities and discover solutions to radically improve our operating approach. This was piloted with our Client Commercial Experience and our Future of Work initiatives, which led to investments in those areas. The Client Commercial Experience focuses on client self-service transactional capabilities to create greater efficiencies for MSCI and an improved client experience. The Future of Work initiative expanded the infrastructure required to support hybrid working, resulting in the foundation for a highly engaged and collaborative hybrid workforce.

•  Oversaw improvement in employee perceptions of innovation at MSCI, as reflected in the Company’s annual employee engagement survey.

Scott A. Crum, Chief Human Resources Officer
Prioritize employee wellbeing during pandemic and redefine new ways of working across the firm

•  Prioritized employees’ safety and well-being during the pandemic. Led and coordinated a comprehensive set of response and mitigation activities, including providing a series of distributed working virtual training offerings and establishing a Working from Home website featuring resources to support employees’ development during the pandemic.

•  Oversaw the launch of the company’s re-imagined goals framework as a resource for employees to prioritize what’s most critical to help clients navigate the pandemic and to reflect the company’s updated priorities.

•  Established strong principles to guide the company throughout the pandemic; implemented protocols, processes, procedures as well as direct and transparent communications to ensure the company had a consistent, global response.

•  Oversaw our Future of Work program to recognize that the pandemic has provided an opportunity to adapt and change the way we work and collaborate with each other and our clients. Implemented and expanded the infrastructure required to support hybrid working.

•  Utilized our Innovation methodology to source ideas and recommendations for re-defining our vision of “work,” with global representation and participation by hundreds of MSCI employees, and third-party expert information and research to support our process and findings.

Increase employee engagement and strengthen culture of diversity, equality and inclusion

•  Sponsored the third annual Diversity, Equality and Inclusion summit, launched virtually for the first time. Attended by over 100 employees, this 11 day program consisted of 4 sessions with the BLN, MSCI Pride, Women’s Leadership Forum and Executive Diversity Council. Sponsored with strong Executive Committee participation, the agendas consisted of learning and networking events including external speakers, panel discussions, leadership development and structured conversations with participants on current inclusion and diversity issues.

•  Established the BLN and a partnership with a leading Black-owned executive search and leadership development firm to address the inclusion of MSCI’s Black community. Supported the BLN to create a twelve month development program for Black employees.

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COMPENSATION MATTERS

Scott A. Crum, Chief Human Resources Officer (continued)

•  Formed a new Diversity Sourcing and Pipeline team that builds relationships with universities and other sources of diverse talent in addition to creating intern and targeted development programs.

•  Launched Unconscious Bias training beginning with Managing Directors and cascading to all employees at the firm. Over 1,800 employees attended in 2020 with the program continuing into 2021.

Strengthen Senior Talent Pipeline with emphasis on development and diversity

•  Oversaw new approaches to build and develop a diverse succession pipeline including: establishing a new Managing Director promotion process to assess candidates and eliminating 1:1 hiring to ensure senior roles have diverse slates.

•  Prioritized a virtual Accelerated Leadership Program for 43 top talent employees.

•  Implemented Executive Committee progression plans by naming four Executive Committee successors to new roles over the last year.

Robert J. Gutowski, General Counsel
Enhance regulatory engagement

•  Advanced the Company’s proactive engagement with regulators globally, focusing on ESG and index related issues.

•  Guided the Company’s participation in numerous important regulatory expert panels.

•  Ensured the Company’s preparedness for commercial opportunities arising from regulatory developments affecting our clients, such as ESG reporting.

Champion and expand scope of Diversity, Equality and Inclusion initiatives and effectiveness

•  Executive Sponsor for the firm’s BLN, an employee resource group launched in 2020 to promote the recruitment, leadership, development and recognition of Black employees at MSCI through increased and focused recruiting, mentorship, professional development and networking opportunities.

•  Advised Corporate Responsibility Committee on diversity disclosure issues and drove enhanced transparency.

Drive Legal Department client-centricity and innovation contributions to Client Commercial Experience initiative

•  Sponsored innovation breakthrough group to streamline the contracting process and facilitate simplified OneMSCI contracting across product lines.

•  Developed new forms of license agreements and contract structures to facilitate easier and faster contracting processes.

•  Supported major strategic commercial relationships and partnerships, advising on a range of critical negotiations and matters from Burgiss to Microsoft to the HKEX.

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COMPENSATION MATTERS

Robert J. Gutowski, General Counsel (continued)
Provide strategic counsel on pandemic response

•  Executive member of COVID-19 Steering Committee.

•  Advised on stay-at-home, shelter-in-place and similar orders as well as return-to-work protocols across more than 30 offices in more than 20 countries.

•  Delivered assurance to regulators on operational resiliency during height of the pandemic with a remote workforce performing mission critical and market sensitive index rebalancings.

•  Counseled Corporate Services and HR functions on Future of Work plans regarding a wide spectrum of legal issues and implications, from real estate and leasing matters to tax consequences to employee privacy rights to health and safety measures.

Focus Compliance on delivering upside value in addition to managing downside risk

•  Completed successful independent third-party review of governance of the Company’s Index Policy Committee, the highest governance body of the equity index business, with respect to (i) independence of decisions, (ii) effectiveness of policies and processes and (iii) avoidance of conflicts of interest.

•  Enhanced risk oversight by establishing new risk committee comprised of Compliance, Internal Audit, ERM and IT Risk to ensure coordination of efforts and information.

•  Implemented new Compliance Portal technology platform to enhance oversight and employee experience.

Actual cash incentives paid in respect of 2020 were based on actual performance against the financial and KPI targets under the AIP as set forth in the table below. Given our strong financial performance, coupled with target payouts on the KPI goals, our NEOs (other than Ms. Huber) received cash incentives for 2020 that were approximately their target values.

NAME		2020 FINANCIAL PAYOUT (70% WEIGHTING AT TARGET)		2020 KPI PAYOUT (30% WEIGHTING AT TARGET)		2020 TOTAL ACTUAL CASH INCENTIVE
	2020 TARGET CASH INCENTIVE($)	VALUE ($)	AS % OF TARGET	VALUE ($)	AS % OF TARGET	VALUE ($)	AS % OF TARGET

Henry A. Fernandez	1,400,000	982,210	100.2%	420,000	100.0%	1,402,210	100.2%

Andrew C. Wiechmann(1)	525,137	368,425	100.2%	157,545	100.0%	525,970	100.2%

C. D. Baer Pettit(2)	1,155,245	810,495	100.2%	346,585	100.0%	1,157,080	100.2%

Scott A. Crum	700,000	491,105	100.2%	210,005	100.0%	701,110	100.2%

Robert J. Gutowski	475,000	333,250	100.2%	142,500	100.0%	475,750	100.2%

(1) The actual cash incentive bonus paid to Mr. Wiechmann in respect of fiscal 2020 was prorated from the time of his appointment to CFO. His annualized bonus target is $600,000.

(2) The actual cash incentive bonus amount paid to Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.283605.

For 2021, Mr. Gutowski’s target cash incentive opportunity under the AIP was increased to $650,000 in recognition of his new role as our General Counsel. The target cash incentive opportunity of our other current NEOs remained the same for fiscal 2021.

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COMPENSATION MATTERS

Long-Term Equity Incentive Compensation Program (LTIP)

The Compensation Committee believes that MSCI’s executive compensation program should reinforce a pay for performance culture that aligns the interests of our senior executives with those of our shareholders by incorporating the achievement of multi-year stock price performance metrics into variable compensation awards (in addition to the annual financial metrics applicable to cash incentive awards under the AIP). In 2020, we followed our typical practice of granting annual LTIP awards (i.e., granting PSUs to all of our NEOs and RSUs to all NEOs other than Mr. Fernandez) following the regularly scheduled annual meeting of the Compensation Committee in January 2020.

We also periodically grant off-cycle LTIP awards (e.g., for new hire grants, replacement grants, retention grants, etc.). The grant date for such awards is determined on an individual basis, typically based on the applicable start date or the date of the event which triggered the award.

Enhancements to LTIP

The Company’s long-term equity incentive compensation program largely stayed the same in 2020 and the Company carried forward enhancements from 2019 that promote the alignment of executive compensation and long-term shareholder value creation.

The Compensation Committee continued to place a strong emphasis on pay for performance by granting a significant portion of equity incentive awards in the form of PSUs that are subject to multi-year TSR-based performance metrics, which the Compensation Committee believes more closely align the Executive Committee’s interests with those of the Company’s shareholders and complement the annual financial metrics applicable to cash incentive awards under the AIP.

The Compensation Committee approved the grant of two types of 2020 PSU awards to the members of the Company’s Executive Committee (including the NEOs)—3-Year PSUs and 5-Year PSUs (together, the “2020 PSUs”). Given the generally positive feedback on the rigor of the TSR CAGR goals we received in the past from our shareholders, the Compensation Committee carried forward the absolute TSR CAGR performance metric for the 2020 PSUs. Additionally, the 5-Year PSUs complement the 3-year performance cycle applicable to the 3-Year PSUs and further encourages an “owner-operator” mindset that truly rewards exceptional shareholder value creation over the long-term.

The Compensation Committee believes that the grant of the 2020 PSUs to the Executive Committee members will provide greater incentives for the execution of the Company’s strategic plan and the creation of additional value-enhancing corporate development initiatives. The Compensation Committee also granted service-vesting RSU awards to members of the Executive Committee (other than our CEO and President/COO) on terms consistent with prior year RSU grants.

In addition, and consistent with our historical practice, the 2020 PSUs contain current and post-employment restrictive covenants, including (i) restrictions against competition, (ii) the solicitation of clients, vendors and employees of the Company and (iii) the use or disclosure of confidential information.

In early 2021, the Compensation Committee added a post-vest one-year holding period to our annual 2021 3-Year PSUs that were granted to our NEOs (other than Ms. Huber) in February 2021, where such shares, or rights with respect to such shares, may not be transferred until the expiration of such holding period.

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2020 Equity Mix

The table below sets forth the allocation of 2020 RSUs, 3-Year PSUs and 5-Year PSUs granted to the NEOs. As reflected in the table below, Mr. Fernandez and Mr. Pettit received 100% of their equity incentive compensation in the form of PSUs. For 2020, the Compensation Committee (i) increased the proportion of Mr. Fernandez’s 5-Year PSUs to 60% of his overall equity compensation in 2020 (with the remaining 40% granted in the form of 3-Year PSUs) and (ii) awarded 100% of Mr. Pettit’s 2020 equity incentive compensation in the form of PSUs. We believe these changes further align the interests of each of Messrs. Fernandez and Pettit with those of our shareholders and reinforce our “owner-operator” philosophy and the execution of our strategic plan.

VEHICLE	CEO	PRESIDENT/COO	OTHER NEOS

RSUs	0%	0%	30%

3-Year PSUs	40%	50%	35%

5-Year PSUs	60%	50%	35%

RSUs

RSUs are inherently aligned with the interest of our shareholders because they are linked to share price appreciation. They also increase the retentive value of our overall compensation program. RSUs vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject generally to continued employment with the Company. While these RSU awards do not have explicit performance-vesting conditions, the ultimate value that will be delivered to our NEOs from these awards depends on our future stock price performance.

PSUs

The 3-Year PSUs and 5-Year PSUs granted in 2020 will cliff-vest on February 4, 2023 and February 4, 2025, respectively, subject generally to the executive’s continued employment with the Company and the Company’s level of achievement of the applicable absolute TSR CAGR performance metric measured over a three-year performance period and five-year performance period, respectively.

In determining the target value of and appropriate mix for the 2020 PSUs, the Compensation Committee took into consideration the Executive’s performance and potential future contributions, the Executive’s overall career experience, peer group analyses, and the risk profile of the compensation program for the Executive.

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COMPENSATION MATTERS

The table below sets forth the target value for each NEO’s equity awards. Under SEC disclosure rules, we are required to disclose the accounting value for the RSUs and PSUs granted to the NEOs in 2020 in the “Summary Compensation Table”. As such, the target values reflected in the table below may differ from the amounts set forth in the Summary Compensation Table for such awards for 2020.

NAME	RSUs ($)	3-YEAR PSUs ($)	5-YEAR PSUs ($)

Henry A. Fernandez	–	3,000,000	4,500,000

Andrew C. Wiechmann	150,000	175,000	175,000

C. D. Baer Pettit	–	2,000,000	2,000,000

Scott A. Crum	360,000	420,000	420,000

Robert J. Gutowski	120,000	140,000	140,000

Linda S. Huber	540,000	630,000	630,000

The 3-Year PSUs and 5-Year PSUs reflect the right to receive between 0% and 300% and 0% and 200%, respectively, of the target number of shares based on achievement of the TSR CAGR performance metric over the applicable performance period.

The table below sets forth the TSR CAGR performance percentage for the 3-Year PSUs. There will be interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

3-Year PSU TSR CAGR Performance Percentage

TSR CAGR (%)	PERFORMANCE PERCENTAGE (%)

≥ 30.0 (maximum)	300

20.0	200

10.0 (target)	100

9.0	50

8.0 (threshold)	25

< 8.0	No Vesting

The table below sets forth the TSR CAGR performance percentage for the 5-Year PSUs. There will be interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

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5-Year PSU TSR CAGR Performance Percentage

TSR CAGR (%)	PERFORMANCE PERCENTAGE (%)

≥20.0 (maximum)	200

15.0	150

12.5 (target)	100

10.0 (threshold)	50

<10.0	No Vesting

The Compensation Committee established the above TSR performance goal percentages applicable to the 3-Year PSUs and the 5-Year PSUs after considering historical 3- and 5-year TSR performance of S&P 500 companies and MSCI’s business projections. The Compensation Committee believes that the applicable threshold, target, and maximum goals established for both PSU vehicles in 2020 represent rigorous hurdles that would ultimately deliver significant shareholder value creation if achieved, as evidenced by the fact that achievement of the TSR performance goals at the threshold performance levels applicable to the 2020 3-Year PSUs and 5-Year PSUs would translate to substantial growth in our shareholders’ investments over such performance period, as reflected in the chart below.

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COMPENSATION MATTERS

Former Chief Financial Officer Equity Awards

As a result of Ms. Huber’s stepping down from her position of CFO on September 25, 2020, in accordance with their existing terms, a pro rata portion of her unvested RSUs and 3-Year PSUs that are outstanding will continue to vest based on the portion of the applicable vesting period during which she was employed by the Company (and, in the case of the 3-Year PSUs, subject to achievement of the applicable performance conditions). Any outstanding and unvested 5-Year PSUs held by her as of such date were forfeited in their entirety pursuant to their terms.

2018 PSU Award Payouts

The three-year performance period applicable to the PSUs granted to each of Messrs. Wiechmann and Gutowski on February 6, 2018 concluded on February 4, 2021 and resulted in the following level of achievement:

PERFORMANCE METRIC	PERFORMANCE PERIOD: 2018-2021

	TARGET	ACHIEVEMENT	% PAYOUT

TSR CAGR	10.00%	≥30.00%	300%

Following the performance adjustment, Mr. Wiechmann received 4,296 PSUs and Mr. Gutowski received 3,939 PSUs, which such PSUs vested and converted to shares on February 5, 2021.

2021 Long-Term Equity Incentive Compensation Program

In early 2021, the Compensation Committee approved the grant of long-term equity incentive awards to our NEOs for 2021, which such awards were generally consistent with the terms of the 2020 LTIP. However, the Compensation Committee approved the following changes to the 2021 LTIP:

•

For Mr. Pettit, who receives 100% of his equity incentive compensation in the form of PSUs, the Compensation Committee increased the proportion of Mr. Pettit’s 5-Year PSUs from 50% to 60% of his overall equity incentive compensation for 2021 (with the remaining 40% granted in the form of 3-Year PSUs).

•

In order to further promote our “owner-operator” mindset, we added a post-vest one-year holding period to our 3-Year PSUs granted in early 2021, where such shares, or rights with respect to such shares, may not be transferred until the expiration of such holding period.

2021 Equity Mix

Percentages in parenthesis are the changes from the 2020 Equity Mix set forth on page 71 of this Proxy Statement.

VEHICLE	CEO	PRESIDENT	OTHER NEOS

RSUs	0%	0%	30%

3-Year PSUs	40%	40% (-10%)	35%

5-Year PSUs	60%	60% (+10%)	35%

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COMPENSATION MATTERS

The table below sets forth the target value for each currently employed NEO’s 2021 annual equity awards:

NAME	RSUs ($)	3-YEAR PSUs ($)	5-YEAR PSUs ($)

Henry A. Fernandez	–	3,000,000	4,500,000

Andrew C. Wiechmann	270,000	315,000	315,000

C.D. Baer Pettit	–	1,600,000	2,400,000

Scott A. Crum(1)	360,000	420,000	420,000

Robert J. Gutowski	270,000	315,000	315,000

(1) The table above does not reflect one-time retention RSUs granted to Mr. Crum in early 2021 with a grant date value of $275,000 in recognition of his leadership and dedication supporting our employees and clients during the pandemic. See page 67 of this Proxy Statement for additional information on Mr. Crum’s contributions.

Benefits

The Company provides health, welfare and other benefits to remain competitive in hiring and retaining its employees. Our NEOs are eligible to participate in these benefit plans on the same terms and conditions as all other employees. We do not provide any special or enhanced benefits to our NEOs.

In the United States and the United Kingdom, the Company has established defined contribution plans for all eligible employees. Contributions by the Company to these defined contribution plans for our NEOs for the applicable period are disclosed in the “All Other Compensation” column in the Summary Compensation Table below.

Employment Agreements

All of the NEOs are employed on an “at-will” basis, and the Company does not have any individual employment agreements with the NEOs providing for a fixed duration of employment. As a result, the Company has the flexibility to alter or revise its compensation programs as circumstances dictate.

Under his offer letter with the Company, Mr. Wiechmann is entitled to certain severance benefits in the event of an involuntary termination of his employment without cause. In addition, we maintain a Change in Control Severance Plan for the benefit of eligible senior executives of the Company (including the NEOs) that provides for severance benefits on a “double-trigger” basis—i.e., in the event of a qualifying termination of the executive’s employment by the Company without “cause” or by the participant for “good reason” in connection with a change in control.

Additional information on post-termination and change in control benefits for our NEOs, assuming a qualifying event occurred as of December 31, 2020, is provided in the section titled “Potential Payments upon Termination or Change in Control,” on page 86 of this Proxy Statement.

No Excessive Perquisites

Based on the Company’s philosophy that its executive compensation program should be straightforward and directly linked to performance, the compensation program for the NEOs does not include any excessive perquisites, excise tax gross-ups or supplemental executive retirement benefits.

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COMPENSATION MATTERS

STOCK OWNERSHIP GUIDELINES

The Compensation Committee believes that significant stock ownership at the senior-most levels of MSCI’s leadership (e.g., the Executive Committee), which includes our executive officers, aligns management’s interests with those of our shareholders and encourages an “owner-operator” mindset. As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, effective January 1, 2019, the Compensation Committee adopted the more rigorous stock ownership guidelines detailed below. As of the date of this Proxy Statement, all Executive Committee members, including our NEOs, are in compliance with both the pre-2019 Stock Ownership Guidelines and the current Stock Ownership Guidelines. Our CEO significantly exceeds his applicable stock ownership guidelines (see page 42 of this Proxy Statement for additional details).

POSITION	STOCK OWNERSHIP GUIDELINES (EFFECTIVE 2019)	STOCK OWNERSHIP GUIDELINES (PRE-2019)

Chief Executive Officer	6x base salary	6x base salary

President & Chief Operating Officer / Chief Financial Officer	4x base salary	3x base salary

Executive Officer	3x base salary	3x base salary

Executive Committee	3x base salary	2x base salary

All Executive Committee members are required to meet the applicable ownership guidelines under the current Stock Ownership Guidelines within five years following the date of such executive’s appointment to the Executive Committee (or, if later, five years from January 1, 2019). For the purpose of determining whether each individual is in compliance with these stock ownership guidelines and requirements, the following are counted towards satisfaction of the minimum ownership requirements:

(1)	shares beneficially owned individually, directly or indirectly;
(2)	shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly; and
(3)

“Net Shares” underlying unvested RSUs, unvested PSUs (solely to the extent of any award minimum—i.e., any unvested PSUs that are subject to achievement of outstanding performance goals are not counted), “in-the money” vested stock options and any other vested or unvested equity awards (as determined in the Compensation Committee’s discretion).

“Net Shares” means the number of shares that would remain if the shares underlying the equity awards are sold or withheld by the Company to (i) pay the exercise price of a stock option, (ii) satisfy any tax withholding obligations (assuming a tax rate of 50%) or (iii) satisfy any other applicable transaction costs.

Until the expected ownership levels are achieved, each Executive Committee member is required to retain 50% of the Net Shares resulting from the vesting, settlement or exercise, as applicable of all stock options, RSUs, PSUs or other equity awards granted to such executive.

The Compensation Committee determined that increasing the share ownership multiples for the President and Chief Operating Officer and Chief Financial Officer better reflected alignment with the broader responsibilities of those roles and streamlining the ownership levels for all members of the Executive Committee (e.g., eliminating different treatment among executive officer and non-executive officer members of the Executive Committee) better reflected the equal contributions of Executive Committee members as the Company moves towards a more integrated approach to client service and product creation.

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COMPENSATION MATTERS

The summary of the current Stock Ownership Guidelines provided herein is qualified in its entirety by the full text of the Stock Ownership Guidelines, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2019.

Other Policies

CLAWBACK POLICY

In 2019, the Board expanded the Company’s Clawback Policy beyond financial results or operating metrics that were achieved as a result of willful misconduct or intentional or fraudulent conduct. Under the revised Clawback Policy, the Board, acting upon the recommendation of the Compensation Committee, may to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Executive Committee and the Company’s Principal Accounting Officer, in the event of a restatement of financial or other performance-based measures (regardless of whether detrimental conduct has occurred) or in the event that detrimental conduct results in an increased level of performance goal achievement or otherwise causes material financial and/or reputational harm to the Company, as described below.

In the case of a restatement of financial or other performance-based measures, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the two years preceding the date on which the Board determines that the financial or other measure contains a material error.

In the case of detrimental conduct, that in the sole discretion of the Board, has resulted in a level of achievement of a performance-based measure or caused material financial or reputational harm to the Company, the Board may recover incentive compensation received by the person during the two-year period immediately preceding the date on which such person engaged in such detrimental conduct (or the date on which the Compensation Committee discovers that such person engaged in detrimental conduct). Detrimental conduct consists of:

•	willful misconduct or breach of a fiduciary duty with respect to the Company or any of its subsidiaries;

•

conviction of, or having entered a plea bargain or settlement admitting guilt for, any crime of moral turpitude or felony under any applicable law with respect to the Company or any of its subsidiaries;

•	commission of an act of fraud, embezzlement or misappropriation, with respect to the Company or any of its subsidiaries;

•

failure to take action with respect to any acts or conduct described above when taken by another person that such person has actual knowledge of or directing any other person to take any of the actions described above; and

•	breach of any restrictive covenant to which such person is subject contained in any applicable agreement or arrangement with the Company or any of its subsidiaries.

The expanded Clawback Policy applies to all incentive compensation (cash and equity) granted on or after February 7, 2019. Incentive compensation granted prior to that date remains subject to our prior Clawback Policy.

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COMPENSATION MATTERS

ANTI-HEDGING AND ANTI-PLEDGING POLICY

We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.

TAX CONSIDERATIONS

The Compensation Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the IRC.

Historically, certain compensation paid to the Company’s executive officers complied with the performance-based compensation exception under Section 162(m) by being granted pursuant to the MSCI Inc. Performance Formula and Incentive Plan (the “Formula Plan”). In light of the final Section 162(m) regulations published in December 2020, which, among other things, eliminated the performance-based compensation exception under Section 162(m), the Compensation Committee determined to cease awarding compensation to the Company’s executive officers (including the NEOs) under the Formula Plan starting with calendar year 2021.

In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests and is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.

COMPENSATION RISK ASSESSMENT

The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.

•

The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.

•

To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements. RSUs and PSUs typically vest and settle over a three-year or five-year period, as applicable—in the case of RSUs, ratably over three years, and in the case of PSUs, cliff-vesting based on achievement of applicable performance goals at the end of a three-year or five-year performance period, as applicable.

•	Executive Committee members are required to meet the applicable stock ownership guidelines described under “Stock Ownership Guidelines” on page 76 of this Proxy Statement.

•	Incentive compensation is subject to the Clawback Policy described under “Clawback Policy” on page 77 of this Proxy Statement.

Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.

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COMPENSATION MATTERS

The Compensation Committee has reviewed our compensation policies as generally applicable to all of our employees and believes that our policies do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company. Semler Brossy assisted the Compensation Committee with its review of our compensation program by reviewing materials provided by management related to our compensation program, including the Company’s LTIP. The Compensation Committee also reviewed materials previously prepared by a third-party consultant related to certain of the Company’s variable incentive plans, including the AIP, from a risk and governance perspective.

Compensation & Talent Management Committee Report

We, the Compensation & Talent Management Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation & Talent Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Respectfully submitted,

Linda H. Riefler (Chair)

Benjamin F. duPont

Wayne Edmunds

Marcus L. Smith

MSCI INC. PROXY STATEMENT      •      79

COMPENSATION MATTERS

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid or awarded by MSCI to the Company’s NEOs during fiscal years 2020, 2019 and 2018.

2020 Summary Compensation Table

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)(6)(7)(8)(9)	TOTAL ($)

Henry A. Fernandez	2020	1,000,000	—	7,499,849	1,402,210	22,080	9,924,139
Chairman and	2019	1,000,000	—	6,499,950	1,734,320	21,690	9,255,960
Chief Executive Officer	2018	1,000,000	—	—	1,800,080	178,374	2,978,454

Andrew C. Wiechmann(10)	2020	500,000	—	499,836	525,970	72,364	1,598,170
Chief Financial Officer	2019	406,900	—	849,669	564,850	32,643	1,854,062

C.D. Baer Pettit	2020	802,253	—	3,999,824	1,157,080	193,394	6,152,551
President and Chief Operating Officer	2019	798,256	—	2,999,797	1,406,743	165,788	5,370,583
	2018	834,666	—	499,981	1,347,926	181,900	2,864,473

Scott A. Crum	2020	550,000	—	1,199,683	701,110	33,342	2,484,135
Chief Human Resources Officer	2019	550,000	—	1,099,695	867,160	36,266	2,553,121
	2018	550,000	—	379,904	771,460	62,334	1,763,698

Robert J. Gutowski	2020	450,000	—	399,726	475,750	61,014	1,386,490
General Counsel

Linda S. Huber(11)	2020	650,000	950,000	1,799,630	—	1,643,996	5,043,626
Former Chief Financial Officer	2019	425,833	—	2,799,584	727,320	20,791	3,973,528

(1) Base salary for Mr. Pettit was paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.283605, $1.277209 and $1.335466 for fiscal 2020, 2019 and 2018, respectively. Mr. Pettit’s 2020 base salary rate was £625,000.

(2) Ms. Huber received an annual cash incentive award equal to her target AIP award in 2020 in accordance with the terms of her offer letter. See “Ms. Huber’s Change of Employment Status and Release Agreement” on page 91 of this Proxy Statement for additional information.

(3) Represents the grant date fair value of awards granted during each fiscal year, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and does not reflect whether the NEO will actually receive a financial benefit from the award. The awards reported in this column were granted in February 2018, February 2019 and February 2020 as part of the annual compensation process. The following table represents the grant date fair value of awards granted during February 2020:

Grant Date Fair Value of Stock Units Granted During 2020 ($)

NAME	RSUs	PSUs	TOTAL

Henry A. Fernandez	—	7,499,849	7,499,849

Andrew C. Wiechmann	149,951	349,885	499,836

C.D. Baer Pettit	—	3,999,824	3,999,824

Scott A. Crum	359,824	839,859	1,199,683

Robert J. Gutowski	119,843	279,883	399,726

Linda S. Huber	539,884	1,259,746	1,799,630

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COMPENSATION MATTERS

The grant date fair value of the PSUs granted to the NEOs during 2020 was calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10, excluding the effect of estimated forfeitures. The grant date value of the PSUs granted to the NEOs in 2020, assuming the highest level of performance conditions will be achieved (300% for the 3-Year PSUs and 200% for the 5-Year PSUs), is $17,999,650 for Mr. Fernandez, $874,676 for Mr. Wiechmann, $9,999,475 for Mr. Pettit, $2,099,703 for Mr. Crum, $699,690 for Mr. Gutowski and $3,149,364 for Ms. Huber. In connection with the cessation of Ms. Huber’s employment on December 31, 2020, Ms. Huber forfeited all of her outstanding 5-Year PSUs. Information regarding the assumptions used to value these awards is set forth in note 10 to the consolidated financial statements included in the Company’s 2020 Annual Report on Form 10-K.

(4) Represents the annual cash bonus paid for 2020, 2019 and 2018, as applicable, (i) under the 2020 AIP in February 2021 with respect to the 2020 performance year, (ii) under the 2019 AIP in February 2020 with respect to the 2019 performance year and (iii) under the 2018 AIP in February 2019 with respect to the 2018 performance year.

(5) The Company does not offer defined benefit pension plans or a nonqualified deferred compensation plan to NEOs.

(6) The amounts reflected in the “All Other Compensation” column for 2020 include Company matching contributions to the MSCI Inc. 401(k) Retirement Savings Plan of $22,080 for Mr. Fernandez, Ms. Huber, Mr. Crum, Mr. Wiechmann and Mr. Gutowski. Company contributions to the MSCI Barra Group (UK) Personal Pension Plan for Mr. Pettit in 2020 totaled £62,500 ($80,225). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.283605, $1.277209 and $1.335466 for fiscal 2020, 2019 and 2018, respectively.

(7) The amount included in the “All Other Compensation” column includes Company matching contributions to the 2020 UK Medical Coverage for Mr. Pettit in 2020 for £4,676 ($6,002). The amount of British pounds sterling was converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.283605.

(8) The amount included in the “All Other Compensation” column for Ms. Huber includes a separation payment of $1,600,000 which represents the aggregate sum of one year of base salary and target annual cash incentive award in accordance with the existing terms of her offer letter. Additionally, Ms. Huber received a special payment of $6,696 to assist with the payment of certain health and welfare benefits.

(9) In connection with the Company’s payment of its quarterly cash dividend, the “All Other Compensation” column includes for 2020 the payment to the NEOs of dividend equivalents for outstanding RSUs, outstanding 2017 PSUs for Messrs. Wiechmann and Gutowski and outstanding 2015 Special PSU award for Mr. Pettit as follows:

2020 DIVIDEND EQUIVALENTS ($)

			OUTSTANDING RSUs

NAME	2015 Special PSUs	2017 PSUs	1Q 2020	2Q 2020	3Q 2020	4Q 2020	TOTAL

Henry A. Fernandez	—	—	—	—	—	—	—

Andrew C. Wiechmann	—	37,947	2,873	2,873	3,296	3,296	50,284

C.D. Baer Pettit	96,790	—	2,417	2,417	2,772	2,772	107,167

Scott A. Crum	—	—	2,623	2,623	3,008	3,008	11,262

Robert J. Gutowski	—	34,785	966	966	1,108	1,108	38,934

Linda S. Huber	—	—	3,820	3,461	3,969	3,969	15,220

(10) Mr. Wiechmann was appointed Chief Financial Officer, effective, September 25, 2020.

(11) Ms. Huber stepped down from her position as Chief Financial Officer, effective as of September 25, 2020.

MSCI INC. PROXY STATEMENT      •      81

COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding awards granted to our NEOs during fiscal 2020.

2020 Grant of Plan-Based Awards Table

NAME	TYPE OF AWARD		GRANT DATE	COMPENSATION COMMITTEE ACTION DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(6)
					THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Henry A. Fernandez	AIP		—	1/28/2020	—	1,400,000	2,100,000	—	—	—	—	—
	PSU	(4)	2/6/2020	1/28/2020	—	—	—	—	14,236	42,708	—	2,999,952
	PSU	(5)	2/6/2020	1/28/2020	—	—	—	—	35,592	71,184	—	4,499,897

Andrew C. Wiechmann	AIP		—	1/28/2020	—	600,000	900,000	—	—	—	—	—
	RSU	(3)	2/6/2020	1/28/2020	—	—	—	—	—	—	508	149,951
	PSU	(4)	2/6/2020	1/28/2020	—	—	—	—	830	2,490	—	174,906
	PSU	(5)	2/6/2020	1/28/2020	—	—	—	—	1,384	2,768	—	174,979

C.D. Baer Pettit	AIP		—	1/28/2020	—	1,219,425	1,829,137	—	—	—	—	—
	RSU	(3)	2/6/2020	1/28/2020	—	—	—	—	—	—	—	—
	PSU	(4)	2/6/2020	1/28/2020	—	—	—	—	9,490	28,470	—	1,999,828
	PSU	(5)	2/6/2020	1/28/2020	—	—	—	—	15,819	31,638	—	1,999,996

Scott A. Crum	AIP		—	1/28/2020	—	700,000	1,050,000	—	—	—
	RSU	(3)	2/6/2020	1/28/2020	—	—	—	—	—	—	1,219	359,824
	PSU	(4)	2/6/2020	1/28/2020	—	—	—	—	1,993	5,979	—	419,985
	PSU	(5)	2/6/2020	1/28/2020	—	—	—	—	3,321	6,642	—	419,874

Robert J. Gutowski	AIP		—	1/28/2020	—	475,000	712,500	—	—	—	—	—
	RSU	(3)	2/6/2020	1/28/2020	—	—	—	—	—	—	406	119,843
	PSU	(4)	2/6/2020	1/28/2020	—	—	—	—	664	1,992	—	139,925
	PSU	(5)	2/6/2020	1/28/2020	—	—	—	—	1,107	2,214	—	139,958

Linda S. Huber (7)	AIP		—	1/28/2020	—	950,000	1,425,000	—	—	—	—	—
	RSU	(3)	2/6/2020	1/28/2020	—	—	—	—	—	—	1,829	539,884
	PSU	(4)	2/6/2020	1/28/2020	—	—	—	—	2,989	8,967	—	629,872
	PSU	(5)	2/6/2020	1/28/2020	—	—	—	—	4,982	9,964	—	629,874

(1) Represents the target and maximum payouts with respect to the AIP for 2020. There are no threshold or minimum payouts under the AIP. For additional information regarding the AIP, see “Compensation Discussion and Analysis–Variable Compensation–Annual Cash Incentives” above.

(2) AIP payment for Mr. Pettit was paid in British pounds sterling and converted to U.S. dollars using the 2020 fiscal year average of daily spot rates of £1 to $1.283605. Mr. Pettit’s 2020 AIP payment was £901,430.

(3) Represents service vesting RSUs granted during 2020. The RSUs vest in three annual installments of 34%, 33% and 33% on each of the first three anniversaries of the grant date, subject to continued service through each applicable vesting date.

(4) Represents 3-Year PSUs granted during 2020, which cliff-vest at the end of a three-year performance cycle from February 5, 2020 to February 4, 2023, based on achievement of a TSR CAGR performance metric and subject to continued service through the last day of the performance period. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 300% of the target amount.

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COMPENSATION MATTERS

(5) Represents 5-Year PSUs granted during 2020, which cliff-vest at the end of a five-year performance cycle from February 5, 2020 to February 4, 2025, based on achievement of a TSR CAGR performance metric and subject to continued service through the last day of the performance period. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 200% of the target amount.

(6) Represents the grant date fair value of stock awards as computed in accordance with FASB ASC Subtopic 718-10. The grant date fair value for these stock awards was based on the closing price of MSCI’s common shares on the trading day preceding the grant date or service inception date as the case may be. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10. For the values of these PSUs, assuming attainment of the maximum level of the performance conditions, see footnote 2 to the “Summary Compensation Table” above.

(7) Ms. Huber stepped down from her position as CFO, effective as of September 25, 2020 and ceased employment with the Company effective December 31, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the number of shares covered by exercisable and unexercisable outstanding RSUs and PSUs held by each of our NEOs on December 31, 2020, which units remain subject to forfeiture and cancellation provisions.

	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Henry A. Fernandez	—	—	278,101	124,180,440

Andrew C. Wiechmann	4,225	1,886,589	13,931	6,220,609

C.D. Baer Pettit	3,554	1,586,968	120,382	53,754,174

Scott A. Crum	3,857	1,722,266	22,519	10,055,409

Robert J. Gutowski	1,421	634,519	12,522	5,591,449

Linda S. Huber(4)	2,134	952,895	17,625	7,870,091

MSCI INC. PROXY STATEMENT      •      83

COMPENSATION MATTERS

(1) Represents unvested RSUs outstanding as of December 31, 2020. This column does not give effect to retirement provisions for Messrs. Fernandez and Pettit. Equity awards granted to employees eligible for retirement treatment vest on the date retirement eligibility is attained. Messrs. Fernandez and Pettit became eligible for retirement treatment by satisfying one of the following conditions: age 50 with 12 years as a Managing Director, at age 50 with 15 years as an officer, at least age 55 with 5 years of service (the sum of age plus years of service must equal or exceed 65) or 20 years of service. The number of RSUs included in this table vest on the following dates for each NEO:

	NUMBER OF RSUs BY VESTING DATE

NAME	2/6/21	2/7/21	5/6/21	2/6/22	2/7/22	3/5/22	5/6/22	2/6/23

Henry A. Fernandez	—	—	—	—	—	—	—	—

Andrew C. Wiechmann	538	339	—	169	339	2,671	—	169

C.D. Baer Pettit	1,228	1,163	—	—	1,163	—	—	—

Scott A. Crum	1,340	853	—	406	852	—	—	406

Robert J. Gutowski	473	339	—	135	339	—	—	135

Linda S. Huber	559	—	352	—	—	—	1,223	—

(2) The market value of outstanding RSUs is based on a share price of $446.53, the closing price of MSCI Inc. common stock on December 31, 2020, rounded to the nearest whole number.

(3) Represents outstanding and unvested PSUs held on December 31, 2020 that remain subject to performance adjustment and forfeiture provisions, as illustrated in the following tables. This column does not give effect to retirement provisions for Messrs. Fernandez and Pettit. These numbers represent PSUs each NEO would receive upon vesting, assuming maximum attainment of the applicable performance goals.

(4) In connection with Ms. Huber’s cessation of employment on December 31, 2020, in accordance with their existing terms, a pro rata portion of her unvested RSUs and 3-Year PSUs that are outstanding will continue to vest based on the portion of the applicable vesting period during which she was employed by the Company (and, in the case of the 3-Year PSUs, subject to achievement of the applicable performance conditions). All of Ms. Huber’s unvested 5-Year PSUs were forfeited as of December 31, 2020. Accordingly, Ms. Huber’s RSUs and PSUs that were forfeited as of December 31, 2020 are not reflected in this table.

2018, 2019 and 2020 PSUs, subject to forfeiture and cancellation provisions

2018—PSU Award-Unadjusted, subject to forfeiture and cancellation provisions

NAME	NUMBER OF PSUs AT 300% (MAXIMUM) VESTING

Andrew C. Wiechmann(1)	4,296

Robert J. Gutowski(2)	3,939

(1) Following the performance adjustment, Mr. Wiechmann received 4,296 PSUs which vested and converted to shares on February 5, 2021.

(2) Following the performance adjustment, Mr. Gutowski received 3,939 PSUs which vested and verted to shares on February 5, 2021.

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COMPENSATION MATTERS

2019—3 Year PSU Award-Unadjusted, subject to forfeiture and cancellation provisions

NAME	NUMBER OF PSUs AT 300% (MAXIMUM) VESTING

Henry A. Fernandez	80,187

Andrew C. Wiechmann	3,021

C.D. Baer Pettit	37,008

Scott A. Crum	10,854

Robert J. Gutowski	3,021

Linda S. Huber	14,886

2019—5 Year PSU Award-Unadjusted, subject to forfeiture and cancellation provisions

NAME	NUMBER OF PSUs AT 200% (MAXIMUM) VESTING

Henry A. Fernandez	84,022

Andrew C. Wiechmann	1,356

C.D. Baer Pettit	23,266

Scott A. Crum	5,686

Robert J. Gutowski	1,356

Linda S. Huber	—

2020—3 Year PSU Award-Unadjusted, subject to forfeiture and cancellation provisions

NAME	NUMBER OF PSUs AT 300% (MAXIMUM) VESTING

Henry A. Fernandez	42,708

Andrew C. Wiechmann	2,490

C.D. Baer Pettit	28,470

Scott A. Crum	5,979

Robert J. Gutowski	1,992

Linda S. Huber	2,739

MSCI INC. PROXY STATEMENT      •      85

COMPENSATION MATTERS

2020—5 Year PSU Award-Unadjusted, subject to forfeiture and cancellation provisions

NAME	NUMBER OF PSUs AT 200% (MAXIMUM) VESTING

Henry A. Fernandez	71,184

Andrew C. Wiechmann	2,768

C.D. Baer Pettit	31,638

Scott A. Crum	6,642

Robert J. Gutowski	2,214

Linda S. Huber	—

OPTION EXERCISES AND STOCK VESTED

The following table contains information with regard to stock options exercised by our NEOs and vesting and conversion of restricted stock held by the NEOs during fiscal 2020.

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)

Henry A. Fernandez	—	—

Andrew C. Wiechmann	7,832	2,434,837

C.D. Baer Pettit	3,823	1,137,462

Scott A. Crum	3,146	936,105

Robert J. Gutowski	7,208	2,240,472

Linda S. Huber	—	—

(1) The value realized for stock awards is based on the closing price of MSCI common stock on the stock vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan

In the event of a change in control of the Company, Executive Committee members, including all of our NEOs, would be entitled to benefits under the MSCI Inc. Change in Control Severance Plan (the “CIC Plan”), which was adopted by the Board of Directors in May 2015. The CIC Plan covers participants identified on a schedule attached to the CIC Plan (subject to any additions to or removals from the participant list by the Compensation Committee), including the Company’s CEO, CFO and the Company’s other NEOs. In the event of a “Qualifying Termination” (as defined in the CIC

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COMPENSATION MATTERS

Plan), participants will receive the severance payments and benefits specified in the CIC Plan. Severance payments and benefits under the CIC Plan are subject to a “double-trigger” as both a change in control and a termination of the participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the CIC Plan) are required in order for the participant to qualify for payments and benefits. The CIC Plan does not include any golden parachute excise tax gross-up provisions. Any severance payments and benefits under the CIC Plan are subject to execution of an agreement by the CIC Plan participant releasing claims against the Company. Participants are also obligated to comply with confidentiality, non-solicitation and non-disparagement covenants under their release agreement.

Annual Incentive Plan

In the event of a change in control (as defined in the AIP), unless otherwise determined by the Compensation Committee, the performance period applicable to any outstanding AIP cash bonus award will cease as of the date immediately prior to the change in control. The portion of any such award based on performance metrics (other than KPIs) will be payable based on the higher of (i) the Company’s actual achievement of the performance metrics (other than KPIs) for the prorated period ending immediately prior to the change in control and (ii) 100%. The portion of any such award based on KPIs will be payable at 100% of the target KPIs. All awards will be payable by the Company (or the successor or survivor entity) within 60 days of the date of the change in control, prorated for the portion of the applicable performance period that elapsed prior to the change in control. If the Company’s successor will not be implementing a comparable annual incentive plan for the remaining portion of the year in which the change in control occurs, the Compensation Committee may, in its discretion, elect not to prorate the awards. If any AIP participant is eligible to receive a prorated annual bonus for the year in which the change in control occurs pursuant to any other change in control severance plan, including the CIC Plan, the individual’s prorated annual bonus payable under such other plan will be reduced by the amount of the bonus paid under the AIP.

Equity Acceleration

The descriptions of equity acceleration provisions below apply to the applicable outstanding equity awards as of December 31, 2020.

Terminations Other than due to Death, Disability, Involuntary Termination Without Cause, Governmental Service or Retirement. Upon termination of an NEO’s employment for any reason other than due to death, disability, involuntary termination without cause, certain governmental service or retirement (as such terms are defined in the applicable award agreement), his or her unvested RSUs and PSUs will generally be cancelled immediately. Equity awards granted to NEOs who are eligible for retirement treatment are cancelled following a termination for cause.

Death or Disability. Upon termination of an NEO’s employment due to death or “disability” (as defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares within 30 days of the termination date.

•	2018-2020 PSUs. PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

Involuntary Termination. If the Company terminates an NEO’s employment without “cause” (as defined in the applicable award agreement) and he or she signs and does not revoke an agreement and release of claims satisfactory to the Company within 60 days of the termination date:

•

2018 RSUs. If the NEO is not eligible for retirement treatment as of the termination date, RSUs will vest and convert into shares within 60 days of the termination date. If the NEO is eligible for retirement treatment, RSUs will vest and convert

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COMPENSATION MATTERS

into shares at any time, determined in the discretion of the Compensation Committee, during the period commencing on January 1 of the year following the year of termination and ending on the one-year anniversary of the termination date (or, 15 days following the expiration of any non-compete the NEO is subject to, if earlier), but in no event before January 1 of the year following the year of termination.

•

2019-2020 RSUs. A prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) one-third of the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the applicable 12-month vesting period (rounded up to the next whole month) and (B) the denominator of which is 12 months. However, for NEOs who have achieved “62/10 Retirement Eligibility” (as defined in the applicable award agreement), the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.

•	2018 PSUs. PSUs will service-vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

•

2019-2020 3-Year PSUs. A prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3-year performance period (rounded up to the next whole month), and (B) the denominator of which is 36 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

•

2019-2020 5-Year PSUs. If the termination of employment occurs prior to the second anniversary of the grant date, the PSUs will be forfeited in their entirety. Following the second anniversary of the grant date, a prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 5-year performance period (rounded up to the next whole month), and (B) the denominator of which is 60 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

Governmental Service. Upon termination of an NEO’s employment as a result of commencing certain employment with a governmental employer (as defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares on the termination date or within 60 days thereafter.

•

2018 PSUs. If such termination occurs prior to the adjustment date, the PSUs will be adjusted within a range based on the expected (or actual, if such termination occurs after the end of the performance period) achievement of the performance metrics for the performance period (which will be determined by extrapolating the performance metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date on which the NEO’s employment terminates) and such adjusted PSUs will vest and convert into shares within 60 days following the termination date. If such termination occurs following the adjustment date, the PSUs will fully vest and convert into shares within 60 days of termination.

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COMPENSATION MATTERS

Retirement. Upon termination of an NEO’s employment in circumstances that makes him or her eligible for retirement treatment (based on the applicable award agreement):

•

2018 RSUs. RSUs will vest and convert into shares at any time, determined in the discretion of the Compensation Committee, during the period commencing on January 1 of the year following the year of termination and ending on the one-year anniversary of the termination date (or, 15 days following the expiration of any non-compete the NEO is subject to, if earlier), but in no event before January 1 of the year following the year of termination.

•

2019-2020 RSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” (as such terms are defined in the applicable award agreement) but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) one-third of the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the applicable 12-month vesting period (rounded up to the next whole month) and (B) the denominator of which is 12 months. For NEOs who have achieved “62/10 Retirement Eligibility,” the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.

•

2018 PSUs. If retirement eligibility occurs prior to or on the vesting date, the PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period; except that, if on the adjustment date, the NEO is subject to a non-compete restriction, the PSUs will convert, in the discretion of the Compensation Committee, during the period (x) commencing on the adjustment date and (y) ending on December 31, 2021 or December 31, 2022, as applicable. If such termination occurs after the vesting date (but prior to the adjustment date), the adjusted PSUs will convert into shares on December 31, 2021 or December 31, 2022, as applicable.

•

2019-2020 PSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the target number of PSUs will vest and convert to shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3- or 5-year performance period, as applicable (rounded up to the next whole month), and (B) the denominator of which is 36 or 60 months, as applicable, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

Change in Control. In the event an NEO’s employment is terminated by MSCI without “cause” or by him or her for “good reason,” in each case, within 24 months following a “change in control” (as such terms are defined in the applicable award agreement):

•	RSUs. RSUs will vest and convert into shares within 60 days of the date of termination of employment.

•

2018-2020 PSUs. PSUs will vest and convert to shares within 60 days of the date of termination of employment, and the performance metrics will be deemed to have been achieved at the greater of (i) the actual achievement of the performance metrics for the period commencing on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.

The following table represents the amounts to which our NEOs or their estates or representatives, as applicable, would have been entitled to receive had their employment been terminated on December 31, 2020 or had a change in control occurred on December 31, 2020.

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COMPENSATION MATTERS

Termination or Change in Control

				CHANGE IN CONTROL
NAME(1)	INVOLUNTARY TERMINATION WITHOUT CAUSE- EQUITY AT TARGET PERFORMANCE(1)(2)	TERMINATION DUE TO DEATH, DISABILITY- EQUITY AT TARGET PERFORMANCE(1)(3)	TERMINATION DUE TO GOVERNMENT SERVICE - EQUITY AT TARGET PERFORMANCE(1)(4)	CASH SEVERANCE(5)	BENEFITS AND PERQUISITES - COBRA / UK MEDICAL CONTINUATION PREMIUMS(6)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON (FOLLOWING A CHANGE IN CONTROL)- EQUITY AT TARGET PERFORMANCE(1)(7)

Henry A. Fernandez	$52,944,169	$52,944,169	$52,944,169	$5,291,073	$70,469	$52,944,169

Andrew C. Wiechmann	$1,500,787	$4,267,041	$4,267,041	$2,102,313	$—	$4,267,041

C.D. Baer Pettit (8)	$5,837,933	$23,591,073	$23,591,073	$4,041,906	$16,205	$23,591,073

Scott A. Crum	$2,235,329	$6,980,157	$6,980,157	$2,659,820	$82,147	$6,980,157

Robert J. Gutowski	$721,592	$2,764,021	$2,764,021	$1,825,013	$70,469	$2,764,021

(1) All values are based on a closing stock price of $446.53 per share as of December 31, 2020. The amounts included in this table also represent values associated with the acceleration of the 2018 PSUs for Mr. Wiechmann and Mr. Gutowski. However, Mr. Wiechmann and Mr. Gutowski’s 2018 PSUs vested on February 5, 2021. As such, as of the date of this proxy statement, the value attributable to the 2018 PSUs reflected in the table above for Messrs. Wiechmann ($1,918,293) and Gutowski ($1,758,882) are no longer currently applicable in the event of any future termination of employment or change in control.

(2) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to an involuntary termination without cause (not following a change in control), in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $124,180,440 for Mr. Fernandez, $2,300,969 for Mr. Wiechmann, $15,465,120 for Mr. Pettit, $4,842,171 for Mr. Crum and $1,476,228 for Mr. Gutowski.

(3) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to death or disability, in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $124,180,440 for Mr. Fernandez, $8,107,199 for Mr. Wiechmann, $55,341,142 for Mr. Pettit, $14,743,528 for Mr. Crum and $6,225,968 for Mr. Gutowski.

(4) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to a termination for government service pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $124,180,440 for Mr. Fernandez, $8,107,199 for Mr. Wiechmann, $55,341,142 for Mr. Pettit, $14,743,528 for Mr. Crum and $6,225,968 for Mr. Gutowski.

(5) A lump sum cash payment under our CIC Plan equal to the sum of (1) two times the participant’s base salary and (2) two times the participant’s average annual cash bonus (three-year average annual cash bonus). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.

(6) A lump sum cash payment under our CIC Plan equal to 135% of the approximate amount of COBRA continuation premiums for the participant and his or her eligible dependents for 24 months for the coverage option and level of medical, dental and/or vision coverage in effect for the participant immediately prior to the date of termination (or, in the case of an international participant, equivalent local private medical benefits); provided, however, that such continued participation shall only be provided to an international participant to the extent permitted under the terms of any applicable group health plan and applicable law. For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.

(7) These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, in each case, within 24 months following a change in

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COMPENSATION MATTERS

control, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $124,180,440 for Mr. Fernandez, $8,107,199 for Mr. Wiechmann, $55,341,142 for Mr. Pettit, $14,743,528 for Mr. Crum and $6,225,968 for Mr. Gutowski.

(8) For Mr. Pettit, excludes unvested but outstanding 2018 RSUs, due to the awards’ retirement treatment provision. As of December 31, 2020, the value of this award at target was $548,339. This award would be cancelled following an involuntary termination for cause (as defined in the award agreement), but would not be cancelled upon a voluntary termination.

Ms. Huber’s Change of Employment Status and Release Agreement

In connection with the cessation of her status as Chief Financial Officer of the Company on September 25, 2020, Ms. Huber entered into a change of employment status and release agreement with the Company on October 5, 2020. Pursuant to this agreement, Ms. Huber remained employed with the Company through December 31, 2020, during which period she continued to receive her current base salary and remained eligible to participate in the Company’s employee benefit plans. In addition, subject to her execution of a release of claims and compliance with restrictive covenants, Ms. Huber received the departure benefits set forth in her existing offer letter with the Company (i.e. one year of base salary, target annual cash incentive award and her AIP award for 2020 which was deemed achieved at target). Ms. Huber also received a payment of $6,696 to assist with the payment of certain health and welfare benefits and outplacement services for a period of six months. Pursuant to the existing terms of Ms. Huber’s equity award agreements, a pro rata portion of her unvested RSUs and 3-Year PSUs will continue to vest based on the portion of the applicable vesting period during which she was employed by the Company (and, in the case of the 3-Year PSUs, subject to achievement of the applicable performance conditions). Any outstanding and unvested 5-Year PSUs held by Ms. Huber were forfeited in their entirety pursuant to their terms.

2020 PAY RATIO

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2020:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $60,903;

•	the annual total compensation of our Chief Executive Officer was $9,924,139; and

•	the ratio of these two amounts was 163 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2020, our employee population consisted of 3,633 individuals (of which 47.0% of MSCI employees were located in the Asia Pacific region, 23.3% in Europe, Middle East and Africa, 20.7% in the U.S. and Canada, and 9.0% in Mexico and Brazil). Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees, as described in more detail below.

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COMPENSATION MATTERS

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base salary plus actual cash bonus paid for 2020. In making this determination, we annualized the compensation of our full-time employees who were hired in 2020 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in Pune, India, with base wages for the 12-month period ending December 31, 2020 in the amount of $47,927.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2020 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2020 (as set forth in the Summary Compensation Table for 2020 on page 80 of this Proxy Statement).

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COMPENSATION MATTERS

Proposal No. 2—Advisory Vote to Approve Executive Compensation (Say-on-Pay)

The Dodd-Frank Act enables MSCI’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.

For an overview of the compensation of our NEOs, see “Compensation Matters—Compensation Discussion and Analysis—Executive Summary” above.

We are asking for shareholder approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which include the disclosures under “Compensation Matters—Compensation Discussion and Analysis” above, the compensation tables included therein and the narrative following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on MSCI, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of MSCI’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. MSCI currently conducts annual advisory votes on executive compensation.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at our 2021 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 2. Abstentions shall not be treated as votes cast.

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Audit Matters

Independent Auditor’s Fees

The following table summarizes the aggregate fees (including related expenses) billed and/or accrued in 2020 and 2019 for professional services provided by PricewaterhouseCoopers LLP (“PwC”). On March 16, 2020, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2020. These fees were approved pursuant to the pre-approval policies and procedures described below.

$ IN THOUSANDS	2020	2019

Audit fees(1)	3,120	2,680

Audit-related fees(2)	15	793

Tax fees(3)	1,607	1,829

All other fees(4)	6	132

Total	4,748	5,434

(1) Audit fees consisted of fees billed and/or accrued for (i) audits of our consolidated financial statements included in our Annual Reports on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) audits of various entities for statutory and other reporting requirements, (iv) comfort letters, consents and other services related to SEC and other regulatory filings and (v) audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002).

(2) In 2020, Audit-related fees consisted of fees billed and/or accrued for the annual benefit plan audit as well as other assurance and related services. In 2019, Audit-related fees consisted of fees billed and/or accrued for (i) due diligence services pertaining to investment-related activities and (ii) the annual benefit plan audit and other assurance and related services.

(3) Tax fees related to tax compliance assistance in 2020 and 2019 were $1,409,000 and $657,000, respectively. Tax consulting fees related to international and domestic tax matters, including international tax restructuring, in 2020 and 2019 were approximately $198,000 and $1,172,000, respectively.

(4) In 2020, all other fees primarily consisted of fees related to accounting research software subscriptions. In 2019, all other fees primarily consisted of non-recurring fees related to the engagement of the independent auditor to assist the Company with data breach tabletop exercises.

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AUDIT MATTERS

Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor to ensure the services do not impair their independence. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the pre -approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general pre-approval, if it involves a fee in excess of $750,000 or relates to tax planning and advice, it requires a separate pre-approval of the full Audit Committee. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve certain engagements not requiring approval by the full Audit Committee. The Chair must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations. Management reports the actual fees versus pre-approved amounts periodically throughout the year by category of service.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board, which is accessible through the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (http://ir.msci.com). The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NYSE and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor for the year ended December 31, 2020, PwC, was responsible for auditing the consolidated financial statements included in the Company’s 2020 Annual Report on Form 10-K, expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as well as reviewing the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held ten meetings during the year ended December 31, 2020, and among other things:

•	reviewed and discussed the Company’s quarterly and annual earnings releases;

•

reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related notes and (ii) audited consolidated financial statements and related notes to the consolidated financial statements for the year ended December 31, 2020 with management and PwC;

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AUDIT MATTERS

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•

met with PwC, the internal auditor and Company management in executive sessions to discuss the results of their examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs;

•	reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K;

•	reviewed business and financial market conditions, including periodic assessments of risks posed to MSCI’s operations and financial condition; and

•	evaluated the performance of PwC and approved their engagement as the Company’s independent auditor.

The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This review included discussions by the Audit Committee with management regarding the Company’s consolidated financial statements and with the independent auditor as to the audit thereof, including, among other things, the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

PwC also provided to the Audit Committee the written disclosures and the letters required by the applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and represented that it is independent from the Company. We discussed with PwC their independence from the Company, and considered whether the services they provided to the Company beyond those rendered in connection with their integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, were compatible with maintaining their independence.

During the year ended December 31, 2020, the Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided. Pursuant to the pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above within “—Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors,” the Audit Committee approved, among other things, fees related to the integrated audits, statutory audits, consultations and certain non-audit services. The Audit Committee also approved certain tax fees consisting of compliance and advisory services related to (i) tax consulting fees related to international and domestic tax matters, including international corporate restructurings, and (ii) tax compliance assistance.

Based on our review and these meetings, discussions and reports described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee’s charter, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2020 Annual Report on Form 10-K.

Respectfully submitted,

Wayne Edmunds (Chair)

Robert G. Ashe

Sandy C. Rattray

Linda H. Riefler

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AUDIT MATTERS

Proposal No. 3—Ratification of the Appointment of MSCI Inc.’s Independent Auditor

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditors for 2021 and presents this selection to the shareholders for ratification. PwC will audit our consolidated financial statements for 2021 and perform other permissible pre-approved services.

A PwC representative will attend the 2021 Annual Meeting to respond to your questions and will have the opportunity to make a statement if he or she desires to do so. If shareholders do not ratify the appointment, the Audit Committee will reconsider it. Even if shareholders ratify the selection of PwC, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that the change would be in the best interest of the Company.

The Audit Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements. PwC has served as our independent auditor since March 2014.

VOTE REQUIRED AND RECOMMENDATION

The affirmative vote of a majority of the votes cast at our 2021 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 3. Abstentions shall not be treated as votes cast.

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Other Matters

Certain Transactions

Transactions with Shareholders. From time to time, shareholders that own more than 5% of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under our Related Person Transactions Policy described below.

During 2020, BlackRock, Inc. and The Vanguard Group and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. For purposes of full disclosure, revenues recognized by us from subscriptions, licenses and other fees related to our products and services in 2020 from each of these shareholders and/or their respective affiliates are set forth in the table below.

NAME	2020 REVENUES

BlackRock, Inc.	$186.7 million

The Vanguard Group	$16.1 million

Transactions with Directors. Sandy C. Rattray is the Chief Investment Officer of Man Group plc. In 2020, Man Group plc and its subsidiaries subscribed to, licensed or otherwise purchased in the normal course of business, certain of the Company’s products and services. Revenues recognized from subscriptions, licenses and other fees related to such products and services in 2020 were approximately $3.0 million.

Related Person Transactions Policy

The Company maintains a written Related Person Transactions Policy (the “Policy”), which governs the approval of related person transactions. The Governance Committee administers the Policy. It is the responsibility of each director, director nominee and executive officer to promptly notify the legal department of transactions in which he or she may be involved. The legal department also conducts diligence and maintains controls and procedures to identify and submit for review and approval any such transactions.

Under the Policy, the legal department determines whether a proposed transaction constitutes a related person transaction requiring review under the Policy and/or disclosure. If the legal department determines that (i) the proposed transaction constitutes a related person transaction or (ii) it would be beneficial to further review the transaction under the Policy, then the legal department may review and approve certain transactions pursuant to delegation from the Governance Committee or refer the transactions to the Governance Committee.

When evaluating a proposed Related Person Transaction, the legal department will consider all relevant facts and circumstances, including: (1) the dollar amount of the transaction, the commercial reasonableness of the terms and the purpose of the transaction, as well as the benefit to the Company; (2) whether negotiations were at arm’s length; (3) the terms and conditions of comparable or similar transactions; (4) whether the transaction is provided on terms that may be more favorable than those available to others; (5) the materiality and character of the related person’s interest in the transaction and whether there may be any conflicts of interest; (6) whether the transaction would be considered unusual for one or both of the parties and (7) whether the transaction may impact director independence if applicable.

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OTHER MATTERS

Other Business

We do not know of any matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2021. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at www.proxyvote.com. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

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Annex A:

Frequently Asked Questions

How do we refer to MSCI Inc. in this Proxy Statement?

We refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors of MSCI Inc. as the “Board.” MSCI is incorporated in Delaware and its shares are listed on The New York Stock Exchange under the symbol MSCI. References to “Shares,” “shares” or “shares of our common stock” in this Proxy Statement refer to shares of our common stock, par value $0.01 per share.

What are the date, time and place of the 2021 Annual Meeting?

We will hold the 2021 Annual Meeting on April 27, 2021 at 2:30 P.M. Eastern Time, via the internet at www.virtualshareholdermeeting.com/MSCI2021.

In order to access the virtual annual meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MSCI2021. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Will the 2021 Annual Meeting be webcast?

Yes. You may attend the annual meeting virtually at www.virtualshareholdermeeting.com/MSCI2021, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the 2021 Annual Meeting will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 27, 2022.

How do I submit a question at the 2021 Annual Meeting?

To submit questions before the 2021 Annual Meeting, please email your question(s) to the Corporate Secretary at corporatesecretary@msci.com by no later than April 26, 2021. Please include “Annual Meeting Questions” in the subject line and provide your name, 16-digit control number and, if applicable, indicate the proposal to which your question relates in the body of the email.

You may submit a question during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/MSCI2021. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the 2021 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, http://ir.msci.com/events.cfm, until April 27, 2022.

What if the Company encounters technical difficulties during the 2021 Annual Meeting?

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virutalshareholdermeeting.com/MSCI2021.

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ANNEX A

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Who may attend the 2021 Annual Meeting?

All stockholders as of March 2, 2021, or their duly appointed proxies, may attend the 2021 Annual Meeting. In order to attend the 2021 Annual Meeting, a stockholder must own MSCI common stock at the close of business on March 2, 2021. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the 2021 Annual Meeting.

Who may vote at the 2021 Annual Meeting?

You can vote your shares of MSCI common stock at our 2021 Annual Meeting if you were a shareholder at the close of business on March 2, 2021 (the “record date”). As of March 2, 2021, there were 82,751,461 shares of MSCI common stock outstanding. Each share of MSCI common stock entitles you to one vote on each matter voted on at the annual meeting of shareholders.

A majority of the shares of MSCI common stock outstanding at the close of business on the record date must be present in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the 2021 Annual Meeting if you vote through the internet at the virtual annual meeting of shareholders or properly submit your proxy prior to the 2021 Annual Meeting.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we are making this Proxy Statement and our 2020 Annual Report on Form 10-K (including any amendments thereto) available to our shareholders over the internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2020 Annual Report on Form 10-K (including any amendments thereto) over the internet, how to request a free paper copy of these materials and how to vote via the internet. We will mail the Notice of Internet Availability of Proxy Materials on or about March 17, 2021. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of shareholders on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it. See “How do I sign up for electronic delivery of proxy materials?” below for further information on electing to receive proxy materials electronically.

What is the difference between holding shares as a “record holder” and as a beneficial owner of shares held in “street name”?

Record Holder. If your shares are registered directly in your name with MSCI’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (including its affiliates, “Broadridge”), you are considered a “record holder” with respect to those shares, and the Notice of Internet Availability of Proxy Materials will be sent directly to you.

A-2      •      MSCI INC. PROXY STATEMENT

ANNEX A

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account with a brokerage firm, bank, broker dealer, or other intermediary, then you are considered a beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials and other proxy materials will be forwarded to you by that intermediary. As a beneficial owner of shares held in “street name,” you have the right to direct that intermediary on how to vote the shares held in your account by following their instructions for voting and using their forms. If you do not provide your brokerage firm, bank, broker dealer or other intermediary with instructions on how to vote your shares, such intermediary or intermediary nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2021.

How do I vote my shares?

You may direct your vote by internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	IF YOU ARE A SHAREHOLDER OF RECORD:	IF YOU ARE A BENEFICIAL HOLDER OF SHARES HELD IN “STREET NAME”:

By Internet Prior to the 2021 Annual Meeting* (24 hours a day):

www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

www.proxyvote.com

By Internet During the 2021 Annual Meeting* (24 hours a day):

www.virtualshareholdermeeting.com/MSCI2021

You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

www.virtualshareholdermeeting.com/MSCI2021

By Telephone* (24 hours a day):

1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.

By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.

* While MSCI and Broadridge do not charge any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.

MSCI INC. PROXY STATEMENT      •      A-3

ANNEX A

How does the Board recommend that I vote and what vote is required for adoption or approval of each matter to be voted on?

PROPOSAL NO.	PROPOSAL	VOTE REQUIRED	DIRECTORS’ RECOMMENDATION

1	Election of Directors	Number of votes cast “FOR” exceeds number of votes cast “AGAINST” for each director	FOR all nominees

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the approval of the Executive Compensation of our NEOs

3	Ratification of the Appointment of MSCI’s Independent Auditor	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP

How will my shares be voted if I do not give specific voting instructions and what are broker non-votes?

Record Holders. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement (e.g., “FOR” for Proposal No. 1, No. 2 and No. 3) and in their discretion regarding any other matters properly presented for a vote at our 2021 Annual Meeting. As of the date of this Proxy Statement, we did not know of any proposals or matters to be raised at the 2021 Annual Meeting other than those presented in this Proxy Statement.

Beneficial Owners of Shares Held in “Street Name.” Broker non-votes occurs when your brokerage firm, bank, broker dealer or other intermediary has not received specific voting instructions from you with respect to shares held in “street name” and the broker does not have discretionary voting authority with respect to a proposal. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares only on discretionary items but not on non-discretionary items, as determined by the NYSE.

•

Non-discretionary items. The following proposals are considered “non-discretionary” items: Proposal No. 1—election of directors and Proposal No. 2—approve, by non-binding vote, our executive compensation.

•

Discretionary item. Proposal No. 3—the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2021 is a “discretionary” item. NYSE member brokers that do not receive voting instructions from beneficial owners of shares held in “street name” may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes are not counted for purposes of Proposal Nos. 1 and 2 and will therefore have no effect on the outcome of these proposals. Therefore, if you hold your shares in an account with a brokerage firm, bank, a broker dealer or other intermediary, it is critically important that you submit your voting instructions if you want your shares to count for the non-discretionary items listed above.

How are abstentions treated?

Abstentions. Abstentions are also counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions have no effect on the determination of whether a nominee or any of the

A-4      •      MSCI INC. PROXY STATEMENT

ANNEX A

proposals have received the vote of a majority of the shares of common stock present or represented by proxy and voting at the 2021 Annual Meeting. However, abstentions could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What are my choices for casting my vote on each matter to be voted on?

PROPOSAL NO.	PROPOSAL	VOTING OPTIONS	EFFECT OF ABSTENTIONS

1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

How many votes are required to elect directors and adopt proposals?

The election of each director and ratification of the appointment of PwC as MSCI Inc.’s independent auditor requires the affirmative vote of a majority of the shares of common stock represented or by proxy at the meeting and entitled to vote. The approval of a resolution regarding the compensation of our NEOs as disclosed in this Proxy Statement is a non-binding advisory vote; however, we value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. A majority of the shares entitled to vote on a matter, whether present virtually or by proxy, will constitute a quorum at the meeting.

What happens if a director does not receive a majority of the votes required for his or her re-election?

Under the laws of Delaware (our state of incorporation), if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” However, our Bylaws provide that, in order for an incumbent director to become a nominee of the Board, the director must submit an irrevocable resignation as director that becomes effective if (i) he or she does not receive a majority of the votes cast in an uncontested election and (ii) the Board accepts the resignation. If a director does not receive a majority of the votes cast in an uncontested election, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the election results are certified.

How do I revoke or change my proxy?

If you are a “record holder,” you can revoke or change your proxy at any time before your shares are voted, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by:

•	Voting again by internet or by telephone (only your last internet or telephone proxy submitted prior to the meeting will be counted);

•	Signing and returning a new proxy card with a later date; or

•	Voting by internet while attending the virtual annual meeting (attending the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual annual meeting).

MSCI INC. PROXY STATEMENT      •      A-5

ANNEX A

If you are a “record holder,” you may also revoke your proxy by giving written notice of revocation to c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, which must be received no later than 5:00 P.M. Eastern Time, on April 26, 2021.

If you are a beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions your brokerage firm, bank, broker dealer or other intermediary provides.

Will my vote be confidential?

Our Bylaws provide that your individual vote is confidential and will not be disclosed to any officer, director or employee of MSCI, except as required by law and in certain limited circumstances such as when you request or consent to disclosure, and make a request or comment on the proxy card.

Who counts the votes cast at the 2021 Annual Meeting?

Representatives of Broadridge will tabulate the votes cast at the 2021 Annual Meeting, and American Election Services, LLC will act as the independent inspector of elections.

Where can I find the voting results of the 2021 Annual Meeting?

We expect to announce the preliminary voting results at the 2021 Annual Meeting. The final voting results will be tallied by representatives of Broadridge, our inspector of elections, and will be subsequently published by us by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2021 Annual Meeting.

Who will pay for the cost of the proxy solicitation?

We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our 2021 Annual Meeting. Proxies may be solicited on our behalf by directors, officers, employees or agents in person or by telephone, electronic transmission and facsimile transmission. Our directors, officers and employees will receive no additional compensation for any such solicitation.

We have also hired Saratoga Proxy Consulting LLC (“Saratoga”), 520 8th Avenue, New York, NY 10018, to assist in the distribution and solicitation of proxies. We will pay Saratoga a fee of $10,000, plus reasonable expenses, for these services. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

How do I sign up for electronic delivery of proxy materials?

Shareholders can access this Proxy Statement and our 2020 Annual Report on Form 10-K via the internet at www.proxyvote.com by following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing our proxy materials, including the Notice of Internet Availability of Proxy Materials, our 2020 Annual Report on Form 10-K and the Proxy Statement, electronically in lieu of receiving hard copies by mail. To receive our proxy materials electronically, you will need access to a computer and an email account. If you vote through the internet at www.proxyvote.com, you will be prompted to consent to receiving proxy materials electronically in future years. To consent to electronic delivery, when prompted, you must indicate that you agree to receive such materials electronically in future years.

A-6      •      MSCI INC. PROXY STATEMENT

ANNEX A

Shareholders that wish to revoke their request for electronic delivery may do so at any time without charge, by contacting us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.

If you hold your shares through a brokerage firm, bank, broker dealer or other intermediary and you have not already done so, you can choose electronic delivery of our proxy materials by contacting such intermediary. You may also update your email address by contacting such intermediary.

What is householding?

Consistent with notices sent to shareholders of record sharing a single address, we will send only one copy of each of the Notice of Internet Availability of Proxy Materials, our 2020 Annual Report on Form 10-K and this Proxy Statement to that address unless we have received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of each of the Notice of Internet Availability of Proxy Materials, our 2020 Annual Report on Form 10-K or this Proxy Statement as follows:

•

Shareholders wishing to discontinue or begin householding, should contact us in writing at c/o Corporate Secretary at MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of each of the Notice of Internet Availability of Proxy Materials, our 2020 Annual Report on Form 10-K or the Proxy Statement, as applicable, by contacting us at (212) 981-7465 or by writing to us at Investor Relations, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com. Instructions for requesting such materials are also included in the Notice of Internet Availability of Proxy Materials.

How can I submit a recommendation for a director candidate?

The Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. Please see page 32 of this Proxy Statement for additional information on director qualifications.

Shareholders may make recommendations for consideration by the Governance Committee at any time. To recommend a director candidate for consideration by the Governance Committee, a shareholder must submit a written notice which demonstrates that it is being submitted by a shareholder of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. There is no difference in the manner in which the Governance Committee evaluates nominees proposed by shareholders and those identified by the Governance Committee. Shareholders must send recommendations to the Governance Committee, c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

How can I submit nominees (such as through proxy access) or a shareholder proposal at the 2022 annual meeting of shareholders?

Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2022 annual meeting of shareholders may do so by submitting a nomination notice, in compliance with the procedures and along with the other information required by our Bylaws, in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com, no earlier than October 18, 2021 and no later than November 17, 2021.

MSCI INC. PROXY STATEMENT      •      A-7

ANNEX A

Shareholders intending to present a proposal at the 2022 annual meeting of shareholders under SEC Rule 14a-8 to request that the proposal be included in next year’s Proxy Statement must submit the proposal to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com. We must receive the proposal by no later than November 17, 2021. If we hold our 2022 annual meeting of shareholders more than 30 days before or after April 27, 2022 (the one-year anniversary date of the 2021 Annual Meeting), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholders intending to present a proposal at the 2022 annual meeting of shareholders, but not for inclusion of the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.

Therefore, the Company must receive notice of such a proposal or nomination for the 2022 Annual meeting of shareholders no earlier than December 28, 2021 and no later than January 27, 2022. The notice must contain the information required by our Bylaws, a copy of which is available upon request to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

How do I communicate with individual directors or the Board as a group?

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Board at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Correspondence that is unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Board.

How do I report issues regarding accounting, internal controls and other auditing matters?

Any interested parties may report potential issues regarding accounting, internal controls and other auditing matters. The communication should be marked “Personal and Confidential” and sent to MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, Attention: Chair of the Audit Committee of MSCI Inc., in care of the General Counsel. Our Procedures for Submission of Ethical or Accounting Related Complaints are available on our website. To access this document, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (http://ir.msci.com).

A-8      •      MSCI INC. PROXY STATEMENT

Annex B:

Supplemental Financial Information

Non-GAAP Financial Measures

Full-Year 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	COMPARISON OF THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

INDEX	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	10.4%	9.3%	10.5%	29.6%

Impact of acquisitions and divestitures	—%	—%	—%	—%

Impact of foreign currency exchange rate fluctuations	(0.1%)	—%	(0.1%)	(0.2%)

Organic operating revenue growth	10.3%	9.3%	10.4%	29.4%

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

ANALYTICS	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	3.4%	4.1%	—%	(29.5%)

Impact of acquisitions and divestitures	—%	—%	—%	—%

Impact of foreign currency exchange rate fluctuations	(0.1%)	(0.1%)	—%	(0.3%)

Organic operating revenue growth	3.3%	4.0%	—%	(29.8%)

MSCI INC. PROXY STATEMENT      •      B-1

ANNEX B

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

ALL OTHER	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	18.0%	18.1%	—%	14.7%

Impact of acquisitions and divestitures	(1.0%)	(0.7%)	—%	(11.9%)

Impact of foreign currency exchange rate fluctuations	(0.2%)	(0.3%)	—%	(0.2%)

Organic operating revenue growth	16.8%	17.1%	—%	2.6%

	TOTAL	RECURRING SUBSCRIPTION	ASSET- BASED FEES	NON-RECURRING REVENUES

CONSOLIDATED	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE	CHANGE PERCENTAGE

Operating revenue growth	8.8%	8.2%	10.5%	13.4%

Impact of acquisitions and divestitures	(0.1%)	(0.1%)	—%	(0.9%)

Impact of foreign currency exchange rate fluctuations	—%)	(0.1%)	(0.1%)	(0.2%)

Organic operating revenue growth	8.7%	8.0%	10.4%	12.3%

Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	YEARS ENDED

IN THOUSANDS (EXCEPT PERCENTAGES)	DEC. 31, 2020	DEC. 31, 2019	DEC. 31, 2018

Index Adjusted EBITDA	$766,493	$670,188	$607,853

Analytics Adjusted EBITDA	172,924	152,113	143,645

All Other Adjusted EBITDA	32,093	28,198	20,935

Consolidated Adjusted EBITDA	971,510	850,499	772,433

Multi-Year PSU payroll tax expense	—	15,389	—

Amortization of Intangible Assets	56,941	49,410	54,189

Depreciation and Amortization of Property, Equipment and Leasehold Improvements	29,805	29,999	31,346

Operating Income	884,764	755,701	686,898

Other Expense (Income), Net	198,539	152,383	57,002

Provision for Income Taxes	84,403	39,670	122,011

Net Income	$601,822	$563,648	$507,885

Adjusted EBITDA Margin (%)	57.3%	54.6%	53.9%

Net Income Margin (%)	35.5%	36.2%	35.4%

B-2      •      MSCI INC. PROXY STATEMENT

ANNEX B

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	YEARS ENDED

IN THOUSANDS, EXCEPT PER SHARE DATA	DEC. 31, 2020	DEC. 31, 2019	DEC. 31, 2018

Net Income	$601,822	$563,648	$507,885

Plus: Amortization of acquired intangible assets and equity method investment basis difference	37,413	34,773	43,981

Plus: Multi-Year PSU payroll tax expense	—	15,389	—

Less: Discrete excess tax benefit related to Multi-Year PSU vesting	—	(66,581)	—

Plus: Debt extinguishment costs associated with the 2024 and 2025 Senior Notes Redemptions	44,930	16,794	—

Less: Gain on sale of FEA (not tax-effected)	—	—	(10,646)

Less: Gain on sale of InvestorForce	—	—	(46,595)

Less: Valuation allowance released related to InvestorForce divestiture	—	—	(7,758)

Less: Tax Reform adjustments	(6,256)	—	(8,272)

Less: Income tax effect	(16,490)	(13,226)	1,678

Adjusted net income	$661,419	$550,797	$480,273

Diluted EPS	$7.12	$6.59	$5.66

Plus: Amortization of acquired intangible assets and equity method investment basis difference	0.44	0.41	0.49

Plus: Multi-Year PSU payroll tax expense	—	0.18	—

Less: Discrete excess tax benefit related to Multi-Year PSU vesting	—	(0.78)	—

Plus: Debt extinguishment costs associated with the 2024 and 2025 Senior Notes Redemptions	0.53	0.20	—

Less: Gain on sale of Alacra (not tax-effected)	—	—	—

Less: Gain on sale of FEA (not tax-effected)	—	—	(0.12)

Less: Gain on sale of InvestorForce	—	—	(0.52)

Less: Valuation allowance released related to InvestorForce divestiture	—	—	(0.09)

Plus: Tax Reform adjustments	(0.07)	—	(0.09)

Less: Income tax effect	(0.19)	(0.16)	0.02

Adjusted EPS	$7.83	$6.44	$5.35

MSCI INC. PROXY STATEMENT      •      B-3

ANNEX B

Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	YEARS ENDED

IN THOUSANDS	DEC. 31, 2020	DEC. 31, 2019

Index adjusted EBITDA expenses	$250,002	$250,749

Analytics adjusted EBITDA expenses	340,884	344,812

All Other adjusted EBITDA expenses	132,994	111,736

Consolidated adjusted EBITDA expenses	723,880	707,297

Multi-Year PSU payroll tax expense	—	15,389

Amortization of intangible assets	56,941	49,410

Depreciation and amortization of property, equipment and leasehold improvements	29,805	29,999

Total Operating Expenses	$810,626	$802,095

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	YEARS ENDED

IN THOUSANDS	DEC. 31, 2020	DEC. 31, 2019	DEC. 31, 2018

Net cash provided by operating activities	$811,109	$709,523	$612,762

Capital expenditures	(21,826)	(29,116)	(30,257)

Capitalized software development costs	(29,149)	(24,654)	(18,704)

Capex	(50,975)	(53,770)	(48,961)

Free cash flow	$760,134	$655,753	$563,801

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including the impact related to the vesting of the multi-year restricted stock units subject to performance payout adjustments granted in 2016 (the “Multi-Year PSUs”).

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs.

B-4      •      MSCI INC. PROXY STATEMENT

ANNEX B

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, the impact of divestitures, the impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for certain amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs and costs associated with debt extinguishment.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this Proxy Statement facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly titled measures computed by other companies.

MSCI INC. PROXY STATEMENT      •      B-5

ANNEX B

Supplemental Information Regarding Retention Rate and Run Rate

Retention Rate

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in indexed investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate

Run Rate is a key operating metric and is important because an increase or decrease in our Run Rate ultimately impacts our operating revenues over time. At the end of any period, we generally have subscription and investment product license agreements in place for a large portion of total revenues for the following 12 months. We measure the fees related to these agreements and refer to this as “Run Rate.”

“Run Rate” estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined

B-6      •      MSCI INC. PROXY STATEMENT

ANNEX B

that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

Changes in our recurring revenues typically lag changes in Run Rate. The actual amount of recurring revenues we will realize over the following 12 months will differ from Run Rate for numerous reasons, including:

•	fluctuations in revenues associated with new recurring sales;

•	modifications, cancellations and non-renewals of existing Client Contracts, subject to specified notice requirements;

•	differences between the recurring license start date and the date the Client Contract is executed due to, for example, contracts with onboarding periods or fee waiver periods;

•

fluctuations in asset-based fees, which may result from changes in certain investment products’ total expense ratios, market movements, including foreign currency exchange rates, or from investment inflows into and outflows from investment products linked to our indexes;

•	fluctuations in fees based on trading volumes of futures and options contracts linked to our indexes;

•	fluctuations in the number of hedge funds for which we provide investment information and risk analysis to hedge fund investors;

•	price changes or discounts;

•	revenue recognition differences under U.S. GAAP, including those related to the timing of implementation and report deliveries for certain of our products and services;

•	fluctuations in foreign currency exchange rates; and

•	the impact of acquisitions and divestitures.

MSCI INC. PROXY STATEMENT      •      B-7

MSCI INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSCI2021
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E90792-P34157 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

MSCI INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Henry A. Fernandez	☐	☐	☐
	1b.	Robert G. Ashe	☐	☐	☐
	1c.	Wayne Edmunds	☐	☐	☐
	1d.	Catherine R. Kinney	☐	☐	☐
	1e.	Jacques P. Perold	☐	☐	☐
	1f.	Sandy C. Rattray	☐	☐	☐
	1g.	Linda H. Riefler	☐	☐	☐
	1h.	Marcus L. Smith	☐	☐	☐
	1i.	Paula Volent	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
2.	To approve, by non-binding vote, our executive compensation, as described in these proxy materials.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E90792-P34157

MSCI INC. Annual Meeting of Shareholders April 27, 2021 2:30 P.M. Eastern Time

This proxy is solicited by the Board of Directors of MSCI Inc. The undersigned hereby appoints each of Cecilia Aza and Robert J. Gutowski as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side of this proxy card all of the shares of common stock of MSCI Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of MSCI Inc. to be held live via the internet on April 27, 2021, at 2:30 P.M. Eastern Time, and at any adjournments or postponements thereof, upon all matters that may properly come before the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/MSCI2021. If no such direction is made, the proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side